Filed Pursuant to Rule 424(b)(3)
Registration No. 333-286375

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATE JANUARY 20, 2026

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED APRIL 4, 2025

REPUBLIC OF THE PHILIPPINES

% Global Bonds due 20

% Global Bonds due 20

% Global Bonds due 20

The Republic of the Philippines (the “Republic”) is offering    in aggregate principal amount of its   % global bonds due 20   (the “   global bonds”),   in aggregate principal amount of its   % global bonds due 20   (the “   global bonds”),    in aggregate principal amount of its   % global bonds due    (the “   global bonds”) and    in aggregate principal amount of its   % global bonds due 20   (the “   global bonds”). We refer to the    global bonds,    global bonds,    global bonds and    global bonds collectively as the “global bonds.” The Republic will pay interest on (i) the    global bonds on    and    of each year, commencing on   , 2026, (ii) on the    global bonds on    and    of each year, commencing on   , 2026, and (iii) the    global bonds on    and    of each year, commencing on   , 2026. The Republic may not redeem the global bonds prior to their maturity. The    global bonds,    global bonds and    global bonds will each mature at par on    20  ,    20   and    20  , respectively. The offering of the global bonds of each series, each pursuant to this prospectus supplement, are not conditioned upon one another.

The global bonds will be the direct, unconditional, unsecured and general obligations of the Republic and will rank without any preference among themselves and equally with all other present and future unsecured and unsubordinated external indebtedness of the Republic. It is understood that this provision shall not be construed so as to require the Republic to make payments under the global bonds ratably with payments being made under any other external indebtedness of the Republic.

The global bonds will be designated Collective Action Securities issued under a fiscal agency agreement, as supplemented, and constitute a separate series of debt securities under the fiscal agency agreement. The fiscal agency agreement contains provisions regarding future modifications to the terms of the global bonds that differ from those applicable to the Republic’s outstanding external public indebtedness issued prior to February 1, 2018. Under these provisions, which are described in the section entitled “Collective Action Securities,” on page 19 of the accompanying prospectus, the Republic may, among other things, amend the payment provisions of any series of debt securities (including the global bonds) and other reserve matters listed in the fiscal agency agreement with the consent of the holders of: (i) with respect to a single series of debt securities, more than 75% of the aggregate principal amount of the outstanding debt securities of such series; (ii) with respect to two or more series of debt securities, if certain “uniformly applicable” requirements are met, more than 75% of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate; or (iii) with respect to two or more series of debt securities, more than 66 2⁄3% of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate, and more than 50% of the aggregate principal amount of the outstanding debt securities of each series affected by the proposed modification, taken individually.

The offering of the global bonds is conditional on the receipt of certain approvals of the Monetary Board of the Bangko Sentral ng Pilipinas, the central bank of the Republic.

The global bonds are being offered globally for sale in the jurisdictions where it is lawful to make such offers and sales. Application has been made to admit the global bonds to listing on the Official List of the Luxembourg Stock Exchange and to trading on the Euro MTF Market (“Euro MTF”). This prospectus supplement together with the prospectus dated April 4, 2025, constitute a prospectus for the purpose of Part IV of the Luxembourg law on prospectuses for securities dated July 16, 2019.

We expect to deliver the    global bonds,    global bonds and the    global bonds (collectively, the “ global bonds”) to investors in registered book-entry form only through the facilities of The Depository Trust Company (“DTC”), Clearstream Banking S.A. (“Clearstream, Luxembourg”) and Euroclear Bank SA/NA (“Euroclear”), on or about   , 2026.

	20 Global Bonds		20 Global Bonds		20 Global Bonds
	Per Bond	Total	Per Bond	Total	Per Bond	Total
Price to investors(1)
Underwriting discounts and commissions
Proceeds, before expenses, to the Republic

(1)	Plus accrued interest, if any, from , 2026, if settlement occurs after that date.

Neither the U.S. Securities and Exchange Commission (“SEC”) nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Joint Global Coordinators, Joint Lead Managers and Joint Bookrunners

BofA Securities	Deutsche Bank	HSBC	J.P. Morgan	Morgan Stanley	Standard Chartered Bank	UBS

The date of this prospectus supplement is   , 2026

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S-i

You should read this prospectus supplement along with the prospectus that accompanies it. You should rely only on the information contained or incorporated by reference in this document and the accompanying prospectus or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. This document and the accompanying prospectus may only be used for the purposes for which they have been published. The information in this prospectus supplement and the accompanying prospectus may only be accurate as of the date of this prospectus supplement or the accompanying prospectus, as applicable. Terms used herein but not otherwise defined shall have the meaning given to them in the prospectus that accompanies this prospectus supplement.

NOTICE TO PROSPECTIVE INVESTORS

The Republic accepts responsibility for the information that is contained in this prospectus supplement and the prospectus that accompanies it. To the best of the knowledge and belief of the Republic (which has taken all reasonable care to ensure that such is the case), the information contained in this prospectus supplement and the accompanying prospectus is in accordance with the facts and does not omit anything likely to affect the import of such information.

The Republic is a foreign sovereign state. Consequently, it may be difficult for you to obtain or realize upon judgments of courts in the United States against the Republic. See “Description of the Securities—Description of the Debt Securities—Jurisdiction and Enforceability” in the accompanying prospectus.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the global bonds may be legally restricted in some countries. If you wish to distribute this prospectus supplement or the accompanying prospectus, you should observe any applicable restrictions. This prospectus supplement and the accompanying prospectus should not be considered an offer, and it is prohibited to use them to make an offer, in any state or country in which the making of the offering of the global bonds is prohibited. For a description of some restrictions on the offering and sale of the global bonds and the distribution of this prospectus supplement and the accompanying prospectus, see “Underwriting” on page S-  .

This document is only being distributed to and is only directed at (A) persons who are outside the United Kingdom and (B) persons in the United Kingdom that are qualified investors within the meaning of Article 2(e) of the Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”) (the “UK Prospectus Regulation”) that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (e) of the Order (all such persons together being referred to as “relevant persons”). The global bonds are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such global bonds will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Singapore SFA Product Classification—The global bonds are ‘prescribed capital markets products’ (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notices SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Hong Kong Securities and Futures Commission Code of Conduct (Paragraph 21 – Bookbuilding and Placing Activities) – Prospective investors should be aware that certain intermediaries in the context of this offering of the global bonds, including certain underwriters, are “capital market intermediaries” (“CMIs”) subject to Paragraph 21 of the Code of Conduct for Persons Licensed by or Registered with the Hong Kong Securities and Futures Commission (the “SFC Code”). This notice to prospective investors is a summary of certain obligations the SFC Code imposes on such CMIs, which require the attention and cooperation of prospective investors. Certain CMIs may also be acting as “overall coordinators” (“OCs”) for this offering and are subject to additional requirements under the SFC Code.

Associated Orders and Proprietary Orders: Prospective investors who are the directors, employees or major shareholders of the Republic, a CMI or any of its group companies would be considered under the SFC Code as having an association (“Association”) with the Republic, the relevant CMI or the relevant group company (as the case may be). Prospective investors associated with the Republic or any CMI (including its group companies) should specifically disclose this when placing an order for the global bonds and should disclose, at the same time, if such orders may negatively impact the price discovery process in relation to this offering. Prospective investors who do not disclose their Associations are hereby deemed not to be so associated. Where prospective investors disclose their Associations but do not disclose that such order may negatively impact the price discovery process in relation to this offering, such order is hereby deemed not to negatively impact the price discovery process in relation to this offering.

Order Book Transparency: Prospective investors should ensure, and by placing an order, prospective investors are deemed to confirm, that orders placed are bona fide, are not inflated and do not constitute duplicated orders (i.e. two or more corresponding or identical orders placed via two or more CMIs). If a prospective investor is an asset management arm affiliated with any underwriter, such prospective investor should indicate when placing an order if it is for a fund or portfolio where the underwriter or its group company has more than 50% interest, in which case it will be classified as a “proprietary order” and subject to appropriate handling by CMIs in accordance with the SFC Code and should disclose, at the same time, if such “proprietary order” may negatively impact the price discovery process in relation to this offering. Prospective investors who do not indicate this information when placing an order are hereby deemed to confirm that their order is not such a “proprietary order.” If a prospective investor is otherwise affiliated with any underwriter, such that its order may be considered to be a “proprietary order” (pursuant to the SFC Code), such prospective investor should indicate to the relevant underwriter when placing such order. Prospective investors who do not indicate this information when placing an order are hereby deemed to confirm that their order is not such a “proprietary order”. Where prospective investors disclose such information but do not disclose that such “proprietary order” may negatively impact the price discovery process in relation to this offering, such “proprietary order” is hereby deemed not to negatively impact the price discovery process in relation to this offering.

Prospective investors should be aware that certain information may be disclosed by CMIs (including private banks) which is personal and/or confidential in nature to the prospective investor. By placing an order, prospective investors are deemed to have understood and consented to the collection, disclosure, use and transfer of such information by the underwriters and/or any other third parties as may be required by the SFC Code, including to the Republic, any OCs, relevant regulators and/or any other third parties as may be required by the SFC Code, it being understood and agreed that such information shall only be used for the purpose of complying with the SFC Code, during the bookbuilding process for this offering. Failure to provide such information may result in that order being rejected.

All references in this prospectus supplement (a) to the “Republic” or the “Philippines” are to the Republic of the Philippines, (b) to the “Government” are to the national government of the Philippines and (c) to “Bangko Sentral” or “BSP” are to Bangko Sentral ng Pilipinas, the central bank of the Philippines.

Unless otherwise indicated, all references in this prospectus supplement to “P” are to the lawful national currency of the Philippines, and those to “dollars,” “U.S. dollars,” “US$,” “U.S.$” or “$” are to the lawful currency of the United States of America, and those to “Euro”, “EUR” or “€” are to the currency introduced at the start of the third stage of the European Economic and Monetary Union pursuant to the Treaty establishing the European Community.

SUMMARY OF THE OFFERING

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. You should read the entire prospectus supplement and the accompanying prospectus carefully.

Issuer	Republic of the Philippines.

Bonds

The   % global bonds due 20   (the “   global bonds”), the   % global bonds due 20   (the “   global bonds”) and the   % global bonds due 20   (the “   global bonds”). The    global bonds,    global bonds, and the    global bonds are together referred to as the “global bonds”,

Interest	The global bonds will bear interest at % from , 2026, payable annually in arrear.

The global bonds will bear interest at % from , 2026, payable semi-annually in arrear.

The global bonds will bear interest at % from , 2026, payable semi-annually in arrear.

Issue Date	The global bonds: , 2026.

The global bonds: , 2026.

The global bonds: , 2026.

Interest Payment Dates	With respect to each of the global bonds, global bonds and the global bonds:

   and    of each year, payable to the persons who are registered holders thereof at the close of business on the preceding    or   , as applicable, whether or not a business day. The first interest payment will be made on   , 2026 in respect of the period from (and including)   , 2026 to (but excluding)   , 2026.

Maturity Date	The global bonds: , 20 .

The global bonds: , 20 .

The global bonds: , 20 .

Issuer Redemption	The Republic may not redeem the global bonds prior to maturity.

Status of Bonds

The global bonds will be direct, unconditional, unsecured and general obligations of the Republic and will rank without any preference among themselves and equally with all other present and future unsecured and unsubordinated External Indebtedness (as defined in the accompanying prospectus) of the Republic. It is understood that this provision shall not be construed so as to require the Republic to make payments under the global bonds ratably with payments being made under any other external indebtedness of the Republic. The full faith and credit of the Republic will be pledged for the due and punctual payment of all principal and interest on the global bonds. See “Description of the Securities—Description of the Debt Securities—Status of Bonds” in the accompanying prospectus.

Negative Pledge

With certain exceptions, the Republic has agreed that it will not create or permit to subsist any Lien (as defined in the accompanying prospectus) on its revenues or assets to secure External Public Indebtedness (as defined in the accompanying prospectus) of the Republic, unless at the same time or prior thereto, the global bonds are secured at least equally and ratably with such External Public Indebtedness. The international reserves of Bangko Sentral represent substantially all of the official gross international reserves of the Republic. Because Bangko Sentral is an independent entity, the Republic and Bangko Sentral believe that the international reserves owned by Bangko Sentral are not subject to the negative pledge covenant in the global bonds and that Bangko Sentral could in the future incur External Public Indebtedness secured by such reserves without securing amounts payable under the global bonds. See “Description of the Securities—Description of the Debt Securities— Negative Pledge Covenant” in the accompanying prospectus.

Taxation

The Republic will make all payments of principal and interest in respect of the global bonds free and clear of, and without withholding or deducting, any present or future taxes of any nature imposed by or within the Republic, unless required by law. In that event, the Republic will pay additional amounts so that the holders of the global bonds receive the amounts that would have been received by them had no withholding or deduction been required, subject to certain exceptions. See “Description of the Securities—Description of the Debt Securities—Additional Amounts” in the accompanying prospectus.

Collective Action Clauses

The global bonds will be designated Collective Action Securities issued under a fiscal agency agreement, as supplemented, and constitute a separate series of debt securities under the fiscal agency agreement. The fiscal agency agreement contains provisions regarding future modifications to the terms of the global bonds that differ from those applicable to the Republic’s outstanding external public indebtedness issued prior to February 1, 2018. Under these provisions, which are described in the section entitled “Collective Action Securities” on page 19 of the accompanying prospectus, the Republic may, among other things, amend the payment provisions of any series of debt securities (including the global bonds) and other reserve matters listed in the fiscal agency agreement with the consent of the holders of: (i) with respect to a single series of debt securities, more than 75% of the aggregate principal amount of the outstanding debt securities of such series; (ii) with respect to two or more series of debt securities, if certain “uniformly applicable” requirements are met, more than 75% of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate; or (iii) with respect to two or more series of debt securities, more than 66 2⁄3% of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate, and more than 50% of the aggregate principal amount of the outstanding debt securities of each series affected by the proposed modification, taken individually.

Cross-Defaults

Events of default with respect to the global bonds include (i) if the Republic fails to make a payment of principal, premium, prepayment charge or interest when due on any External Public Indebtedness with a principal amount equal to or greater than $25,000,000 or its equivalent, and this failure continues beyond the applicable grace period; or (ii) if any External Public Indebtedness of the Republic or the central monetary authority in principal amount equal to or greater than $25,000,000 is accelerated, other than by optional or mandatory prepayment or redemption. See “Collective Action Securities— Events of Default: Cross Default and Cross Acceleration” in the accompanying prospectus.

Listing

The Republic is offering the global bonds for sale in the United States and elsewhere where such offer and sale is permitted. Application has been made to admit the global bonds to listing on the Official List of the Luxembourg Stock Exchange and to trading on the Euro MTF.

Form, Denomination and Registration

The global bonds will be issued in fully registered form in minimum denominations of US$200,000 and integral multiples of US$1,000 in excess thereof. The global bonds will be represented by one or more global securities registered in the name of a depositary, its nominee or a custodian. Beneficial interests in the global securities will be shown on, and the transfer thereof will be effected only through, records maintained by the depositary and its direct and indirect participants. Settlement of all secondary market trading activity in the global bonds will be made in immediately available funds. See “Description of the Securities—Description of the Debt Securities—Global Securities” in the accompanying prospectus.

Further Issues

The Republic may from time to time, without notice to or the consent of the registered holders of the global bonds, issue further bonds which will form a single series with the global bonds. See “Collective Action Securities—Further Issues of Debt Securities” in the accompanying prospectus.

Use of Proceeds	The Republic intends to use the net cash proceeds from the sale of the global bonds for general purposes of the Republic, including budgetary support.

Fiscal Agent	The Bank of New York Mellon (as successor in interest to JPMorgan Chase Bank, N.A.).

Governing Law

The fiscal agency agreement (as defined below) and the global bonds will be governed by and interpreted in accordance with the laws of the State of New York. The laws of the Republic will govern all matters governing authorization and execution of the fiscal agency agreement and the global bonds by the Republic.

USE OF PROCEEDS

The Republic intends to use the net cash proceeds from the sale of the global bonds for general purposes of the Republic, including budgetary support. None of the underwriters shall have any responsibility for the application of the net cash proceeds from the sale of the global bonds.

RECENT DEVELOPMENTS

The information contained in this section supplements the information about the Republic corresponding to the headings below that is contained in Exhibit 99.D to the Republic’s annual report on Form 18-K for the fiscal year ended December 31, 2024. To the extent the information in this section differs from the information contained in such annual report, you should rely on the information in this section. Capitalized terms not defined in this section have the meanings ascribed to them in the annual report.

Selected Economic Information of the Republic of the Philippines

	2020	2021	2022	2023	2024		2025(1)
	(₱ in billions, except as indicated)
GDP (at then-current market prices)	17,951.6	19,410.6	22,028.3	24,313.6	26,446.4		20,105.3
GDP (at constant 2018 prices)	17,537.8	18,540.1	19,945.6	21,046.4	22,244.4		16,846.9
GDP per capita, PPP concept (in $ at then- current market prices)(2)	8,456	9,101	10,406	11,288	12,121		12,918
GDP growth rate (%) (at constant 2018 prices)	(9.5)	5.7	7.6	5.5	5.7		5.0
Consumer price inflation rate (2018 CPI basket)(3)	2.4	3.9	5.8	6.0	3.2		1.7
Government surplus/(deficit) as % of GDP (at then-current market prices)	(7.6)	(8.6)	(7.3)	(6.2)	(5.7)		(5.6)
Government debt at end of period as % of GDP (at then-current market prices)	54.6	60.4	60.9	60.1	60.7		86.8
Public sector borrowing requirement(4)	(1,350.8)	(1,616.4)	(1,556.6)	(1,418.8)	(1,496.4	)(12)	N/A
Consolidated public sector financial position(5)	(976.4)	(1,092.0)	(804.9)	(765.9)	(820.6	)(12)	N/A
Current account surplus/(deficit) as % of GDP (at then-current market prices)	3.2	(1.5)	(4.5)	(2.8)	(4.0)		(3.6)
Overall balance of payments position at end of period as % of GDP (at then-current market prices)(6)	4.4	0.3	(1.8)	0.8	0.1		(1.5)
Direct domestic debt of the Government (in million ₱)(7)(8)	6,694,687	8,170,414	9,208,387	10,017,930	10,930,415		12,117,056	(13)
Direct external debt of the Government (in million $)(8)(9)	64,562	69,803	75,436	82,976	88,525		94,177	(13)
Public sector domestic debt(10)	6,712.4	7,315.0	8,538.9	9,753.3	10,741.6	(12)	N/A
Public sector external debt (9)(10)	3,406.7	3,939.8	4,606.1	4,961.4	5,412.1	(12)	N/A
Unemployment rate (%)	10.3	7.8	5.4	4.4	3.8		4.4	(13)
Gross international reserves (in billion $)(8)(11)	110.1	108.8	96.1	103.8	106.3		110.9	(14)

Sources: Philippine Statistics Authority; Bureau of the Treasury; Department of Finance; Bangko Sentral.

Notes:

(1)	Preliminary data as of September 30, 2025 or for the first nine months of 2025, as applicable, unless otherwise stated.
(2)	Figure represents annualized per capita GDP, PPP concept. Amounts in pesos have been translated into U.S. dollars using the average Bangko Sentral reference exchange rates for the applicable period.
(3)

Represents the average of monthly inflation figures of the full year. Effective February 4, 2022, the base year of the Consumer Price Index (“CPI”) was updated from 2012 to 2018. The rebasing of the CPI is done periodically (1) to ensure that the CPI market basket continues to capture goods and services commonly purchased by households over time; (2) to update expenditure patterns of households; and (3) to synchronize its base year with the 2018 base year of the GDP and other indices.

(4)

Represents the aggregate deficit or surplus of the Government, the Central Bank-Board of Liquidation (the “CB-BOL”), the Oil Price Stabilization Fund and the major GOCCs (as defined below), the debt of which comprises virtually all the debt incurred by GOCCs.

(5)

Comprises the aggregated deficit or surplus of the Government, the CB-BOL’s accounts, the major GOCCs, the Social Security System, the Government Service Insurance System, Bangko Sentral, the GFIs and local government units.

(6)

Overall balance of payments has been revised to reflect late reports, post-audit adjustments and final data from companies. See “Balance of Payments—Revisions” for a more detailed discussion of recent and pending revisions to previously reported data.

(7)

Represents debt of the Government only and does not include other public sector debt. Includes direct debt obligations of the Government, the proceeds of which are on-lent to GOCCs and other public sector entities, but excludes debt guaranteed by the Government and debt originally guaranteed by other public sector entities for which the guarantee has been assumed by the Government.

(8)	Amounts in original currencies were translated into U.S. dollars or pesos, as applicable, using the Bangko Sentral reference exchange rates at the end of each applicable period.
(9)	Represents debt of the Government, the major GOCCs, the CB-BOL, Bangko Sentral and the GFIs.
(10)	Includes public sector debt, whether or not guaranteed by the Government.
(11)	Comprises the holdings by Bangko Sentral of gold reserves, foreign investments, foreign exchange and SDRs, including Bangko Sentral’s reserve position in the IMF.
(12)	Revised data.
(13)	Preliminary data as of November 30, 2025.
(14)	Preliminary data as of December 31, 2025.

Government

Elections

On May 12, 2025, the midterm national and local elections were held throughout the Philippines, including the elections for 12 senators and all members of the House of Representatives. The Lakas-Christian Muslim Democrats (Lakas-CMD) secured its position as the most dominant political party in the House of Representatives, winning 104 seats of the total 317 seats in the May 2025 midterm elections.

Credit Ratings

In August 2024, Moody’s Investors Service (“Moody’s”) affirmed the Republic’s “Baa2” credit rating with a stable outlook, citing as key factors the Republic’s reforms to liberalize the economy, fiscal consolidation efforts, and robust macroeconomic fundamentals. Moody’s noted that the passage of reforms over the past several years to liberalize the Philippine economy will support medium-term growth potential by supporting a business-friendly environment and attracting foreign investments and that the Government’s goal of increasing infrastructure investments under the “Build, Better, More” program will reduce the Republic’s infrastructure gap.

In April 2025, Fitch Ratings affirmed the Republic’s “BBB” rating with a stable outlook, reflecting the Republic’s strong medium-term growth, which supports a gradual reduction in government debt/GDP, and the large size of the economy relative to “BBB” peers. Fitch Ratings expects further growth to be fuelled by the traditional growth drivers of large public investments in infrastructure, services exports and remittance-funded private consumption.

In November 2025, S&P Global Ratings (“S&P”) affirmed the Republic’s “BBB+” long-term and “A-2” short-term sovereign credit ratings, as they believed the slowdown on public infrastructure spending will be temporary and economic growth prospects remain strong. Their outlook on the long-term rating remains positive, reflecting their assessment that institutional and policy settings in the Philippines could provide stronger support for sovereign credit metrics over the next 12-24 months.

Relationship with the IMF

On October 1, 2025, a team of IMF staff concluded the 2025 Article IV Mission to the Philippines, and on November 24, 2025, the executive board of the IMF concluded its 2025 Article IV consultation with the Republic. The IMF’s executive directors commended the Republic’s well calibrated macroeconomic policies and reforms, which have supported successful disinflation and resilient growth amid external headwinds. However, directors concurred that the balance of risks to the growth outlook is tilted to the downside amid uncertainty from global trade policies, corruption allegations related to flood control projects, and extreme climate events. Directors underscored the need to continue prioritizing governance reforms, greater private investment, economic diversification, and resilience to climate shocks to sustain inclusive growth.

Natural Disasters

Typhoons, Flood Control Projects and Corruption Allegations

In 2025, the Philippines was hit by numerous typhoons of varying degrees of severity, which brought widespread torrential rains, severe flooding and landslides. In the context of these disasters and those in the prior year, there have been protests and media focus centered on irregularities in government-funded flood control infrastructure projects. Public discussion has focused on claims of overpricing, sub-standard works, delayed implementation, incorrectly placed infrastructure, ghost projects, and misallocation of government funding relating to such projects. President Marcos has stated his resolve to hold erring officials to account, and the Senate of the Philippines, the Independent Commission for Infrastructure and the Department of Public Works and Highways, together with other responsible agencies, are conducting investigations on flood control infrastructure project issues. These investigations remain ongoing. Certain Department of Public Works and Highways officials have been charged, dismissed, relieved or reassigned, and certain contractors and public officials have been implicated, with some facing project suspension or termination, blacklisting or administrative, civil and criminal liability if evidence warrants. The Philippines has pledged to protect the public interest, but has stressed the need to continue with flood control infrastructure projects, which remain a national priority.

Recent Economic Indicators

The following table sets out the performance of certain of the Republic’s principal economic indicators for the specified periods.

Years 2020 – 2025

	2020	2021	2022	2023	2024	2025(1)
GDP growth (constant 2018 prices) (%)	(9.5)	5.7	7.6	5.5	5.7	5.0
GNI growth (constant 2018 prices) (%)	(11.5)	1.7	9.9	10.4	7.7	6.9
Inflation rate (2018 CPI basket)(%)(2)	2.4	3.9	5.8	6.0	3.2	1.7
Unemployment rate	10.3	7.8	5.4	4.4	3.8	4.4	(4)
91-day T-bill rate (%)	2.0	1.1	1.9	5.4	5.7	4.8	(5)
External position
Balance of payments ($ million)	16,022	1,345	(7,263)	3,672	609	(5,315)
Export growth (%)	(9.8)	12.5	6.4	(4.3)	(0.4)	13.0
Import growth (%)	(20.2)	30.5	19.0	(4.8)	2.2	5.8
External debt ($ billion)	98.5	106.4	111.3	125.4	137.6	149.1
International reserves
Gross ($ billion)	110.1	108.8	96.1	103.8	106.3	110.9	(5)
Net ($ billion)	110.1	108.8	96.1	103.7	106.2	110.9	(5)
Months of retained imports(3)	12.3	9.7	7.2	7.6	7.3	7.4	(5)
Domestic credit growth (%)	4.7	8.2	12.7	9.3	10.4	10.5	(6)

Sources: Philippine Statistics Authority; Bangko Sentral.

Notes:

(1)	Preliminary data as of September 30, 2025 or for the first nine months of 2025, as applicable.
(2)	Represents the average of monthly inflation figures of the full year.
(3)	Number of months of average imports of goods and payment of services and primary income that can be financed by reserves.
(4)	Preliminary data as of November 30, 2025 or for the first eleven months of 2025.
(5)	Preliminary data as of December 31, 2025.
(6)	Preliminary data as of October 31, 2025.

GDP and Major Financial Indicators

Gross Domestic Product

In the first nine months of 2025, GDP grew by 5.0%, compared with growth of 5.9% in the first nine months of 2024. The main contributors were growth in the wholesale and retail trade; repair of motor vehicles and motorcycles sector, which recorded growth of 5.5% in the first nine months of 2025; the financial and insurance activities sector, which recorded growth of 5.9% in the first nine months of 2025; and manufacturing sector, which recorded growth of 2.8% in the first nine months of 2025. GNI grew by 6.9% in the first nine months of 2025 compared to growth of 8.2% in the first nine months of 2024. Net primary income grew by 22.7% in the first nine months of 2025 compared to growth of 32.1% during the same period in 2024.

The following table shows GDP by sector, net primary income and GNI at current market prices for the specified periods.

	Gross Domestic Product by Major Sector (at current market prices)						Percentage of GDP
	2020	2021	2022	2023	2024	2025(1)	2020	2025(1)
	(₱ in millions, except as indicated)						(%)
Agriculture, forestry and fishing sector	1,828,424	1,954,487	2,104,090	2,285,564	2,401,999	1,717,006	10.2	8.5
Industry sector
Mining and quarrying	137,060	185,371	280,249	232,171	233,873	201,604	0.8	1.0
Manufacturing	3,169,921	3,424,049	3,795,335	3,946,171	4,146,038	2,898,060	17.7	14.4
Electricity, steam, water, and waste management	611,051	650,961	746,104	844,196	897,049	735,634	3.4	3.7
Construction	1,180,199	1,347,309	1,615,247	1,833,309	2,047,093	1,549,866	6.6	7.7

Total	5,098,232	5,607,689	6,436,935	6,855,847	7,324,052	5,385,164	28.4	26.8
Service sector
Wholesale and retail trade; repair of motor vehicles and motorcycles	3,317,371	3,502,794	3,987,550	4,445,383	4,876,756	3,689,481	18.5	18.4
Transport and storage	551,045	605,204	807,323	977,712	1,075,531	838,510	3.1	4.2
Accommodation and food service activities	253,013	285,187	396,144	510,209	585,957	458,644	1.4	2.3
Information and communication	593,039	640,034	696,022	732,461	768,823	580,252	3.3	2.9
Financial and insurance activities	1,823,979	1,963,148	2,224,675	2,565,066	2,887,280	2,307,171	10.2	11.5
Real estate and ownership of dwellings	1,081,612	1,139,221	1,246,861	1,369,416	1,485,877	1,180,592	6.0	5.9
Professional and business services	1,137,558	1,222,489	1,350,881	1,488,722	1,649,936	1,294,996	6.3	6.4
Public administration and defense; compulsory social activities	950,590	1,027,079	1,119,710	1,189,235	1,281,325	949,658	5.3	4.7
Education	719,494	796,472	880,390	969,550	1,053,080	871,697	4.0	4.3
Human health and social work activities	325,260	385,750	411,577	459,896	528,285	426,683	1.8	2.1
Other services	271,957	281,061	366,118	464,502	527,468	405,446	1.5	2.0

Total	11,024,918	11,848,438	13,487,251	15,172,152	16,720,319	13,003,131	61.4	64.7

Total GDP	17,951,574	19,410,614	22,028,276	24,313,563	26,446,369	20,105,301	100.0	100.0

Net primary income	1,360,427	690,388	1,294,379	2,664,590	3,445,971	3,051,347
Total GNI	19,312,001	20,101,002	23,322,655	26,978,153	29,892,341	23,156,647
Total GDP ($ billions)(2)	361.8	394.1	404.4	436.9	460.3	450.4
Per capita GDP, PPP concept ($)(3)	8,456	9,101	10,406	11,288	12,121	12,918

Source: Philippine Statistics Authority.

Notes:

(1)	Preliminary data as of September 30, 2025 or for the first nine months of 2025, as applicable.
(2)	Calculated using the average exchange rate for the period indicated. See “—Monetary System-Foreign Exchange System.”
(3)	Figure represents annualized per capita GDP, PPP concept. Amounts in pesos have been translated into U.S. dollars using the average Bangko Sentral reference exchange rates for the applicable period.

The following table shows GDP by sector, net primary income and GNI at constant 2018 market prices for the specified periods.

	Gross Domestic Product by Major Sector (at constant market prices)						Percentage of GDP
	2020	2021	2022	2023	2024	2025(1)	2020	2025(1)
	(₱ in millions, except as indicated)						(%)
Agriculture, forestry and fishing sector	1,780,391	1,775,210	1,783,735	1,805,217	1,304,188	410,864	10.2	7.7
Industry sector
Mining and quarrying	137,493	144,498	152,183	155,251	157,093	121,497	0.8	0.7
Manufacturing	3,266,302	3,556,426	3,729,157	3,780,868	3,920,748	2,861,684	18.6	17.0
Electricity, steam, water, and waste management	589,213	615,591	647,222	684,753	734,557	565,381	3.4	3.4
Construction	1,122,308	1,235,106	1,385,186	1,507,364	1,661,464	1,209,830	6.4	7.2

Total	5,115,316	5,551,622	5,913,748	6,128,235	6,473,862	4,758,393	29.2	28.2
Service sector
Wholesale and retail trade; repair of motor vehicles and motorcycles	3,275,537	3,413,864	3,710,785	3,914,600	4,134,470	3,090,550	18.7	18.3
Transport and storage	515,149	547,807	679,371	767,806	835,891	641,922	2.9	3.8
Accommodation and food service activities	231,811	248,404	329,124	404,674	446,664	340,427	1.3	2.0
Information and communication	585,185	638,971	690,072	718,703	751,074	565,365	3.3	3.4
Financial and insurance activities	1,769,952	1,854,248	1,987,008	2,160,827	2,353,588	1,851,470	10.1	11.0
Real estate and ownership of dwellings	1,031,275	1,054,235	1,108,167	1,151,914	1,210,452	947,375	5.9	5.6
Professional and business services	1,068,769	1,136,507	1,240,353	1,324,886	1,429,310	1,111,533	6.1	6.6
Public administration and defense; compulsory social activities	911,188	959,685	1,003,397	1,025,233	1,068,403	815,990	5.2	4.8
Education	687,610	744,159	796,154	844,718	882,051	728,862	3.9	4.3
Human health and social work activities	306,903	351,472	364,223	390,510	433,181	353,420	1.7	2.1
Other services	258,758	263,899	339,470	409,071	447,176	337,453	1.5	2.0

Total	10,642,137	11,213,252	12,248,122	13,112,940	13,992,260	10,784,368	60.7	64.0

Total GDP	17,537,843	18,540,084	19,945,605	21,046,393	22,244,357	16,846,949	100.0	100.0

Source: Philippine Statistics Authority.

Notes:

(1)	Preliminary data for the first nine months of 2025.

Principal Sectors of the Economy

Agriculture, Forestry and Fishing Sector

The agriculture, forestry, and fishing sector’s share of GDP was approximately 7.7% in the first nine months of 2025 based on preliminary data, compared to approximately 10.2% in 2020.

Production in the agriculture, forestry, and fishing sector grew by 4.0% in the first nine months of 2025 based on preliminary data, compared to contraction of 1.4% during the same period in 2024. Palay production was the main contributor to the growth, posting a 8.5% period-on-period increase. This was followed by production of poultry and egg with a 9.2% period-on-period increase. This was partially offset by a decrease in livestock production of 3.2% in the first nine months of 2025.

Industry Sector

The industry sector’s share of GDP in the first nine months of 2025 was approximately 28.2% based on preliminary data, compared to approximately 29.2% in 2020.

In the first nine months of 2025, the industry sector grew by 2.5% based on preliminary data, compared with growth of 6.1% during the same period in 2024. The lower rate of growth was primarily a result of lower growth across most of the subsectors. Construction grew by 2.5% in the first nine months of 2025 compared to a growth of 11.3% during the same period in 2024. Electricity, steam, water, and waste management recorded 1.3% growth during the first nine months of 2025, lower than the 7.8% growth it recorded during the same period in 2024. Manufacturing grew by 2.8% in the first nine months of 2025 compared to 3.9% during the same period in 2024. Mining and quarrying grew by 1.4% in the first nine months of 2025 compared to a growth of 2.9% during the same period in 2024.

Manufacturing Subsector

In the first nine months of 2025, the manufacturing subsector grew by 3.9% compared to growth of 2.9% during the same period in 2024. The lower rate of growth was primarily a result of a decrease in the manufacture of chemical and chemical products, which recorded a 9.2% period-on-period decrease. This was partially offset by an increase in the manufacture of food products, which recorded an 11.1% period-on-period increase.

Service Sector

In the first nine months of 2025, the service sector grew by 6.2% compared to growth of 6.7% in the same period of 2024. In the first nine months of 2025, lower growth was recorded across most of the subsectors, with growth in accommodation and food service activities of 6.2%, finance and insurance activities of 5.9% and transportation and storage of 7.2%, compared to a growth of 12.0%, 9.1%, and 8.6%, respectively, in the same period in 2024, respectively.

Net Primary Income

In the first nine months of 2025, net primary income grew by 22.7% compared to growth of 32.1% during the same period in 2024. This lower growth was primarily due to the decreased growth in inflows arising from compensation of 19.6% in the first nine months of 2025 compared to a growth of 27.2% in the first nine months of 2024, and the decreased growth in inflows arising from property income of 0.9% in the first nine months of 2025 compared to a growth of 17.2% in the first nine months of 2024.

Prices, Employment and Wages

Inflation

The following table sets out the CPI and inflation rate for the specified periods. Figures are based on the 2018 CPI basket.

	Changes in Consumer Price Index
	2020	2021	2022	2023	2024	2025
Consumer price index	104.8	108.9	115.3	122.2	126.1	128.2
Inflation rate(1)	2.4%	3.9%	5.8%	6.0%	3.2%	1.7%

Sources: Bangko Sentral; Philippine Statistics Authority.

Note:

(1)	Represents the average of monthly inflation figures of the full year.

Consumer Price Index

The average inflation rate for 2025 was 1.7%, lower than the average inflation rate of 3.2% in 2024. This reflects the lower prices of key commodities such as rice and petroleum products along with easing demand-side price pressures as core inflation also moderated.

Producer Price Index (“PPI”)

The producer price index as of November 30, 2025, based on preliminary data, recorded an average inflation of 0.1%, compared to average inflation of 0.5% as of November 30, 2024. This was primarily attributable to decreases in the price indices for manufacture of transport equipment industry division, which registered an average inflation of 0.1%.

Employment and Wages

The following table presents selected employment estimates for various sectors of the economy for the specified periods.

	Selected Employment Information
	2020(1)	2021(2)	2022(3)	2023(4)	2024(5)	2025(6)
	(all figures in percentages except as indicated)
Employed persons (in thousands)(7)	39,837	43,988	46,890	50,525	50,185	49,265
Unemployment rate	10.3	7.8	5.4	4.4	3.8	4.4
Employment share by sector:
Agriculture, forestry and fishing sector	24.8	25.6	24.0	24.4	21.3	20.0
Industry sector
Mining and quarrying	0.5	0.4	0.3	0.4	0.6	0.5
Manufacturing	8.1	8.0	7.7	7.5	6.8	7.2
Construction	9.4	9.1	8.8	10.1	10.7	9.8
Water supply, sewerage, waste management and remediation activities	0.1	0.2	0.1	0.1	0.1	0.2
Electricity, gas, steam and air conditioning supply	0.2	0.1	0.2	0.2	0.1	0.1

Total industry sector	18.3	17.8	17.1	18.3	18.3	17.9
Service sector
Transportation and storage	7.4	6.5	6.7	6.9	8.0	7.9
Wholesale and retail trade; repair of motor vehicles and motorcycles	20.5	21.5	22.3	20.3	20.3	20.5
Finance and housing(8)	8.4	8.2	7.6	7.4	8.4	8.2
Other services(9)	20.6	20.4	22.2	22.7	23.8	25.6

Total service sector	56.9	56.6	58.9	57.3	60.5	62.1

Total employed	100.0	100.0	100.0	100.0	100.0	100.0

Sources: Philippine Statistics Authority; Annual Labor and Employment Status; Labor Force Survey.

Notes:

(1)	Annual estimates were based on the final results of the 2020 Labor Force Survey.
(2)	Annual estimates were based on the final results of the 2021 Labor Force Survey.
(3)	Annual estimates were based on the final results of the 2022 Labor Force Survey.
(4)	Preliminary results as of December 2023 based on the 2023 Annual Estimates of Labor Force Survey December rounds.
(5)	Preliminary results as of November 2024 based on the 2024 Annual Estimates of Labor Force Survey November rounds.
(6)	Preliminary results as of November 2025 based on the 2025 Annual Estimates of Labor Force Survey November rounds.
(7)	Does not include OFWs.

(8)	Sum of financial and insurance activities, real estate activities and public administration and defense; compulsory social security subsectors.
(9)	Sum of all other service sectors excluding transport and storage, wholesale and retail trade; repair of motor vehicles and motorcycles, finance and housing.

As of November 2025, based on preliminary data, the total number of employed persons in the Republic, excluding OFWs, was estimated at 49.3 million. The unemployment rate was 4.4% as of November 2025 based on preliminary data, higher than the 3.2% unemployment rate recorded as of November 2024. The rate of labor force participation was 64.0% as of November 2025, lower than 64.6% as of November 2024. As of November 2025, workers in the Republic were primarily employed in the service sector, representing 62.1% of the total employed population in the Republic, of which workers in the wholesale and retail trade and repair of motor vehicles and motorcycles comprised 20.5% of the total employed. Workers in the agriculture, forestry and fishing sector and the industry sector comprised 20.0% and 17.9%, respectively, of the total employed as of November 2025, compared to 20.0% and 17.9%, respectively, as of November 2024.

The following tables present employment information in the Republic by gender and by age group as of the specified dates:

	Percentage Distribution of Population 15 Years Old and over by Employment Status, by Age Group
	November 2024	November 2025
	(Unemployed)
	(all figures in percentages)
Both sexes 15 – 24	36.7	33.0
25 – 34	33.4	37.8
35 – 44	14.8	13.0
45 – 54	7.0	8.3
55 – 64	7.0	6.0
65 and over	1.2	1.8
Not reported	0.0	0.0

Total for all ages	100.0	100.0

Sources: Philippine Statistics Authority; November 2025 Labor Force Survey.

	Percentage Distribution of Labor Force by Sex
	November 2024	November 2025
	(all figures in percentages)
Labor Force
Male	58.5	58.2
Female	41.5	41.8
Total	100.0	100.0
Employed
Male	58.4	58.2
Female	41.6	41.8
Total	100.0	100.0
Unemployed
Male	60.2	57.8
Female	39.8	42.2

Total	100.0	100.0

Sources: Philippine Statistics Authority; November 2025 Labor Force Survey.

As of November 2025, 33.0% of the total unemployed population consisted of young people aged 15 to 24 years old, lower than the 36.7% recorded as of November 2024. In terms of gender, the female population represented 41.8% and 42.2% of the employed and unemployed workforce, respectively, as of November 2025, whereas the male population represented 58.2% and 57.8% of the employed and unemployed workforce, respectively, as of November 2025.

National Savings

The following table sets out gross savings and gross domestic savings as a percentage of GDP.

	National Savings
Item	2019	2020	2021	2022	2023	2024
	(%)
Gross savings (% of GDP)	31.8	24.8	20.2	22.5	27.3	29.2

Gross domestic savings (% of GDP)	14.3	9.7	9.2	9.1	9.2	9.3

Source: World Bank national accounts data.

Balance of Payments

The following table sets out the balance of payments of the Republic for the periods indicated.

	Balance of Payments
	2020	2021	2022	2023(1)	2024(2)	2025(3)
	($ in millions)
Current account(4)	11,578	(5,943)	(18,261)	(12,387)	(18,262)	(12,507)
Exports	119,867	130,082	143,234	152,172	157,251	123,825
Imports	108,289	136,024	161,495	164,559	175,513	136,331
Goods, Services, and Primary Income	(15,807)	(35,444)	(48,857)	(43,511)	(49,949)	(36,462)
Total exports	91,627	99,630	111,856	119,956	124,375	99,050
Total imports	107,435	135,074	160,714	163,467	174,324	135,512
Goods and Services	(19,909)	(38,767)	(53,806)	(47,853)	(54,895)	(40,251)
Exports	80,034	87,798	98,832	103,588	106,649	85,714
Imports	99,943	126,565	152,638	151,441	161,544	125,965
Goods	(33,775)	(52,806)	(69.791)	(66,036)	(68,863)	(50,018)
Exports	48,212	54,228	57,710	55,257	55,056	47,790
Imports	81,987	107,034	127,412	121,292	123,920	97,807
Services	13,866	14,039	15,895	18,183	13,968	9,767
Exports	31,822	33,570	41,122	48,332	51,592	37,925
Imports	17,956	19,531	25,226	30,149	37,624	28,158
Primary Income	4,101	3,323	4,949	4,342	4,946	3,789
Receipts	11,594	11,832	13,024	16,367	17,726	13,336
Payments	7,492	8,509	8,076	12,025	12,780	9,547
Secondary Income	27,386	29,501	30,596	31,124	31,687	23,955
Receipts	28,240	30,452	31,378	32,217	32,876	24,775
Payments	854	950	781	1,092	1,190	819
Capital account(4)	63	80	23	74	72	77
Receipts	88	99	86	88	82	84
Payments	25	19	62	14	10	6
Financial account(5)	(6,906)	(6,433)	(13,885)	(13,606)	(20,204)	(12,200)
Net acquisition of financial assets(6)	13,286	10,261	2,533	4,147	4,690	5,396
Net incurrence of liabilities(6)	20,192	16,694	16,419	17,753	24,893	17,596
Direct investment	(3,260)	(9,732)	(5,631)	(5,400)	(6,568)	(4,635)
Net acquisition of financial assets(6)	3,562	2,251	3,861	3,525	2,872	902
Net incurrence of liabilities(6)	6,822	11,983	9,492	8,925	9,440	5,537
Portfolio investment	(1,680)	10,237	(1,684)	3,544	(4,744)	(1,303)
Net acquisition of financial assets(6)	6,567	7,809	(281)	3,463	960	6,667
Net incurrence of liabilities(6)	8,246	(2,428)	1,402	(81)	5,704	7,970
Financial derivatives	(199)	49	(48)	(115)	(271)	27
Net acquisition of financial assets(6)	(796)	(449)	(632)	(779)	(1,023)	(739)
Net incurrence of liabilities(6)	(596)	(498)	(584)	(664)	(753)	(767)
Other investment	(1,767)	(6,987)	(6,523)	(11,635)	(8,621)	(6,289)
Net acquisition of financial assets(6)	3,953	649	(415)	(2,062)	1,881	(1,433)
Net incurrence of liabilities(6)	5,720	7,636	6,108	9,573	10,502	4,856
Net unclassified items(7)	(2,526)	774	(2,911)	2,378	(1,405)	(5,086)
Overall balance of payments position(8)	16,022	1,345	(7,263)	3,672	609	(5,315)

Sources: Department of Economic Statistics; Bangko Sentral.

Notes:

(1)	Revised data.
(2)	Preliminary data.
(3)	Preliminary data as of September 30, 2025 or for the first nine months of 2025, as applicable.
(4)	Balances in the current and capital accounts are derived by deducting debit entries from credit entries.
(5)	Balances in the financial account are derived by deducting net incurrence of liabilities from net acquisition of financial assets.
(6)	Negative values of Net Acquisition of Financial Assets indicate withdrawal/disposal of financial assets; negative values of Net Incurrence of Liabilities indicate repayment of liabilities.
(7)

Net unclassified items is an offsetting account to the overstatement or understatement in either receipts or payments of the recorded balance of payments components relative to the overall balance of payments position.

(8)

The overall balance of payments position is calculated as the change in the country’s net international reserves, less non-economic transactions (revaluation and gold monetization/demonetization). Alternatively, it can be derived by adding the current and capital account balances less financial account plus net unclassified items.

Overall Balance of Payments Performance

In the first nine months of 2025, based on preliminary data, the overall balance of payments position of the Republic recorded a deficit of $5.3 billion, compared to a surplus of $5.1 billion in the first nine months of 2024. The change was primarily a result of a decreased net inflow in the financial account from $21.6 billion in the first nine months of 2024 to $12.2 billion in the first nine months of 2025. This was partially offset by a narrower current account deficit from $13.3 billion in the first nine months of 2024 to $12.5 billion in the first nine months of 2025.

Current Account

In the first nine months of 2025, according to preliminary data, the current account recorded a deficit of $12.5 billion, compared to a deficit of $13.3 billion in the first nine months of 2024. The lower deficit was primarily the result of a higher net receipts in the primary income accounts from $3.5 billion in the first nine months of 2024 to $3.8 billion in the first nine months of 2025, and a higher net receipts in the secondary income from $23.3 billion in the first nine months of 2024 to $24.0 billion in the first nine months of 2025.

Goods Trade

In the first nine months of 2025, according to preliminary data, the trade-in-goods deficit decreased by 0.2% to $50.0 billion, compared to $50.1 billion in the first nine months of 2024, as the growth in exports outpaced that of imports. The exports of goods grew by 13.0% from $42.3 billion in the first nine months of 2024 to $47.8 billion in the first nine months of 2025, while the imports of goods increased by 5.8% from $92.4 billion in the first nine months of 2024 to $97.8 billion in the first nine months of 2025.

Exports of Goods

The following table sets out the Republic’s exports of goods by major commodity group for the specified periods, as reported by the PSA.

	Exports by Major Commodity Groups
	Annual					Growth Rates	January-November		Growth Rates	Percentage of Total Exports
	2020(1)	2021	2022	2023(1)	2024(2)	2024(2)	2024	2025(3)	2025(3)	2020	2025(3)
						(%)			(%)	(%)
	($ in millions, except percentages)
Agricultural products
Coconut products	1,230	1,947	2,563	1,549	2,620	69.2	2,339	3,253	39.1	3.5	4.2
Sugar and products	66	76	6	5	19	325.6	18	48	167.8	0.0	0.1
Fruits and vegetables	2,624	2,248	2,199	2,278	2,365	3.8	2,154	2,601	20.8	3.2	3.4
Other agro-based products	864	1,000	1,123	956	957	0.1	843	807	(4.2)	1.2	1.0
Total agricultural based products	4,784	5,271	5,891	4,787	5,962	24.5	5,354	6,710	25.3	7.9	8.7
Forest products	297	377	357	270	194	(28.2)	176	190	7.6	0.3	0.2
Mineral products	5,093	6,721	7,268	7,142	7,010	(1.9)	6,456	6,604	2.3	9.6	8.5
Petroleum products	193	6	7	7	185	x	164	323	97.1	0.2	0.4
Manufacturing
Electronic products	37,951	42,496	46,155	41,909	39,081	(6.7)	36,278	41,908	15.5	53.7	54.1
Other electronics	2,724	3,432	3,504	3,744	3,659	(2.3)	3,365	3,396	0.9	5.0	4.4
Garments	652	742	854	706	662	(6.2)	609	650	6.6	0.9	0.8
Textile yarns/fabrics	313	294	291	249	257	3.3	239	279	17.0	0.4	0.4
Footwear	114	111	108	82	91	11.1	84	129	53.5	0.1	0.2
Travel goods and handbags	420	647	706	567	547	(3.5)	499	505	1.2	0.7	0.7
Wood manufacturing	187	205	167	70	76	8.6	70	56	(19.5)	0.1	0.1
Furniture and fixtures	344	381	309	289	280	(3.2)	258	338	30.9	0.4	0.4
Chemicals	1.339	1,939	1,880	1,771	2,008	13.4	1,852	1,746	(5.7)	2.7	2.3
Non-metallic mineral manufacturing	226	296	309	287	365	27.2	333	385	15.8	0.5	0.5
Machinery and transport equipment	2,248	2,371	2,215	2,399	2,646	10.3	2,413	3,254	34.9	3.6	4.2
Processed food and beverages	1,245	1,465	1,404	1,311	1,505	14.7	1,394	1,333	(4.4)	2.1	1.7
Iron and steel	37	67	133	143	147	2.9	139	201	44.6	0.2	0.3
Baby carriages, toys, games and sporting goods	237	294	325	283	257	(9.0)	242	245	1.2	0.4	0.3
Basketwork, wickerwork, and other articles of plaiting materials	43	63	45	39	36	(6.9)	32	30	(7.5)	0.0	0.0
Miscellaneous	819	1,018	885	690	751	8.8	697	695	(0.4)	1.0	0.9
Others	4,881	5,232	5,361	5,334	5,977	12.1	5,541	6,877	24.1	8.2	8.9
Total Manufacturing	53,779	61,053	64,651	59,870	58,343	(2.6)	54,045	62,026	14.8	80.0	80.1
Special transactions	1,068	1,265	1,400	1,541	1,522	(1.2)	1,400	1,542	10.1	2.1	2.0
Total exports	65,215	74,693	79,574	73,617	73,215	(0.5)	67,596	77,394	14.5	100.0	100.0

Sources: Philippine Statistics Authority; Bangko Sentral.

Notes:

(1)	Revised data.
(2)	Preliminary data.
(3)	Preliminary data as of November 30, 2025 or for the first eleven months of 2025, as applicable.
x	Growth rate is more than 1,000%.

The following table sets out the Republic’s exports of goods by destination for the specified periods, as reported by the PSA.

	Export of Goods by Destination(1)	Percentage of Total Exports
	2025(2)	2025(2)
	($ millions)	(%)
Country
United States of America	12,333	15.9
Hong Kong	11,270	14.6
People’s Republic of China	8,505	11.0
Japan	10,590	13.7
Netherlands	3,275	4.2
Republic of China (Taiwan)	2,993	3.9
Singapore	3,198	4.1
Germany	3,072	3.9
Republic of Korea	3,019	3.8
Malaysia	2,435	3.1
Thailand	2,642	3.4
Vietnam	1,414	1.8
Indonesia	906	1.2
Mexico	1,052	1.4
India	1,371	1.8
Canada	1,260	1.6
Switzerland	667	0.9
Italy	349	0.5
Australia	1,672	2.2
United Arab Emirates	423	0.5
Others	4,949	6.4

Total	77,394	100.0

Sources: Philippine Statistics Authority.

Notes:

(1)

Beginning September 1, 2024, the BSP will only publish BSP generated statistics, except for certain major indicators. As such, previously published selected non-BSP-produced statistics, such as those from other government agencies, will no longer be published by the BSP.

(2)	Preliminary data as of November 30, 2025 or for the first eleven months of 2025, as applicable.

In the first eleven months of 2025, according to preliminary PSA data, total exports of goods increased by 14.5% to $77.4 billion, from the $67.6 billion recorded in the first eleven months of 2024. This was primarily a result of an increase in exports of manufactured goods and total agricultural products, which comprised a 25.3% increase in exports of total agricultural based products from $5.4 billion in the first eleven months of 2024 to $6.7 billion in the first eleven months of 2025 and a 14.8% increase in the export of manufactured goods from $54.0 billion in the first eleven months of 2024 to $62.0 billion in the first eleven months of 2025. The United

States issued an Executive Order on November 14, 2025 granting tariff exemptions on select agricultural exports including coconut, bananas, coffee, and other key products. This is expected to enhance the competitiveness of Philippine agri-exports to the United States.

Imports of Goods

The following table sets out the sources of the Philippines’ imports of goods by commodity group for the specified periods, as reported by the PSA.

	Imports by Major Commodity Groups
	Annual					Growth Rates	January - November		Growth Rates	Percentage of Total Imports
Commodities	2020	2021	2022	2023	2024(1)	2024(1)	2024	2025(1)	2025(2)	2020	2025(2)
						(%)			(%)	(%)
	($ in millions, except percentages)
Capital goods	29,752	35,461	37,917	35,717	35,698	(0.1)	32,796	36,796	12.2	27.8	30.0
Raw materials and Intermediate goods
Unprocessed raw materials	3,265	4,400	6,078	6,848	6,537	(4.6)	6,224	4,187	(32.7)	5.3	3.4
Semi-processed raw materials	32,893	43,583	46,250	38,612	39,816	3.1	36,864	40,474	9.8	31.3	33.0
Raw materials and intermediate goods	36,158	47,984	52,328	45,461	46,352	2.0	43,087	44,661	3.7	36.6	36.4
Mineral fuels and lubricants	7,635	13,625	23,795	20,110	19,056	(5.2)	17,695	15,135	(14.5)	15.0	12.3
Consumer goods
Durable	7,196	9,027	10,617	12,432	12,417	(0.1)	11,504	12,822	11.5	9.8	10.5
Non-durable	8,251	9,842	11,758	12,009	13,397	11.6	12,223	12,711	4.0	10.4	10.4
Total consumer goods	15,447	18,868	22,375	24,441	25,814	5.6	23,727	25,532	7.6	20.1	20.8
Special transactions	820	947	805	479	508.7	(6.2)	473	470	(0.5)	0.4	0.4

Total imports	89,812	116,885	137,221	126,209	127,429	1.0	117,778	122,595	4.1	100.0	100.0

Sources: Philippine Statistics Authority; Bangko Sentral.

Notes:

(1)	Revised data.
(2)	Preliminary data as of November 30, 2025 or for the first eleven months of 2025, as applicable.

The following table sets out the Republic’s imports of goods by origin for the specified periods, as reported by the PSA.

	Imports of Goods by Source/Origin
	Import of Goods by Source/Origin(1)	Percentage of Total Imports
	2025(2)	2025(2)
	($ millions)	(%)
Country
People’s Republic of China	35,130	28.7
Republic of Korea	9,529	7.8
Japan	9,767	8.0
Indonesia	9,423	7.7
United States of America	7,413	6.0
Thailand	7,002	5.7
Vietnam	5,283	4.3
Singapore	5,279	4.3
Malaysia	5,164	4.2
Republic of China (Taiwan)	4,298	3.5
Germany	1,914	1.6
India	1,926	1.6
Australia	2,216	1.8
Hong Kong	1,762	1.4
Saudi Arabia	1,511	1.2
Brazil	1,574	1.3
Italy	986	0.8
United Arab Emirates	1,334	1.1
France	1,284	1.0
Oman	231	0.2
Others	9,571	7.8
Total	122,595	100.0

Sources: Philippine Statistics Authority.

Notes:

(1)

Beginning September 1, 2024, the BSP will only publish BSP generated statistics, except for certain major indicators. As such, previously published selected non-BSP-produced statistics, such as those from other government agencies, will no longer be published by the BSP.

(2)	Preliminary data as of November 30, 2025 or for the first eleven months of 2025, as applicable.

In the first eleven months of 2025, according to preliminary PSA data, total imports of goods increased by 4.1% to $122.6 billion, from the $117.8 billion recorded in the first eleven months of 2024. This was primarily a result of the increase in imports of capital goods and consumer goods. Imports of capital goods increased by 12.2% to $36.8 billion in the first eleven months of 2025, compared to $32.8 billion in the first eleven months of 2024. Imports of consumer goods increased by 7.6% to $25.5 billion in the first eleven months of 2025, compared to $23.7 billion in the first eleven months of 2024.

Services

The following table sets out the Republic’s services by sector for the periods indicated.

	Service Trade
	2020	2021	2022	2023	2024(1)	2025(2)
	($ in millions)
Total services	13,866	14,039	15,895	18,183	13,968	9,767
Exports	31,822	33,570	41,122	48,332	51,592	37,925
Imports	17,956	19,531	25,226	30,149	37,624	28,158
Manufacturing services on physical inputs owned by others	4,152	5,033	5,443	4,920	4,912	3,597

Exports	4,152	5,033	5,443	4,920	4,912	3,597
Imports	0	0	0	0	0	0
Maintenance and repair services	(11)	(8)	(70)	(153)	(201)	(16)

Exports	59	42	112	100	108	98
Imports	70	50	181	253	309	113
Transport	(2,525)	(3,493)	(3,967)	(4,380)	(3,923)	(3,108)

Exports	1,669	1,568	2,688	3,063	3,571	2,252
Imports	4,194	5,060	6,655	7,443	7,494	5,361
of which: Passenger	460	163	520	314	218	90
Exports	708	353	1,065	1,501	1,481	906
Imports	248	190	544	1,187	1,263	816
of which: Freight	(3,132)	(3,989)	(4,986)	(4,982)	(4,832)	(3,575)
Exports	564	672	760	629	613	520
Imports	3,696	4,661	5,746	5,611	5,445	4,095
of which: Other	147	333	498	287	691	377
Exports	396	542	863	932	1,477	826
Imports	249	209	364	645	786	449
Travel	(2,298)	(2,661)	(744)	2,465	(3,465)	4,251

Exports	1,791	600	4,174	9,118	9,318	6,612
Imports	4,088	3,262	4,918	6,653	12,784	10,863
Construction services	(11)	41	16	(300)	(199)	(118)

Exports	85	88	74	125	89	65
Imports	97	47	57	425	288	183
Insurance and pension services	(1,314)	(1,749)	(1,893)	(1,904)	(1,906)	(1,534)

Exports	75	101	100	86	121	59
Imports	1,389	1,850	1,993	1,989	2,027	1,593
Financial services	(453)	(211)	(752)	(1,330)	(2,007)	(1,110)

Exports	90	194	244	304	436	461
Imports	543	405	996	1,633	2,443	1,571
Charges for the use of intellectual property	(504)	(590)	(539)	(421)	(415)	(281)

Exports	15	33	12	30	28	13
Imports	519	623	551	452	443	294
Telecommunications, computer, and information services	4,414	4,179	4,591	5,163	5,931	4,739

Exports	5,930	6,300	6,673	7,098	8,085	6,355
Imports	1,515	2,121	2,082	1,935	2,155	1,616
Other business services	12,815	13,986	14,188	14,413	15,553	12,110

Exports	17,798	19,478	21,456	23,293	24,666	18,227
Imports	4,983	5,492	7,268	8,881	9,113	6,118
Personal, cultural and recreational services	(18)	(103)	(28)	42	87	67

Exports	136	112	127	169	227	162
Imports	154	214	155	126	141	95
Government services	(381)	(385)	(351)	(332)	(398)	(328)

Exports	22	22	21	26	29	24
Imports	403	407	372	358	427	352

Source: Bangko Sentral.

Note:

(1)	Preliminary data.
(2)	Preliminary data as of September 30, 2025.

In the first nine months of 2025, according to preliminary data, the trade-in-services account recorded a 2.6% decline from a $10.0 billion surplus in the first nine months of 2024 to a surplus of $9.8 billion. This was primarily a result of a 77.5% increase in the deficit for travel from a deficit of $2.4 billion in the first nine months of 2024 to a deficit of $4.3 billion in the first nine months of 2025. However, this was offset by an 8.9% increase in the surplus from other business services from a surplus of $11.1 billion in the first nine months of 2024 to a surplus of $12.1 billion in the first nine months of 2025.

Primary Income

The following table sets out the Republic’s primary income for the periods indicated.

	Primary Income
	2020	2021	2022	2023	2024(1)	2025(2)
	($ in millions)
Total Primary Income	4,101	3,323	4,949	4,342	4,946	3,789

Receipts	11,594	11,832	13,024	16,367	17,726	13,336
Payments	7,492	8,509	8,076	12,025	12,780	9,547
Compensation of employees	8,413	8,662	8,878	9,070	9,326	7,037

Receipts	8,549	8,825	9,067	9,289	9,474	7,153
Payments	136	163	189	219	148	116
Investment income	(4,311)	(5,339)	(3,930)	(4,728)	(4,380)	(3,248)

Receipts	3,045	3,007	3,957	7,078	8,253	6,183
Payments	7,356	8,346	7,887	11,806	12,632	9,431
Direct investment	(3,076)	(4,123)	(3,136)	(4,087)	(3,282)	(2,342)
Receipts	1,218	872	1,280	2,945	3,300	2,428
Payments	4,293	4,995	4,416	7,032	6,582	4,770
Income on equity and investment fund	(3,476)	(4,647)	(2,904)	(3,837)	(2,822)	(1,884)
Receipts	362	234	57	257	410	561
Payments	3,838	4,881	2,961	4,094	3,232	2,445
Dividends and withdrawals from income of quasi-corporations	(2,682)	(3,530)	(1,494)	(2,414)	(1,653)	(881)
Receipts	212	253	181	368	414	565
Payments	2,894	3,784	1,675	2,783	2,067	1,445
Reinvested earnings	(794)	(1,117)	(1,410)	(1,423)	(1,169)	(1,003)
Receipts	150	(20)	(125)	(112)	(4)	(3)
Payments	944	1,097	1,286	1,311	1,165	1,000
Interest	400	524	(232)	(250)	(460)	(458)
Receipts	855	639	1,223	2,688	2,890	1,867
Payments	455	115	1,455	2,938	3,350	2,325
Portfolio investment	(1,962)	(2,264)	(2,393)	(2,102)	(2,905)	(2,574)

Receipts	456	693	389	425	433	389
Payments	2,417	2,957	2,782	2,526	3,338	2,964
Income on equity and investment fund shares	(825)	(846)	(901)	(805)	(1,460)	(1,210)
Receipts	10	6	1	12	6	5

	Primary Income
	2020	2021	2022	2023	2024(1)	2025(2)
	($ in millions)
Payments	835	852	902	817	1,466	1,214
Dividends on equity excluding investment fund shares	(825)	(846)	(901)	(805)	(1,460)	(1,210)
Receipts	10	6	1	12	6	5
Payments	835	852	902	817	1,466	1,214
Interest	(1,136)	(1,418)	(1,492)	(1,297)	(1,445)	(1,365)
Receipts	446	687	388	413	426	385
Payments	1,582	2,105	1,880	1,710	1,867	1,750
Short term	(84)	(385)	(276)	(63)	(14)	47
Receipts	118	133	12	10	0	58
Payments	202	518	288	73	14	11
Long term	(1,052)	(1,033)	(1,216)	(1,234)	(1,432)	(1,412)
Receipts	328	555	376	403	426	327
Payments	1,380	1,587	1,592	1,637	1,858	1,739
Central Banks	(12)	(12)	(10)	(8)	(8)	(3)
Deposit-taking corporation, except the central bank	(143)	(145)	(161)	(135)	(141)	(135)
General government	(1,073)	(1,261)	(1,196)	(1,333)	(1,580)	(1,468)
Other sectors	176	384	151	242	297	195
Receipts	328	555	376	403	426	327
Payments	152	171	226	160	129	132
Other investment income	(381)	(258)	(151)	(983)	(1,303)	(747)
Receipts	264	135	538	1,264	1,410	950
Payments	645	393	689	2,247	2,713	1,697
Central banks	(4)	(1)	(28)	(134)	(149)	(87)
Receipts	0	0	0	0	0	0
Payments	4	1	28	134	149	87
Deposit-taking corporation, except the central bank	105	60	367	613	610	420
Receipts	196	115	447	808	867	581
Payments	91	55	80	194	257	161
General government	(374)	(210)	(439)	(1,545)	(1,838)	(1,147)
Other sectors	(108)	(107)	(51)	83	74	67
Receipts	69	21	91	456	542	369
Payments	176	127	142	374	468	303

Source: Bangko Sentral.

Note:

(1)	Preliminary data.
(2)	Preliminary data as of September 30, 2025 or for the first nine months of 2025, as applicable.

In the first nine months of 2025, according to preliminary data, the primary income account recorded a surplus of $3.8 billion, representing an 8.7% increase from the surplus of $3.5 billion recorded in the first nine months of 2024. The increased surplus was primarily the result of a 3.1% increase in compensation of employees account surplus, which increased from $6.8 billion in the first nine months of 2024 to $7.0 billion in the first nine months of 2025.

Secondary Income

The following table sets out the Republic’s secondary income for the periods indicated.

	Secondary Income
	2020	2021	2022	2023	2024(1)	2025(2)
	($ in millions)
Total Secondary Income	27,386	29,501	30,596	31,124	31,687	23,955
Receipts	28,240	30,452	31,378	32,217	32,876	24,775
Payments	854	950	781	1,092	1,190	819
General Government	631	720	550	597	516	366
Receipts	671	760	590	634	552	400
Payments	39	39	41	37	36	35
Financial corporations, nonfinancial corporations, households and non-profit institutions serving households	26,754	28,781	30,047	30,528	31,171	23,590
Receipts	27,569	29,692	30,788	31,583	32,324	24,374
Payments	815	911	741	1,055	1,153	785
Personal transfers	26,259	27,767	28,873	29,716	30,685	23,143
Receipts	26,334	27,860	28,982	29,807	30,806	23,239
Payments	75	93	109	91	121	95
Other current transfers	496	1,014	1,174	812	486	446
Credit	1,236	1,832	1,806	1,775	1,518	1,136
Debit	740	818	632	964	1,032	689

Source: Bangko Sentral.

Note:

(1)	Preliminary data.
(2)	Preliminary data as of September 30, 2025 or for the first nine months of 2025, as applicable.

In the first nine months of 2025, according to preliminary data, the secondary income account recorded a surplus of $24.0 billion, 2.9% higher than the $23.3 billion recorded in the first nine months of 2024. This higher surplus was due mainly to a 3.1% increase in financial corporations, nonfinancial corporations, households, and non-profit institutions serving households account surplus, from $22.9 billion in the first nine months of 2024 to $23.6 billion in the first nine months of 2025.

Financial Account

The financial account is divided into four categories: direct investments, portfolio investments, financial derivative investments and other investments.

The following table sets out the Republic’s direct investments for the periods indicated.

	Direct Investments
	2020	2021	2022	2023(1)	2024(2)	2025(3)
	($ in millions)
Total direct investment	(3,260)	(9,732)	(5,631)	(5,400)	(6,568)	(4,635)

Net acquisition of financial assets	3,562	2,251	3,861	3,525	2,872	902

Direct investor in direct investment enterprises	125	285	563	667	2,595	972
Placements	248	501	748	787	2,786	1,106
Withdrawals	123	216	185	120	191	134
Reinvestment of earnings	150	(20)	(125)	(112)	(4)	(3)
Debt instruments	3,287	1,986	3,423	2,969	281	(67)
Direct investor in direct investment enterprises	22	401	101	375	464	448
Direct investment enterprises in direct investor	3,265	1,584	3,322	2,595	(183)	(514)
Net incurrence of liabilities	6,822	11,983	9,492	8,925	9,440	5,537

Equity and investment fund shares	2,651	4,476	3,243	2,393	2,705	1,905
Direct investor in direct investment enterprises	1,706	3,379	1,957	1,081	1,540	905
Placements	2,099	3,934	2,206	2,080	2,168	1,463
Withdrawals	392	555	249	998	628	558
Reinvestment of earnings	944	1,097	1,286	1,311	1,165	1,000
Debt instruments	4,172	7,507	6,250	6,533	6,735	3,632
Direct investor in direct investment enterprises	3,868	7,333	6,019	6,655	6,560	4,014
Direct investment enterprises in direct investor	304	174	231	(122)	175	(382)

Source: Bangko Sentral.

Note:

(1)	Revised data.
(2)	Preliminary data.
(3)	Preliminary data as of September 30, 2025 or for the first nine months of 2025, as applicable.

The following table sets out the Republic’s portfolio investments for the periods indicated.

	Portfolio Investments
	2020	2021	2022	2023(1)	2024(2)	2025(3)
	($ in millions)
Portfolio investment	(1,680)	10,237	(1,684)	3,544	(4,744)	(1,303)
Net acquisition of financial assets	6,567	7,809	(281)	3,463	960	6,667
Equity and investment fund shares	1,014	1,786	(529)	1,714	531	487
Central banks	0	0	0	0	0	0
Deposit-taking corporations, except the central bank	2	(35)	(3)	(40)	15	(23)
Other sectors	1,012	1,821	(525)	1,754	516	510
Debt securities	5,553	6,023	247	1,749	430	6,180
Central bank	1,378	3,414	97	91	58	(364)
Deposit-taking corporations, except the central bank	1,985	(1,414)	(656)	(819)	3,602	3,687
Other sectors	2,190	4,024	806	2,476	(3,230)	2,857
Net incurrence of liabilities	8,246	(2,428)	1,402	(81)	5,704	7,970
Equity and investment fund shares	(2,541)	(975)	(488)	(444)	(87)	(457)
Deposit-taking corporations, except the central bank	(739)	803	645	304	243	(67)
Other sectors	(1,802)	(1,778)	(1,133)	(748)	(330)	(389)
Debt securities	10,787	(1,452)	1,890	363	5,791	8,426
Central bank	(24)	(7)	(8)	(14)	(9)	(11)
Deposit-taking corporations, except the central bank	424	(1,069)	156	(1,645)	483	498
General government	6,094	225	2,945	1,932	4,866	6,032
Other sectors	4,294	(601)	(1,202)	90	451	1,907

Source: Bangko Sentral. Note:

Note:

(1)	Revised data.
(2)	Preliminary data.
(3)	Preliminary data as of September 30, 2025 or for the first nine months of 2025, as applicable.

From 2020 to September 30, 2025, the Government did not engage in derivative transactions with non-resident counterparties for either hedging or speculative purposes. However, the Bangko Sentral occasionally engages in derivative instrument transactions such as options, forwards and swaps for purposes of managing risk and enhancing yield.

The following table sets out the Republic’s other investments for the periods indicated.

	Other Investments
	2020	2021	2022	2023(1)	2024(2)	2025(3)
	($ in millions)
Total other investment	(1,767)	(6,987)	(6,523)	(11,635)	(8,621)	(6,289)

Net acquisition of financial assets	3,953	649	(415)	(2,062)	1,881	(1,433)

Currency and deposits	2,673	(631)	21	(1,489)	1,358	(1,579)
Deposit-taking corporations, except the central bank	1,240	184	(629)	(753)	441	(814)
Other sectors	1,433	(815)	650	(736)	917	(766)
Loans	1,174	1,165	(520)	(744)	401	176
Deposit-taking corporations, except the central bank	1,174	1,165	(520)	(744)	401	176

Trade credits and advances(4)	118	141	94	92	56	16
Other accounts receivable	(12)	(26)	(11)	79	66	(46)
Net incurrence of liabilities	5,720	7,636	6,108	9,573	10,502	4,856

Currency and deposits	(333)	380	479	(141)	(248)	510
Loans	6,462	4,421	5,242	9,624	10,270	4,091
Deposit-taking corporations, except the central bank	(3,260)	(1,166)	28	2,087	4,133	451
Long-term	—	—	—	—	—	—
Short-term	(3,260)	(1,166)	28	2,087	4,133	451
General government	7,334	4,450	3,757	4,792	5,042	3,012
Long-term drawings	8,517	5,642	4,795	6,088	6,741	4,253
Long-term repayments	1,182	1,192	1,038	1,295	1,700	1,241
Other sectors	2,387	1,137	1,457	2,745	1,095	628
Long-term	1,932	704	1,518	3,049	674	221
Drawings	3,507	2,602	3,354	6,723	4,258	1,413
Repayments	1,576	1,898	1,837	3,674	3,584	1,192
Short-term	456	432	(61)	(304)	421	407
Trade credits and advances	(787)	265	510	(66)	35	135
Other accounts payable—other	378	(202)	(123)	155	445	120

Source: Bangko Sentral.

Notes:

(1)	Revised data.
(2)	Preliminary data.
(3)	Preliminary data as of September 30, 2025 or for the first nine months of 2025, as applicable.
(4)	All trade credits are short-term credits in non-governmental sectors.

According to preliminary data, the financial account recorded a net outflow of $12.2 billion in the first nine months of 2025, lower than the net outflow of $21.6 billion in the first nine months of 2024. This decrease in net outflow was primarily a result of an 82.1% decrease in portfolio investment from a net outflow of $7.3 billion in the first nine months of 2024 to a net outflow of $1.3 billion in the first nine months of 2025.

Foreign Direct Investment

The following table sets out foreign direct investments in the Philippines by industry for the periods indicated.

	Net Foreign Direct Investment by Industry(1)
Industry	2020	2021	2022	2023(2)	2024(3)	2025(4)
	($ in millions)
Total equity other than reinvestment of earnings, net	1,706.3	3,379.4	1,957.1	1,081.2	1,540.1	1,021.9
Agriculture, forestry and fishing	0.0	0.4	3.7	5.2	3.2	2.3
Mining and quarrying	0.6	6.0	5.0	7.1	(3.3)	3.9
Manufacturing	754.0	550.6	737.5	894.8	1,467.0	610.7
Electricity, gas, steam and air conditioning supply	(38.3)	2,042.3	51.5	(9.2)	(106.4)	(278.2)
Water supply, sewerage, waste management and remediation activities	4.7	(8.5)	0.0	0.0	0.0	1.4
Construction	99.8	51.5	160.9	69.7	47.4	(9.9)
Wholesale and retail trade and repair of motor vehicles and motorcycles	93.4	16.2	107.1	(244.7)	(13.4)	389.5
Transportation and storage	102.9	72.6	30.5	17.5	12.5	23.9
Accommodation and food service activities	7.8	10.2	16.6	21.1	18.1	10.8
Information and communication	130,0	56.5	177.4	112.2	102.4	28.6
Financial and insurance activities	230.5	362.2	255.9	(90.1)	(125.4)	55.3
Real estate activities	187.9	137.1	353.8	220.3	101.3	116.7
Professional, scientific and technical activities	24.4	48.1	33.6	(27.5)	(5.5)	14.8
Administrative and support service activities	90.7	15.3	11.5	12.0	27.0	47.3
Public administration and defense; compulsory social security	0.0	0.0	0.0	0.0	0.2	0.3
Education	0.8	7.3	0.9	2.2	2.0	1.2
Human health and social work activities	14.3	8.0	3.4	89.6	2.3	1.0
Arts, entertainment and recreation	2,8	3.3	0.9	0.1	10.3	2.3
Other service activities	0.1	0.3	6.9	0.7	0.4	0.1
Others, not elsewhere classified(5)	0.0	0.0	0.0	0.0	0.0	0.0
Reinvestment of earnings	944.2	1,097.1	1,285.5	1,311.4	1,165.0	1,088.2
Debt instruments	4,171.6	7,506.9	6,249.6	6,532.6	6,734.9	4,069.1

Total	6,822.1	11,983.4	9,492.2	8,925.1	9,440.0	6,179.2

Source: Bangko Sentral.

Notes:

(1)

Data restated using the 2009 Philippine Standard Industrial Classification and in accordance with the BPM6 framework. Pursuant to BPM6, net FDI flows refers to non-residents’ net equity capital (calculated as placements less withdrawals plus reinvestment of earnings plus debt instruments (i.e., net intercompany borrowings)).

(2)	Revised data.
(3)	Preliminary data.
(4)	Preliminary data as of October 31, 2025 or for the first ten months of 2025, as applicable.
(5)	Covers non-residents investments in non-banks sourced from the Cross-Border Transactions Survey and in local banks; sectoral or industry breakdown statistics are not available.

The following table sets out foreign direct investments in the Philippines by country for the periods indicated.

	Net Foreign Direct Investment by Country(1)(2)
	2020	2021	2022	2023(3)	2024	2025(5)
	($ in millions)
Country
Total equity other than reinvestment of earnings, net	1,706.3	3,379.4	1,957.1	1,081.2	1,540.1	1,021.9
Asia	1,185.9	3,326.2	1,585.9	1,302.5	825.6	977.0
ASEAN(6)	295.8	2,582.0	673.1	321.6	173.9	164.3
Middle East(7)	8.9	6.3	45.8	(2.9)	(1.6)	10.8
Other Asia	881.2	737.9	867	983.8	653.3	810.8
Americas	191.6	157.1	260.0	56.5	109.8	158.9
Oceania	(2.6)	(8.2)	6.4	6.3	(0.4)	2.1
Europe	329.3	(96.8)	104.3	(285.1)	603.2	(117.5)
European Union(8)(9)	278.7	(121.3)	29.2	(288.0)	(163.7)	(111.7)
Other Europe	50.6	24.5	75.1	573.1	766.9	(5.8)
Africa	1.1	1.0	0.5	0.7	1.7	0.8
Others(10)	0.9	0.0	0.1	0.2	0.2	0.7
International organization	0.0	0.0	0.0	0.0	0.0	0.0
Reinvestment of earnings(11)	944.2	1,097.1	1,285.5	1,311.4	1,165.0	1,088.2
Debt instruments(11)	4,171.6	7,506.9	6,249.6	6,532.6	6,734.9	4,069.1

Total	6,822.1	11,983.4	9,492.2	8,925.1	9,440.0	6,179.2

Source: Bangko Sentral.

Notes:

(1)

Data restated using the 2009 Philippine Standard Industrial Classification and in accordance with the BPM6 framework. Pursuant to BPM6, net FDI flows refers to non-residents’ net equity capital (calculated as placements less withdrawals plus reinvestment of earnings plus debt instruments (i.e., net intercompany borrowings)).

(2)

Effective July 17, 2023, the BSP adopted the country list based on the ISO 3166 Country Codes and the country classification based on Continental Grouping (Asia, America, Oceania, Europe, and Africa). For comparability across periods, the data for 2018-2023 were revised to reflect the updated totals by continental group.

(3)	Revised data.
(4)	Preliminary data.
(5)	Preliminary data as of October 31, 2025 or for the first ten months of 2025, as applicable.
(6)	Includes Brunei Darussalam, Cambodia, Indonesia, Lao PDR, Malaysia, Myanmar, Singapore, Thailand and Viet Nam.
(7)

Includes Bahrain, Egypt, the Islamic Republic of Iran, Iraq, Israel, Jordan, Kuwait, Lebanon, Libya, Oman, Palestinian Territory, Qatar, Saudi Arabia, the Syrian Arab Republic (Syria), United Arab Emirates and Yemen.

(8)

Includes Austria, Belgium, Bulgaria, Croatia, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain and Sweden.

(9)	The United Kingdom left the European Union effective January 1, 2021. For comparability across periods, data prior to January 2021 were revised to reflect the UK’s exit from the EU.
(10)	Other countries not specified.
(11)	Country breakdowns statistics are not available.

In the first ten months of 2025, according to preliminary data, net inflows of foreign direct investment were $6.2 billion, 24.5% lower than the $8.2 billion recorded in the first ten months of 2024. The lower inflows were mainly due to a decrease in inflows for net equity other than reinvestment of earnings, which decreased from $1.5 billion in the first ten months of 2024 to $1.0 billion in the first ten months of 2025, and in the manufacturing industry, from an inflow of $1.4 billion for the first ten months of 2024 to an inflow of $0.6 billion ten months of 2025. Reinvestment of earnings in the Republic increased to $1.1 billion in the first ten months of 2025, compared with $1.0 billion in the first ten months of 2024.

In the first ten months of 2025, according to preliminary data, the contribution of new equity investments to net inflows of foreign direct investment decreased to an inflow of $1.0 billion in the first ten months of 2025 from an inflow of $1.5 billion in the first ten months of 2024.

Foreign direct investment decreased primarily as a result of a decrease in new equity investments of foreign direct investment from Europe from a net inflow of $653.5 million in the first ten months of 2024 to net outflow of $117.5 million in the first ten months of 2025. This was partially offset by increases in new equity investments of foreign direct investment from Asia and the Americas from a net inflow of $718.5 million and $84.2 million, respectively, in the first ten months of 2024 to net inflows of $977.0 million and $158.9 million, respectively, in the first ten months of 2025.

International Reserves

The following table sets out the gross international reserves of the Bangko Sentral as of the specified dates, compiled in a manner consistent with the revised balance of payments framework and the treatment of IMF accounts in the depository corporations survey published in the IMF’s International Financial Statistics.

	Gross International Reserves of Bangko Sentral
	As of December 31,
	2020	2021	2022	2023	2024		2025(2)
	($ in millions, except months and percentages)
Sector
Reserve position in the IMF(3)	813.1	801.6	789.8	760.9	675.6		727.3
Gold	11,650.3	9,332.8	9,282.3	10,557.2	11,005.7		18,577.5
Special Drawing Rights (“SDR”)	1,232.9	3,938.9	3,764.8	3,809.6	3,732.7		3,911.8
Foreign investments	93,644.5	91,624.5	81,369.5	87,854.8	89,476.0		87,008.9
Foreign exchange(4)	2,821.6	3,096.6	942.8	770.7	1,366.5		647.2

Total	110,117.4	108,794.4	96,149.2	103,753.2	106,256.5		110,872.6

Total as number of months of imports of goods and services	12.3	9.7	7.2	7.6	7.5		7.4
Total as a % of short-term debt(5)
Original maturity	775.0	721.0	578.5	606.9	501.7	(1)	512.7
Residual maturity	520.2	545.8	384.3	394.5	376.5	(1)	396.9

Source: Bangko Sentral.

Notes:

(1)	Revised data.
(2)	Preliminary data.
(3)	The reserve position in the IMF refers to the country’s claim on the IMF’s General Resources Account. It is an asset of the Government but is treated as part of the gross international reserves.

(4)	Consists of time deposits, investments in securities issued or guaranteed by Government or international organizations and repurchase agreements.
(5)

Short-term debt based on residual maturity refers to outstanding short-term external debt on original maturity plus principal payments on medium-and long-term loans of the public and private sectors due within the next 12 months. Figures reflect data based on debt service schedule on outstanding external debt and outstanding short-term external debt as of 30 September 2025.

Preliminary data indicate that gross international reserves were $110.9 billion as of December 31, 2025, an increase from the $103.8 billion recorded as of December 31, 2024. This increase was mainly due to an increase of $7.6 billion in gold to $18.6 billion as of December 31, 2025 from $11.0 billion as of December 31, 2024. The level of gross international reserves as of December 31, 2025 was sufficient to cover approximately 7.4 months of imports of goods and payments of services and income, and was equivalent to 5.1 times the Republic’s short-term debt based on original maturity and 4.0 times based on residual maturity. Net international reserves at the end of December 2025 were $110.9 billion.

Monetary System

Monetary Policy

As of September 30, 2025, Bangko Sentral, according to unaudited and preliminary financial information, had total assets of ₱7,806.5 billion, of which international reserves accounted for ₱6,298.8 billion. Bangko Sentral’s remaining assets consisted mainly of domestic securities, loans and advances, bank premises and other fixed assets and other assets, and its liabilities consisted mainly of currency in circulation and deposits from banks and quasi-banks.

Money Supply

The following table presents certain information regarding the Philippines’ money supply as of the specified dates.

	Money Supply (SRF-based)
	As of December 31,
	2020	2021	2022	2023	2024	2025(1)
	(₱ in billions, except percentages)
M1(2)
Currency in circulation	1,731.8	1,876.8	2,020.0	2,115.9	2,366.9	2,344.5
Current account deposits	3,724.1	4,323.3	4,603.3	4,750.0	5,027.3	5,208.6
Total	5,455.9	6,200.1	6,623.3	6,865.9	7,394.1	7,553.1
percentage increase(3)	21.2%	13.6%	6.8%	3.7%	7.7%	7.1	%(6)
M2(4)	13,564.2	14,769.5	15,918.1	16,948.8	18,334.2	19,055.6
percentage increase(3)	10.3%	8.9%	7.8%	6.5%	8.2%	8.1	%(6)
M3(5)	14,222.0	15,343.4	16,405.9	17,441.3	18,790.1	19,439.5
percentage increase(3)	9.6%	7.9%	6.9%	6.3%	7.7%	7.6	%(6)

Sources: Department of Economic Statistics; Bangko Sentral.

Notes:

(1)	Preliminary data as of November 30, 2025.
(2)	Consists of currency in circulation and demand deposits.
(3)	Year-on-year.
(4)	Consists of M1, savings deposits and time deposits.
(5)	Consists of M2 and deposit substitutes.
(6)	Period-on-period changes.

As of November 30, 2025, according to preliminary data, the Republic’s money supply (M3) was ₱19.4 trillion, an increase of 7.6% from the ₱18.1 trillion as of November 30, 2024. This growth in money supply was mainly driven by the increase in domestic claims, which increased by 10.6% compared to the level as of November 30, 2024. This increase was primarily driven by an increase in net claims on other sectors, which increased by 10.4% compared to the level as of November 30, 2024. Bangko Sentral’s net foreign asset position increased by 4.4% to ₱7.4 trillion as of November 30, 2025 and the net foreign asset position of other depository corporations increased by 26.9% to ₱920.1 billion as of November 30, 2025.

The following table presents information regarding domestic interest and deposit rates for the periods indicated.

Domestic Interest and Deposit Rates

	Domestic Interest and Deposit Rates
	2020	2021	2022	2023	2024	2025
	(weighted averages per period) (%)
91-day Treasury bill rates	2.0	1.1	1.9	5.4	5.7	4.8	(1)
Bank average lending rates(1)	7.0	6.1	6.0	7.6	7.9	N/A

Source: Bangko Sentral.

Notes:

(1)	Preliminary data.

Foreign Exchange System

The following table sets out exchange rate information between the peso and the U.S. dollar for the periods and as of dates indicated.

	Exchange Rates of Peso per U.S. Dollar
Year	Period End	Period Average(1)
2020	48.036	49.624
2021	50.774	49.255
2022	56.120	54.478
2023	55.567	55.630
2024	58.014	57.291
2025	58.805	57.505

Sources: Reference Exchange Rate Bulletin; Treasury Department; Bangko Sentral.

Notes:

(1)	The average of the monthly average exchange rates for each month of the applicable period.

In 2025, the average exchange rate was ₱57.505 per U.S. dollar, compared to ₱57.291 per U.S. dollar in 2024. The slight depreciation of the peso against the U.S. dollar in 2025 was primarily attributable to the strengthening of the U.S. dollar amid new U.S. economic policies, including on tariffs, inflation concerns and ongoing geopolitical tensions.

The Philippine Financial System

Composition

The following table sets out the total resources of the Philippine financial system by category of financial institution as of the dates specified.

	Total Resources of the Financial System(1)
	As of December 31,
	2020	2021	2022	2023(2)	2024(2)	2025(3)
	(₱ in billions)
Banks
Universal/Commercial banks	18,527	19,761	22,376	24,316	26,438	27,567
Thrift banks	1,192	1,338	1,028	1,104	1,170	1,420
Digital banks	—	—	—	91	122	166
Rural banks	308	341	403	446	527	506
Total banks	20,028	21,440	23,807	25,957	28,256	29,659
Non-bank financial institutions(3)	4,674	4,917	5,236	5,561	5,704	6,104	(5)

Total assets	24,702	26,357	28,864	31,339	33,780	35,762

Source: Department of Economic Statistics; Bangko Sentral.

Notes:

(1)	Excludes assets of Bangko Sentral ng Pilipinas.
(2)	Preliminary data.
(3)	Preliminary data as of November 30, 2025.
(4)

Includes Investment Houses, Finance Companies, Investment Companies, Securities Dealers/Brokers, Pawnshops, Lending Investors, Non-Stock Savings and Loan Associations, Credit Card Companies (which are under Bangko Sentral supervision), Government Non-bank Financial Institutions, Authorized Agent Banks, Forex Corporations, and Private and Government Insurance Companies (i.e., SSS and GSIS).

(5)	Data as of June 30, 2025.

Structure of the Financial System

As of December 31, 2025, according to preliminary data, the Republic had 44 operating universal and commercial banks.

The following table sets out the outstanding loans of universal and commercial banks as of the dates specified, classified by sector and their percentages by sector are net of Bangko Sentral’s Reverse Repurchase Agreements.

	Universal and Commercial Banks’ Outstanding; Loans by Sector (1)
	As of December 31,
	2020		2021		2022		2023		2024		2025(2)
	(₱ in billions, except percentages)
Total	9,442.2	100%	9,892.2	100%	11,206.2	100%	12,283.6	100%	13,518.4	100.0%	14,062.8	100.0%
Agriculture, Forestry and Fishing	211.4	2.2%	200.6	2.0%	207.1	1.9%	214.8	1.7%	232.4	1.8%	246.6	1.8%
Mining and Quarrying	43.5	0.5%	37.3	0.4%	39.3	0.4%	44.9	0.4%	55.8	0.4%	65.5	0.5%
Manufacturing	933.2	9.9%	1,088.8	11.0%	1,260.4	11.5%	1,271.6	10.4%	1,365.5	10.4%	1,178.8	8.5%
Electricity, Gas, Steam and Air conditioning Supply	1,044.0	11.1%	1,046.4	10.6%	1,197.7	11.0%	1,273.4	10.4%	1,454.6	11.1%	1,707.5	12.4%
Water Supply, Sewerage, Waste Management and Remediation Activities	103.7	1.1%	109.7	1.1%	135.8	1.2%	177.1	1.4%	205.5	1.6%	219.8	1.6%
Construction	375.6	4.0%	383.5	3.9%	448.0	4.1%	492.4	4.0%	554.4	4.2%	503.8	3.7%
Wholesale and Retail Trade and Repair of Motor Vehicles and Motorcycles	1,112.6	11.8%	1,125.8	11.4%	1,269.7	11.6%	1,371.4	11.2%	1,509.6	11.5%	1,579,9	11.5%
Accommodation and Food Service Activities	162.4	1.7%	150.7	1.5%	149.8	1.4%	151.7	1.2%	167.4	1.3%	175.2	1.3%
Transportation and Storage	302.2	3.2%	330.0	3.3%	347.4	3.2%	381.9	3.1%	493.5	3.8%	536.1	3.9%
Information and Communication	376.1	4.0%	482.0	4.9%	589.0	5.4%	630.9	5.1%	685.1	5.2%	720.3	5.2%
Financial and Insurance Activities	881.0	9.3%	970.6	9.8%	1,039.0	9.5%	987.2	8.0%	1,060.4	8.1%	1,097.7	8.0%
Real Estate Activities	1,768.1	18.7%	1,930.9	19.5%	2,187.9	20.0%	2,428.3	19.8%	2,651.0	20.2%	2,781.2	20.2%
Professional, Scientific and Technical Activities	54.6	0.6%	57.8	0.6%	42.4	0.4%	37.7	0.3%	56.5	0.4%	65.7	0.5%
Administrative and Support Service Activities	37.6	0.4%	31.1	0.3%	39.9	0.4%	43.9	0.4%	47.4	0.4%	45.2	0.3%
Public Administration and Defense; Compulsory Social Security	144.6	1.5%	152.6	1.5%	170.3	1.6%	192.7	1.6%	212.1	1.6%	236.2	1.7%
Education	39.9	0.4%	34.8	0.4%	33.9	0.3%	31.0	0.3%	31.7	0.2%	30.5	0.2%
Human Health and Social Work Activities	89.3	0.9%	93.2	0.9%	96.7	0.9%	101.8	0.8%	101.3	0.8%	97.6	0.7%
Arts, Entertainment and Recreation	150.1	1.6%	162.4	1.6%	174.2	1.6%	173.3	1.4%	226.3	1.7%	232.5	1.7%
Other Service Activities	65.0	0.7%	67.8	0.7%	84.3	0.8%	95.1	0.8%	89.3	0.7%	86.9	0.6%
Activities of Households as Employers, Undifferentiated Goods & Services Producing Activities of Households for Own Use	86.3	0.9%	67.3	0.7%	69.2	0.6%	18.4	0.1%	16.8	0.1%	28.8	0.2%
Others(3)	1,400.8	14.8%	1,368.8	13.8%	1,624.4	12.2%	2,164.4	17.6%	2,302.0	14.6%	2,426.9	15.6%

Source: Bangko Sentral.

Notes:

(1)	Net of amortization.
(2)	Preliminary data as of October 31, 2025.
(3)	Includes loans to individuals for household consumption purposes, loans under the Bangko Sentral’s reverse repurchase arrangement and loans to non-residents.

As of December 31, 2025, according to preliminary data, the Republic had 371 operating rural and cooperative banks.

As of December 31, 2025, according to preliminary data, the Republic had 42 operating thrift banks (including microfinance-oriented banks).

As of December 31, 2025, according to preliminary data, the Bangko Sentral regulated or supervised five non-bank financial institutions with quasi-banking functions. The Bangko Sentral also supervised or regulated 1,563 non-bank financial institutions without quasi-banking functions, according to preliminary data as of December 31, 2025.

Non-Performing Loans

The following table provides information regarding NPLs for universal and commercial banks as of the dates indicated.

	Total Loans (Gross) and Non-Performing Loans by type of Bank(1)
	As of December 31, (unless otherwise stated)
	2020	2021	2022	2023	2024	2025(2)
	(₱ in billions, except percentages)
Private Domestic Universal banks
Total loans	7,711.6	8,061.1	9,260.2	9,983.6	11,331.7	12,187.6
Non-performing loans	244.6	290.8	233.5	251.3	274.5	308.1
Ratio of non-performing loans to total loans	3.2%	3.6%	2.5%	2.5%	2.4%	2.5%
Other Private Commercial banks
Total loans	361.0	387.0	238.7	265.3	150.2	155.5
Non-performing loans	17.6	19.7	13.2	14.9	11.2	10.5
Ratio of non-performing loans to total loans	4.9%	5.1%	5.5%	5.6%	7.5%	6.8%
Government banks(3)
Total loans	1,321.3	1,434.5	1,748.8	2,033.6	2,158.8	2,061.8
Non-performing loans	36.3	55.1	86.7	106.9	132.4	133.8
Ratio of non-performing loans to total loans	2.8%	3.9%	5.0%	5.3%	6.1%	6.5%
Foreign banks
Total loans	525.5	574.5	554.9	568.9	561.7	726.8
Non-performing loans	10.2	6.1	3.1	6.6	6.7	7.2
Ratio of non-performing loans to total loans	2.0%	1.1%	0.6%	1.2%	1.2%	1.0%
Total loans	9,919.5	10,457.1	11,802.5	12,851.5	14,202.3	15,131.7
Total non-performing loans	308.8	371.6	336.5	379.8	424.7	459.6
Ratio of non-performing loans to total loans	3.1%	3.6%	2.9%	3.0%	3.0%	3.0%

Source: Bangko Sentral.

Notes:

(1)	Includes transactions of local banks’ foreign offices but excludes banks under liquidation.
(2)	Preliminary data as of November 30, 2025.
(3)	Consists of LBP, DBP and Al-Amanah Islamic Investment Bank of the Philippines.

As of November 30, 2025, according to preliminary data, the gross non-performing loan ratio was 3.0%, which was lower than the ratio of 3.2% recorded as of November 30, 2024. Non-performing loans increased by 4.2% to ₱459.6 billion as of November 30, 2025 from the ₱441.1 billion recorded as of November 30, 2024, primarily due to inflation and rising interest rates, which weighed down borrowers’ capacity to pay. The universal and commercial bank industry’s total loan portfolio increased by 11.2% to ₱15,131.7 billion as of November 30, 2025 from the ₱13,606.9 billion recorded as of November 30, 2024.

The Philippine Securities Markets

History and Development

The PSEi closed at 6,437.78 points on January 19, 2026.

Government Securities Market

As of November 30, 2025, outstanding Government securities amounted to ₱12.1 trillion, 61.4% of which were issuances of treasury bills and fixed rate treasury bonds. The remaining issuances of Government securities consisted of retail treasury bonds, benchmark bonds and onshore dollar bonds, among others.

Public Finance

The following table sets out the consolidated financial position on a cash basis as of the dates indicated.

	Consolidated Public Sector Financial Position of the Republic
	As of December 31,
	2020	2021	2022	2023	2024
	(₱ in billions, except percentages)
Public sector borrowing requirement:
National Government	(1,371.4)	(1,670.1)	(1,614.1)	(1,512.1)	(1,506.4)
CB Restructuring	0.0	0.0	0.0	0.0	0.0
Monitored Government-owned corporations	(1.5)	37.2	31.9	65.5	0.8
Adjustment of net lending and equity to GOCCs	22.1	16.4	25.6	27.8	9.1
Other adjustments	0.0	0.0	0.0	0.0	0.0

Total public sector borrowing requirement	(1,350.8)	(1,616.4)	(1,556.6)	(1,418.8)	(1,496.4)

As a percentage of GDP	(7.5)%	(8.3)%	(7.1)%	(5.8)%	(5.7)%
Other public sector:
Social Security System and Government Service Insurance System	84.1	190.6	226.0	281.5	175.8
Bangko Sentral(2)	(7.9)	19.8	47.2	(5.9)	97.1
Government financial institutions	25.9	29.5	45.1	52.0	44.5
Local government units	272.3	284.6	433.3	325.3	358.4
Timing adjustment of interest payments to the Bangko Sentral	0.0	0.0	0.0	0.0	0.0
Other adjustments	0.0	0.0	0.0	0.0	0.0

Total other public sector	374.4	524.4	751.7	652.8	675.8

Consolidated public sector financial position	(976.4)	(1,092.0)	(804.9)	(765.9)	(820.6)

As a percentage of GDP	(5.4)%	(5.6)%	(3.7)%	(3.2)%	(3.1)%

Sources: Fiscal Policy and Planning Office; Department of Finance.

Notes:

(1)	BSP net income is as of September 30, 2024.

As of December 31, 2024, the consolidated public sector financial position of the republic recorded a deficit of ₱820.6 billion, an increase in deficit from the ₱765.9 billion deficit recorded as of December 31, 2023. The increase in the public sector financial position deficit was largely due to an increase in deficit of public sector borrowing requirement. The deficit as of December 31, 2024 was equivalent to 5.7% of the Republic’s GDP as of December 31, 2024 at current prices.

Government Revenues and Expenditures

The following table sets out Government revenues and expenditures for the periods indicated.

	Government Revenues and Expenditures(1)
	Actual						Budget
	2020	2021	2022	2023	2024	2025(2)	2024	2025
	(₱ in billions, except percentages)
Cash Revenues
Tax revenues:
Bureau of Internal Revenue	1,951.0	2,078.1	2,335.7	2,517.0	2,851.6	2,651.3	2,905.6	3,219.5
Bureau of Customs	537.7	643.6	862.4	883.2	916.7	784.6	859.5	958.7
Others Government offices(3)	18.5	24.0	21.7	29.1	32.4	33.4	31.7	35.8

Total tax revenues	2,507.2	2,745.7	3,220.3	3,429.3	3,800.7	3,798.6	3,820.3	4,214.0
As a percentage of GDP (at current market prices)	14.0%	14.1%	14.6%	14.1%	14.4%	15.2(4)%	14.4%	14.9%
Non-tax revenues:
Bureau of the Treasury income	219.7	125.3	154.8	227.6	283.4	215.2	187.0	179.2
Fees and charges	23.1	31.7	46.4	56.3	65.2	30.8	73.0	65.2
Privatizations	0.5	0.3	1.6	0.9	3.3	2.0	42.1	5.0
Others (including Foreign grants)	105.5	102.5	122.9	110.0	266.5	102.7	147.5	57.0

Total non-tax revenues	348.7	259.9	325.7	394.8	618.3	350.6	449.6	306.5

Total revenues	2,856.0	3,005.5	3,545.5	3,824.1	4,419.0	4,149.2	4,269.9	4,520.4

Expenditures
Allotment to local government units	804.5	892.7	1,103.3	926.1	1,024.1	1,057.1	1,012.1	1,128.3
Interest payments
Foreign	101.4	96.1	119.4	192.6	223.5	207.4	219.5	231.8
Domestic	279.1	333.3	383.5	435.7	539.8	593.1	544.0	616.3

Total interest payments	380.4	429.4	502.9	628.3	763.3	800.5	763.4	848.0

Tax expenditures	33.1	36.7	39.8	31.7	51.1	45.9	14.5	14.5
Subsidy	229.0	184.8	200.4	163.5	138.8	95.8	199.1	135.5
Equity and net lending	34.9	65.4	38.4	27.3	7.9	4.4	62.4	30.5
Others	2,745.4	3,066.6	3,275.0	3,559.3	3,940.2	3,409.1	3,702.7	3,925.3

Total expenditures	4,227.4	4,675.6	5,159.6	5,336.2	5,925.4	5,412.8	5,754.3	6,082.1

Surplus/(Deficit)	(1,371.4)	(1,670.1)	(1,614.1)	(1,512.1)	(1,506.4)	(1,263.7)	1,484.3)	(1,561.7)
Financing
Net domestic borrowings	1,558.3	1,473.1	1,027.3	811.7	905.3	1,183.9	903.4	1,124.8
Gross domestic borrowings	1,998.7	2,010.6	1,643.4	1,634.2	1,923.3	2,111.5	1,923.9	2,111.8
Less: Amortization	440.4	537.5	616.1	822.5	1,018.0	927.6	1,020.5	987.1
Net foreign borrowings	600.8	331.5	389.6	437.9	401.9	270.0	403.4	269.1

Total net financing requirement	2,159.0	1,804.6	1,417.0	1,249.7	1,307.2	1,453.9	1,306.8	1,393.9

Change in cash	787.6	134.5	(197.2)	(262.4)	(199.2)	190.2

Sources: Bureau of the Treasury; Department of Finance; Department of Budget and Management.

Notes:

(1)

Follows the GFSM 2014 concept wherein reporting of debt amortization reflects the actual principal repayments to the creditor including those serviced by the Bond Sinking Fund. Financing includes gross proceeds of liability management transactions such as bond exchanges.

(2)	Preliminary data as of November 30, 2025.
(3)	Represents tax revenues of the Department of Environment and Natural Resources, Bureau of Immigration and Deportation, Land Transportation Office and other Government entities.
(4)	Preliminary data as of September 30, 2025 or for the first nine months of 2025, as applicable.

Revenues

Sources

Total Government revenues in the first eleven months of 2025 were ₱4,149.2 billion, a 1.1% increase over the ₱4,104.3 billion recorded in the first eleven months of 2024. In the first eleven months of 2025, Bureau of Internal Revenue collections were ₱2,905.6 billion, an 8.9% increase from the ₱2,667.8 billion recorded in the first eleven months of 2024. The Bureau of Customs recorded collections of ₱859.5 billion in the first eleven months of 2025, a 1.1% increase from the ₱850.0 billion recorded in the first eleven months of 2024. Non-tax revenues were ₱350.6 billion in the first eleven months of 2025, a 36.9% decrease from the ₱555.2 billion recorded in the first eleven months of 2024.

Expenditures

Total Government expenditures in the first eleven months of 2025 were ₱5,412.8 billion, a 2.5% increase over the ₱5,281.2 billion recorded in the first eleven months of 2024. This increase was primarily due to higher disbursements in allotment to local government units, higher interest payments and other national Government expenditures.

The Government Budget

The Budget Process

2026 Budget

On January 5, 2026, President Marcos signed into law Republic Act No. 12314, or the General Appropriations Act for 2026. The 2026 budget sets program expenditures at ₱6.793 trillion, 7.38% higher than the ₱6.326 trillion 2025 budget. This budget is anchored on the three pillars of the Philippines Development Plan 2023-2028, namely (i) to develop and protect the capabilities of individuals and families, (ii) transform production sectors to generate more quality jobs and competitive products, and (iii) create an enabling environment. The 2026 budget is the Republic’s main fiscal stimulus that will fund programs, activities, and/or projects to pursue strong capital formation accompanied by accelerated government spending and maintenance of infrastructure spending, while also scaling up sustainable and green investments that are aligned with the National Climate Change Action Plan 2011-2028 and the Sustainable Development Goals to ensure that the 2026 budget is not only growth-enhancing but also disaster-responsive and climate-resilient.

Debt

External Debt

For foreign borrowings by the private sector, Bangko Sentral approval is required if the loans (i) are guaranteed by the public sector; or (ii) will be serviced with foreign exchange from the Philippine banking system.

The following table sets out the total outstanding Bangko Sentral-approved and registered external debt as of the dates indicated.

	Bangko Sentral Approved External Debt As of December 31,
	2019	2020	2021	2022	2023	2024	2025(1)
	($ in millions, except percentages)
By Maturity:
Short-term(2)	17,208	14,209	15,090	16,619	17,096	20,945	20,912
Medium and long-term	66,410	84,279	91,339	94,649	108,298	116,683	128,181

Total	83,618	98,488	106,428	111,268	125,394	137,628	149,093

By Debtor(3)
Banking system	23,943	21,559	23,539	23,673	24,239	28,280	28,967
Public sector(4)	59,675	76,929	82,889	87,596	101,154	109,348	120,127

Total	83,618	98,488	106,428	111,268	125,394	137,628	149,093

By Creditor Type:
Banks and financial institutions	26,478	24,006	23,695	25,446	28,664	31,218	32,211
Suppliers	4,187	3,136	3,687	3,994	4,328	4,525	4,372
Multilateral	14,428	21,407	27,125	29,375	33,105	37,499	40,173
Bilateral	10,963	12,752	12,508	12,835	15,196	16,619	18,005
Bond holders/note holders	25,449	35,028	36,940	36,817	40,946	45,109	51,212
Others	2,112	2,160	2,474	2,802	3,154	2,659	3,120

Total	83,618	98.488	106,428	111,268	125,394	137,628	149,093

Ratios:
Debt service burden to exports of goods, and services & primary income	6.7%	6.7%	7.5%	6.3%	10.2%	11.4%	8.5%
Debt service burden to GNI(5)	2.1%	1.9%	2.2%	2.0%	3.0%	3.3%	2.5%
External debt to GNI	20.2%	25.3%	26.1%	26.0%	25.8%	26.4%	27.0	%(5)

Source: Bangko Sentral.

Notes:

(1)	Preliminary data as of September 30, 2025.
(2)	Debt with original maturity of one year or less.
(3)	Classification by debtor is based on the primary obligor under the relevant loan or rescheduling documentation.
(4)	Includes public sector debt whether or not guaranteed by the Government; does not include public banks.
(5)	For comparability with annual figures, GNI and GDP were annualized by taking the sum over the past four quarters of the GNI and GDP, respectively.

Government Financing Initiatives

The following are the major program loans approved by creditor agencies or availed of by the Government from 2020 to November 2025.

Program Loan	Creditor	Amount	Date Signed
($) unless otherwise specified
COVID-19 Active Response and Expenditure Support Program	ADB	1,500 million	April 2020
Third Disaster Risk Management Development Policy Loan	WB-IBRD	500 million	April 2020
Support to Capital Market Generated Infrastructure Financing, Subprogram 1	ADB	400 million	June 2020
Expanded Social Assistance Program	ADB	500 million	June 2020
COVID-19 Active Response and Expenditure Support Program	AIIB	750 million	June 2020
Expanding Private Participation in Infrastructure Program, Subprogram 2	AFD	EUR 150 million	June 2020
Inclusive Finance Development Program, Subprogram 2	AFD	EUR 100 million	June 2020
Emergency COVID-19 Response Development Policy Loan	WB-IBRD	500 million	June 2020
COVID-19 Crisis Response Emergency Support Loan	JICA	JPY 50 billion	July 2020
Competitive and Inclusive Agriculture Development Program, Subprogram 1	ADB	400 million	August 2020
Inclusive Development Program, Subprogram 2	ADB	300 million	August 2020
Disaster Resilience Improvement Program	ADB	500 million	September 2020
Post Disaster Standby Loan (Phase 2)	JICA	JPY 50 billion	September 2020
Program Loan for COVID-19 Emergency Response Program	KEXIM-EDCF	100 million	October 2020
Promoting Competitiveness and Enhancing Resilience to Natural Disasters Subprogram 2 Development Policy Loan	WB-IBRD	600 million	December 2020
Philippines First Financial Sector Reform Development Policy Loan	WB-IBRD	400 million	December 2020
Facilitating Youth School-to-Work Transition Program, Subprogram 3	ADB	400 million	December 2020
Second Health System Enhancement to Address and Limit COVID-19 under the Asia Pacific Vaccine Access Facility	AIIB	300 million	March 2021
Philippines First Financial Sector Reform Development Policy Loan	WB-IBRD	400 million	July 2021
Facilitating Youth School to Work Program, Subprogram 3	ADB	400 million	August 2021
Local Governance Reform Program, Subprogram 2	ADB	400 million	November 2021
Philippines Fourth Disaster Risk Management Development Policy Loan with a Catastrophe- Deferred Drawdown Option	WB-IBRD	500 million	November 2021

Program Loan	Creditor	Amount	Date Signed
($) unless otherwise specified
Disaster Risk Reduction Enhancement at the Local Level Program	AFD	EUR 250 million	December 2021
Build Universal Health Care Program, Subprogram 1	ADB	600 million	December 2021
Promoting Competitiveness and Enhancing Resilience to Natural Disasters Subprogram 3 Development Policy Loan	WB-IBRD	600 million	December 2021
Program Loan for COVID-19 Emergency Response Program (II) - Vaccination Program	KEXIM-EDCF	100 million	December 2021
Second Health System Enhancement to Address and Limit COVID-19 under the Asia Pacific Vaccine Access Facility – Additional Financing	AIIB	250 million	December 2021
COVID-19 Crisis Response Emergency Support Loan II	JICA	JPY 30 billion	April 2022
Climate Change Action Program, Subprogram 1	ADB	250 million	June 2022
Support to Capital Market Generated Infrastructure Financing, Subprogram 2	ADB	400 million	June 2022
Climate Change Action Program, Subprogram 1	AFD	EUR 150 million	December 2022
Competitive and Inclusive Agriculture Development Program, Subprogram 2	ADB	500 million	February 2023
Post-COVID-19 Business and Employment Recovery Program, Subprogram 1	ADB	500 million	February 2023
Second Philippines Financial Sector Reform Development Policy Loan	WB-IBRD	600 million	February 2023
Post-COVID-19 Business and Employment Recovery Program, Subprogram 1	AIIB	500 million	May 2023
Philippines First Sustainable Recovery Development Policy Loan	WB-IBRD	750 million	June 2023
Post Disaster Stand-by Loan Phase 3 (PDSL 3)	JICA	JPY 30 billion	August 2023
Inclusive Finance Development Program, Subprogram 3	ADB	300 million	November 2023
Philippines First Digital Transformation Development Policy Loan	WB-IBRD	600 million	November 2023
Domestic Resource Mobilization Program, Subprogram 1	ADB	400 million	December 2023
Build Universal Health Care Program, Subprogram 2	ADB	EUR equivalent of 450 million	December 2023
Inclusive Finance Development Program, Subprogram 3	AIIB	300 million	December 2023
Domestic Resource Mobilization, Subprogram 1	AIIB	400 million	December 2023
Philippines Disaster Risk Management and Climate Development Policy Loan with a Catastrophe Deferred Drawdown Option	WB-IBRD	500 million	December 2023
Philippines First Digital Transformation Development Policy Loan	AIIB	EUR equivalent of USD 400 million	January 2024

Program Loan	Creditor	Amount	Date Signed
($) unless otherwise specified
Build Universal Health Care Program, Subprogram 2	AIIB	EUR equivalent of USD 400 million	January 2024
Philippines Second Sustainable Recovery Development Policy Loan	WB-IBRD	EUR equivalent of USD 750 million	August 2024
Philippines Second Digital Transformation Development Policy Loan	WB-IBRD	EUR equivalent of USD 750 million	November 2024
Climate Change Action Program - Subprogram 2	ADB	EUR equivalent of USD 500 million	December 2024
Public Financial Management Reform Program - Subprogram 1	ADB	USD 500 million	December 2024
Second Disaster Resilience Improvement Program	ADB	USD 500 million	February 2025
Business and Employment Recovery Program, Subprogram 2	ADB	USD 500 million	March 2025
Climate Change Action Program, Subprogram 2 (CCAP 2)	JICA	JPY 35 billion	March 2025
Build Universal Health Care, Subprogram 2 (BUHC 2)	JICA	JPY 30 billion	March 2025
Philippines First Energy Transition and Climate Resilience Development Policy Loan (ETCR DPL1)	WB-IBRD	USD 800 million	April 2025
Climate Change Action Program, Subprogram 2	AFD	EUR 250 million	April 2025
Insurance Reform Program, Subprogram 1	ADB	JPY equivalent of USD 400 million	November 2025

Source: International Finance Group, Department of Finance. As of November 30, 2025.

Public Sector Debt

The following table presents the Republic’s outstanding consolidated public sector debt as of the dates indicated.

	Outstanding Consolidated Public Sector Debt(1)
	As of December 31,
	2020	2021	2022	2023	2024
	(₱ in billions, except percentages)
Outstanding Consolidated non-financial public sector debt:
Domestic	5,771.3	7,097.2	8,021.7	8,710.5	9,472.1
Foreign	3,201.7	3,592.9	4,225.7	4,608.4	5,059.8
Total	8,973.0	10,690.1	12,247.4	13,319.0	14,531.8
Financial public corporations
Bangko Sentral:(2)
Domestic	4,868.7	4,664.8	4,580.9	4,765.9	4,813.1
Foreign	183.5	330.2	340.4	345.7	356.2

Total	5,052.3	4,995.0	4,921.3	5,111.5	5,169.3

GFIs:(3)
Domestic	56.0	43.6	30.2	23.6	31.1
Foreign	113.9	104.2	117.7	85.2	67.0

Total	169.9	147.8	147.9	108.9	98.0

Domestic	4,924.7	4,708.4	4,611.1	4,789.5	4,844.2
Foreign	297.4	434.4	458.0	430.9	423.2

Total	5,222.1	5,142.8	5,069.2	5,220.4	5,267.4

Less: Intrasector-debt holdings
Domestic:
Government securities held by GFIs and Bangko Sentral	2,131.5	2,539.1	2,640.8	2,481.0	2,396.0
Government deposits at Bangko Sentral	798.6	907.6	431.8	379.8	318.7
GFIs deposits at Bangko Sentral	740.1	698.6	638.2	484.1	434.1
GOCC deposits at Bangko Sentral	0.0	0.0	0.0	1.4	0.1
GOCC loans/other debt held by GFIs	183.6	189.4	195.4	184.7	179.4
GFIs loans/other debt held by Bangko Sentral	36.0	36.0	27.6	27.3	27.0
Local governments debt held by GFIs	93.9	120.0	160.0	188.3	219.2

Total	3,983.7	4,490.6	4,093.9	3,746.7	3,574.6

Foreign
Government’s securities held by Bangko Sentral	92.4	87.5	78.6	78.7	70.8

Total	4,076.1	4,578.1	4,172.5	3,825.4	3,645.4

Total public sector
Domestic	6,712.4	7,315.0	8,538.9	9,753.3	10,741.6
Foreign	3,406.7	3,939.8	4,605.2	4,960.7	5,412.1

Total	10,119.1	11,254.8	13,144.1	14,714.0	16,153.7

Sources: Fiscal Policy and Planning Office; Department of Finance.

Note:

(1)

The consolidated public sector comprises the general government sector, non-financial public corporations, and financial public corporations, after elimination of intra-debt holdings among these sectors.

(2)	Comprises all liabilities of Bangko Sentral (including currency issues) except for allocation of SDRs and revaluation of international reserves.
(3)	Comprises all liabilities of DBP, LBP, and Trade & Investment Development Corporation.

The following table presents the Republic’s outstanding consolidated non-financial public sector debt as of the dates indicated.

	Outstanding Consolidated Non-financial Public Sector Debt(1) As of December 31,
	2020	2021	2022	2023	2024
	(₱ in billions, except percentages)
Total(2)	8,973.0	10,690.1	12,247.4	13,319.0	14,531.8
Domestic	5,771.3	7,097.2	8,021.7	8,710.5	9,472.1
Foreign	3,201.7	3,592.9	4,225.7	4,608.4	5,059.8
National Government	9,795.0	11,728.5	13,418.9	14,616.3	16,051.3
Domestic	6,694.7	8,170.4	9,208.4	10,017.9	10,930.4
Foreign	3,100.3	3,558.1	4,210.5	4,598.3	5,120.9
Non-financial public corporations (major GOCCs)(3)	399.7	367.3	346.5	299.6	297.6
Domestic(3)	234.2	246.7	236.7	191.7	253.2
Foreign(3)	165.5	120.6	109.8	108.0	44.4
Extrabudgetary: NIA and PNR	1.1	1.0	0.9	0.8	0.0
Domestic	0.0	0.0	0.0	0.0	0.0
Foreign	1.0	1.0	0.9	0.8	0.0
Local government units(4)	113.1	136.6	174.5	200.9	231.0
Domestic	113.1	136.6	174.5	200.9	231.0
Foreign	0.0	0.0	0.0	0.0	0.0
Less: Government debt held by Bond Sinking Funds)(5)	640.0	698.6	706.3	696.8	733.2
Domestic	579.5	616.7	616.3	603.6	640.6
Foreign	60.5	81.9	90.0	93.3	92.6
Intra-sector debt holdings (domestic)	638.2	801.2	952.5	1,084.6	1,306.4
Government debt held by SSIs	628.6	791.9	943.8	1,076.9	1,298.7
Government debt held by LGUs	0.01	0.0	0.0	0.0	0.0
LGU loans held by MDFO	9.6	9.3	8.7	7.7	7.7
Government debt held by GOCCs	11.2	9.7	8.8	2.4	1.1
Onlending from National Government to GOCCs	41.8	28.9	20.3	9.4	7.6
Infra-sector debt holdings (external)	4.7	4.9	5.4	5.4	5.6
GOCCs debt held by National Government	4.7	4.9	5.4	5.4	5.6
Total (as % of GDP)	56.4%	58.0%	59.7%	60.5%	61.1%
Domestic (as % of GDP)	37.4%	37.7%	38.8%	40.1%	40.6%
Foreign (as % of GDP)	19.0%	20.3%	20.9%	20.4%	20.5%

Sources: Fiscal Policy and Planning Office; Department of Finance.

Notes:

(1)

The consolidated non-financial public sector comprises the general government sector and non-financial public corporations. The consolidated non-financial public sector does not include financial public corporations.

(2)	Government debt under the revised methodology excludes contingent obligations.
(3)	Excludes extrabudgetary items (MA and PNR).
(4)	Borrowings from private banks guaranteed by the LGUs since the fourth quarter of 2016.
(5)	Including Securities Stabilization Fund and adjustment in the Government debt held by the Bond Sinking Fund.

As of December 31, 2024, the outstanding consolidated public sector debt was ₱16.2 trillion, equivalent to 61.1% of the Republic’s GDP, compared with a public sector-debt-to-GDP ratio of 60.5% as of December 31, 2023. As of December 31, 2024, total outstanding consolidated GG debt was ₱14.5 trillion, reflecting a 9.1% increase over the ₱13.3 trillion recorded as of December 31, 2023. Total domestic debt increased by 8.7% to ₱9.5 trillion as of December 31, 2024 from ₱8.7 trillion as of December 31, 2023. Foreign debt increased by 9.8% to ₱5.1 trillion as of December 31, 2024 from ₱4.6 trillion as of December 31, 2023.

Direct Debt of the Republic

The following table summarizes the outstanding direct debt of the Republic as of the dates indicated.

	Outstanding Direct Debt of the Republic(1)(2)
	As of December 31,
	2020	2021	2022	2023	2024(3)	2025(4)
	(₱ in millions, except as otherwise indicated)
Medium/long-term debt(5)	8,838,966	10,932,406	13,008,499	14,071,375	15,297,133	16,701,611
Domestic	5,738,647	7,374,271	8,798,026	9,473,038	10,176,246	11,170,688
External (U.S.$ million)	64,562	69,803	75,436	82,976	88,525	94,177
Short-term debt(6)
Domestic	956,040	796,143	410,361	544,892	754,168	946,368

Total debt	9,795,006	11,728,549	13,418,860	14,616,267	16,051,302	17,647,979

Sources: Bureau of the Treasury; Department of Finance.

Notes:

(1)

Includes Government debt that is on-lent to GOCCs and other public sector entities. Excludes debt guaranteed by the Government and debt originally guaranteed by other public sector entities for which the guarantee has been assumed by the Government. The table reflects debt of the Government only and does not include any other public sector debt.

(2)	Amounts in original currencies were translated into U.S. dollars or pesos, using the Bangko Sentral’s reference exchange rates at the end of each period.
(3)	Revised data.
(4)	Preliminary data as of November 30, 2025.
(5)	Debt with original maturities of one year or longer.
(6)	Debt with original maturities of less than one year.

Direct Domestic Debt of the Republic

The following table summarizes the outstanding direct domestic debt of the Republic as of the dates indicated.

	Outstanding Direct Domestic Debt of the Republic(1)(2)
	As of December 31,
	2020	2021	2022	2023	2024	2025(3)
	(₱ in millions)
Loans
Direct	156	156	156	156	156	156
Assumed(4)	792	0	0	0	0	0
Total loans	948	156	156	156	156	156
Securities
Treasury bills	949,479	796,143	410,361	529,892	754,168	946,368
Treasury notes/bonds	5,744,260	7,374,115	8,797,870	9,487,882	10,176,090	11,170,532

Total securities	6,693,739	8,170,258	9,208,231	10,017,774	10,930,259	12,116,900

Total debt	9,795,006	11,728,549	13,418,860	14,616,267	16,051,302	17,647,979

Sources: Bureau of the Treasury; Department of Finance.

Notes:

(1)

Includes Government debt that is on-lent to GOCCs and other public sector entities. Excludes debt guaranteed by the Government and debt originally guaranteed by other public sector entities for which the guarantee has been assumed by the Government. The table reflects debt of the Government only, and does not include any other public sector debt.

(2)	Amounts in original currencies were translated into U.S. dollars or pesos, as applicable, using the Bangko Sentral’s reference exchange rates at the end of each period.
(3)

Preliminary data as of November 30, 2025. Amounts in original currencies were translated into U.S. dollars or pesos, as applicable, using Bangko Sentral’s reference exchange rates as of December 1, 2025, which was the next business day following the end of the period indicated.

(4)	Assumed loans of Development Bank of the Philippines, the National Development Company and the Philippine National Bank.

The following table sets out the direct domestic debt service requirements of the Republic for the years indicated.

	Direct Domestic Debt Service Requirements of the Republic(1)
	Principal Repayments	Interest Payments	Total(2)
	(₱ in millions)		(₱ in millions)	($ in millions)
2020	440,401	279,056	719,457	14,977
2021	537,538	333,335	870,873	17,152
2022	659,834	383,452	1,043,286	18,590
2023	854,165	435,742	1,289,907	23,214
2024	1,018,036	539,829	1,557,865	26,853
2025(3)	1,009,109	593,067	1,602,176	27,252
2026(4)	889,338	707,477	1,596,815	28,014

Sources: Bureau of the Treasury; Department of Finance.

Notes:

(1)

Excludes debt service in respect of Government debt that is on-lent to GOCCs and other public sector entities guaranteed by the Government and debt originally guaranteed by other public sector entities for which the guarantee has been assumed by the Government.

(2)

Amounts in pesos were translated into U.S. dollars using the applicable Bangko Sentral reference exchange rates at the end of each period. For the period from 2024 to 2025, amounts in pesos were translated into U.S. dollars using the Bangko Sentral’s reference exchange rates at the end of the applicable period.

(3)	Data as of November 30, 2025.
(4)

Projection based on Budget of Expenditures and Sources of Financing FY 2026. Amounts in pesos were translated into U.S dollar using DBCC approved exchange rate (P57.0/USD-midpoint). Principal payment includes settlement of promissory note to BSP for advances made in 2016 to cover increase in IMF quota subscription.

Direct External Debt of the Republic

The following table summarizes the outstanding direct external debt of the Republic as of the dates indicated.

	Outstanding Direct External Debt of the Republic(1)(2) As of December 31,
	2020	2021	2022	2023	2024	2025(3)
	($ in millions)
Loans
Multilateral	19,275	22,574	25,155	28,890	33,212	35,975
Bilateral	8,042	8,308	8,581	9,254	8,949	10,245
Commercial	2	1	1	0	0	0

Total loans	27,319	30,883	33,737	38,144	42,161	46,220
Securities:
Euro Bonds	2,387	4,609	4,320	3,811	3,573	4,406
Yen Bonds	2,388	1,687	1,787	1,615	966	971
Philippine Peso Notes	2,700	1,679	981	988	947	933
Chinese Yuan Bonds	607	392	0	0	0	0

U.S. Dollar Bonds	29,161	30,553	34,611	37,418	39,878	40,647
Islamic Certificates	0	0	0	1,000	1,000	1,000

Total securities	37,243	38,920	41,699	44,832	46,364	47,957

Total	64,562	69,803	75,436	82,976	88,525	94,177

Sources: Bureau of the Treasury; Department of Finance.

Notes:

(1)

Includes Government debt that is on-lent to GOCCs and other public sector entities. Excludes debt guaranteed by the Government and debt originally guaranteed by other public sector entities for which the guarantee has been assumed by the Government. The table reflects debt of the Government only, and does not include any other public sector debt.

(2)	Amounts in original currencies were translated into U.S. dollars using the applicable Bangko Sentral reference exchange rates at the end of each period.
(3)	Preliminary data as of November 30, 2025.

The following table sets out, by designated currency and the equivalent amount in U.S. dollars, the outstanding direct external debt of the Republic as of the date indicated.

	Summary of Outstanding Direct External Debt of the Republic by Currency(1) As of November 30, 2025
	Amount in Original Currency	Equivalent Amount in $(3)	% of Total
	(in millions, unless otherwise indicated, except percentages)
U.S. dollar	74,256	74,256	78.9%
Japanese yen	1,389,730	8,904	9.5%
Euro	8,248	9,564	10.2%
Peso	54,794	933	1.0%
Other currencies	—	520	0.6%

Total	—	94,177	100.0%

Sources: Bureau of the Treasury; Department of Finance.

Notes:

(1)

Includes Government debt that is on-lent to GOCCs and other public sector entities. Excludes debt guaranteed by the Government and debt originally guaranteed by other public sector entities for which the guarantee has been assumed by the Government. The table reflects debt of the Government only and does not include any other public sector debt.

(2)

Includes Government debt that is on-lent to GOCCs and other public sector entities. Excludes debt guaranteed by the Government and debt originally guaranteed by other public sector entities for which the guarantee has been assumed by the Government. The table reflects debt of the Government only and does not include any other public sector debt.

(3)

Amounts in original currencies were translated into U.S. dollars using Bangko Sentral’s reference exchange rates as of December 1, 2025, which was the next business day following the end of the period indicated.

The following table sets out the direct external debt service requirements of the Republic for the years indicated.

	Direct External Debt Service Requirements of the Republic(1)
Year	Principal Repayments	Interest Payments	Total
	($ in millions)
2020(2)	2,949	2,110	5,059
2021(2)	4,671	1,893	6,564
2022(2)	2,325	2,128	4,453
2023(2)	2,180	3,466	5,646
2024(2)	4,125	3,852	7,977
2025(2)	3,659	3,532	7,192
2026(3)(4)	2,917	4,255	7,172

Sources: Bureau of the Treasury; Department of Finance.

Notes:

(1)

Excludes debt service in respect of Government debt that is on-lent to GOCCs and other public sector entities or guaranteed by the Government and debt originally guaranteed by other public sector entities for which the guarantee has been assumed by the Government.

(2)	Amounts in original currencies were translated into U.S. dollars using the applicable Bangko Sentral reference exchange rates at the end of each period.
(3)	Data as of November 30, 2025.
(4)	Projection based on Budget of Expenditures and Sources of Financing FY 2026. Amounts in pesos were translated into U.S dollar using DBCC approved exchange rate (P57.0/USD-midpoint).

Government-Guaranteed Debt

The following table sets out guarantees of indebtedness by the Republic, including guarantees assumed by the Government, as of the dates indicated.

	Summary of Outstanding Guarantees of the Republic(1)(2) As of December 31,
	2020	2021	2022	2023	2024	2025(4)
	(in billions)
Total (₱)	458.3	423.9	399.0	349.4	346.7	356.0
Domestic (₱)	254.4	195.1	205.8	181.8	255.5	267.6
External (₱)	203.9	228.8	193.3	167.7	91.2	88.4
External ($)(3)	4.2	4.5	3.5	3.0	1.6	1.5

Sources: Bureau of the Treasury; Department of Finance.

Notes:

(1)	Includes debt originally guaranteed by the Government and debt guaranteed by other public sector entities for which the guarantee has been assumed by the Government.
(2)	Amounts in original currencies were translated into U.S. dollars or pesos, as applicable, using Bangko Sentral’s reference exchange rates at the end of each period.
(3)	Amounts in original currencies were translated into U.S. dollars using the applicable Bangko Sentral reference exchange rates as of the next business day following the end of the period indicated.
(4)	Based on preliminary data as of November 30, 2025.

Payment History of Foreign Debt

The following table sets out the outstanding foreign-currency bonds issued by the Republic as of the dates indicated.

	Foreign Currency Bonds Issued by the Republic(1)
	Original Balance as of Issue Date(2)	Outstanding Balance as of December 31, 2023(3)	Outstanding Balance as of December 31, 2024(4)	Outstanding Balance as of November 30, 2025(5)
	($ in millions)
U.S. dollar bonds	71,420.1	37,418	39,878	40,647
Chinese Yuan Bond	556.2	0	0	0
Euro Bonds	8,275.3	3,811	3,573	4,406
Japanese yen bonds	4,013.3	1,615	966	971
Islamic Certificates	1,000	1,000	1,000	1,000

Total foreign-currency bonds	85,164.9	43,844	45,417	47,024

Sources: Bureau of the Treasury; Department of Finance

Notes:

(1)	Excludes debt securities of GOCCs and other public sector entities guaranteed by the Government.

(2)

Represents the aggregate of the original balances as of the issue dates of foreign currency bonds outstanding as of October 31, 2025. Amounts in original currencies were translated into U.S. dollars using the applicable Bangko Sentral reference exchange rates prevailing on the date of issuance.

(3)

Amounts in original currencies were translated into U.S. dollars using Bangko Sentral’s reference exchange rates as of January 2, 2024, which was the next business day following the end of the period indicated.

(4)

Amounts in original currencies were translated into U.S. dollars using Bangko Sentral’s reference exchange rates as of January 2, 2025, which was the next business day following the end of the period indicated.

(5)

Amounts in original currencies were translated into U.S. dollars using Bangko Sentral’s reference exchange rates as of December 1, 2025, which was the next business day following the end of the period indicated.

DESCRIPTION OF THE GLOBAL BONDS

General

The global bonds will be issued under a fiscal agency agreement, dated as of October 4, 1999, as supplemented by supplement no. 1 to the fiscal agency agreement dated February 26, 2004, supplement no. 2 to the fiscal agency agreement dated January 11, 2006 and a supplement no. 3 to the fiscal agency agreement dated February 1, 2018, between the Republic and The Bank of New York Mellon (as successor in interest to JPMorgan Chase Bank, N.A.), as fiscal agent (the “fiscal agency agreement”). The global bonds are a series of debt securities more fully described in the accompanying prospectus, except to the extent indicated below.

The global bonds will be the direct, unconditional, unsecured and general obligations of the Republic and will rank without any preference among themselves and equally with all other present and future unsecured and unsubordinated External Indebtedness (as defined in the accompanying prospectus) of the Republic. It is understood that this provision shall not be construed so as to require the Republic to make payments under the global bonds ratably with payments being made under any other external indebtedness of the Republic.

The following statements are subject to the provisions of the fiscal agency agreement and the global bonds. Since the following is only a summary, we urge you to read the fiscal agency agreement and the form of global bonds before deciding whether to invest in the global bonds. The Republic has filed forms of these documents as exhibits to the registration statement numbered 333-286375. You should refer to the exhibits for more complete information. Capitalized terms not defined below shall have the respective meanings given in the accompanying prospectus.

The    global bonds will:

•	bear interest at % from , 2026;

•	mature at par on , 20 ;

•	pay interest on and of each year. The first interest payment will be made on , 2026 in respect of the period from (and including) , 2026 to (but excluding) , 2026; and

•

pay interest to the persons in whose names the global bonds are registered on the record date, which is the close of business on the preceding    or   , (whether or not a business day), as the case may be. Interest will be calculated on the basis of a 360-day year, consisting of twelve 30-day months.

The    global bonds will:

•	bear interest at % from , 2026;

•	mature at par on , 20 ;

•	pay interest on and of each year. The first interest payment will be made on , 2026 in respect of the period from (and including) , 2026 to (but excluding) , 2026; and

•

pay interest to the persons in whose names the global bonds are registered on the record date, which is the close of business on the preceding    or   , (whether or not a business day), as the case may be. Interest will be calculated on the basis of a 360-day year, consisting of twelve 30-day months.

The    global bonds will:

•	bear interest at % from , 2026;

•	mature at par on , 20 ;

•	pay interest on and of each year. The first interest payment will be made on , 2026 in respect of the period from (and including) , 2026 to (but excluding) , 2026; and

•

pay interest to the persons in whose names the global bonds are registered on the record date, which is the close of business on the preceding    or   , (whether or not a business day), as the case may be. Interest will be calculated on the basis of a 360-day year, consisting of twelve 30-day months.

The global bonds will be designated Collective Action Securities, and, as such, will contain provisions regarding default, acceleration, voting on amendments, modifications, changes, waivers, future issues of global bonds and other reserve matters listed in the fiscal agency agreement, which are commonly referred to as “collective action clauses.” Under these provisions, which are described in the section entitled “Collective Action Securities,” on page 19 of the accompanying prospectus, the Republic may, among other things, amend the payment provisions of any series of debt securities (including the global bonds) and other reserve matters listed in the fiscal agency agreement with the consent of the holders of: (i) with respect to a single series of debt securities, more than 75% of the aggregate principal amount of the outstanding debt securities of such series; (ii) with respect to two or more series of debt securities, if certain “uniformly applicable” requirements are met, more than 75% of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate; or (iii) with respect to two or more series of debt securities, more than 66 2⁄3% of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate, and more than 50% of the aggregate principal amount of the outstanding debt securities of each series affected by the proposed modification, taken individually.

The Republic will apply to the Euro MTF for listing of, and permission to deal in, the global bonds in accordance with the rules of the Luxembourg Stock Exchange. Application has been made to admit the global bonds to listing on the Official List of the Luxembourg Stock Exchange and to trading on the Euro MTF.

The issue and sale of the global bonds were authorized by the Special Authority signed by the President of the Republic on December 26, 2025. The Monetary Board of the Republic granted its approval-in-principle for the offering of the global bonds on October 30, 2025. The offering remains subject to certain additional approvals of the Monetary Board.

Book Entry

The Republic will issue the global bonds in the form of fully registered global securities.

The Republic will deposit the global securities with DTC and register the global securities in the name of Cede & Co., as DTC’s nominee. Beneficial interests in the global securities will be represented by, and transfers thereof will be effected only through, book-entry accounts maintained by DTC and its participants.

You may hold your beneficial interests in a global security through Euroclear or Clearstream, Luxembourg, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream, Luxembourg (the “Clearing System Depositaries”) will hold their participants’ beneficial interests in a global security in their customers’ securities accounts with the Clearing System Depositaries. The Clearing System Depositaries in turn will hold such interests in their customers’ securities accounts with DTC.

Certificated Securities

In circumstances detailed in the accompanying prospectus (see “Description of the Securities—Description of the Debt Securities—Global Securities—Registered Ownership of the Global Security”), the Republic could issue certificated securities. The Republic will only issue certificated securities in fully registered form in minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof. The holders of certificated securities shall present directly at the corporate trust office of the fiscal agent, at the office of the Luxembourg paying and transfer agent or at the office of any other transfer agent as the Republic may designate from time to time all requests for the registration of any transfer of such securities, for the exchange of such securities for one or more new certificated securities in a like aggregate principal amount and in authorized denominations and for the replacement of such securities in the cases of mutilation, destruction, loss or theft. Certificated securities issued as a result of any partial or whole transfer, exchange or replacement of the global bonds will be delivered to the holder at the corporate trust office of the fiscal agent, at the office of the Luxembourg paying and transfer agent or at the office of any other transfer agent, or (at the risk of the holder) sent by mail to such address as is specified by the holder in the holder’s request for transfer, exchange or replacement.

Registration and Payments

The Republic will pay the principal amount of a global bond on its maturity date in immediately available funds in the City of New York upon presentation of the global bond at the office of the fiscal agent in the City of New York or, subject to applicable law and regulations, at the office outside the United States of any paying agent, including the Luxembourg paying agent (if the global bonds are listed on the Euro MTF and the rules of the Luxembourg Stock Exchange so require).

The Republic will appoint the fiscal agent as registrar, principal paying agent and transfer agent of the global bonds. In these capacities, the fiscal agent will, among other things:

•	maintain a record of the aggregate holdings of global bonds represented by the global securities and any certificated securities and accept global bonds for exchange and registration of transfer;

•

ensure that payments of principal and interest in respect of the global bonds received by the fiscal agent from the Republic are duly paid to the depositaries for the global securities or their respective nominees and any other holders of any global bonds; and

•	transmit to the Republic any notices from holders of any of the global bonds.

If the global bonds are accepted for listing on the Euro MTF, and the rules of the Luxembourg Stock Exchange so require, the Republic will appoint and maintain a Luxembourg paying and transfer agent, which shall initially be The Bank of New York Mellon SA/NY, Luxembourg Branch. Payments and transfers with respect to the global bonds may be effected through the Luxembourg paying and transfer agent, which will be executed through Euroclear and Clearstream, Luxembourg. Holders of certificated global bonds may present such securities for registration of transfer or payment at the office of the Luxembourg paying and transfer agent. Forms of the transfer notice (or other instrument of transfer) are available, and duly completed transfer notices (or other instrument of transfer) may be submitted, at the office of the Luxembourg paying and transfer agent. For so long as the global bonds are listed on the Euro MTF, the Republic will publish any change as to the identity of the Luxembourg paying and transfer agent on the website of the Luxembourg Stock Exchange at www.luxse.com.

Redemption and Sinking Fund

The Republic may not redeem the global bonds prior to maturity. The Republic will not provide a sinking fund for the amortization and retirement of the global bonds.

Regarding the Fiscal Agent

The fiscal agent has its principal corporate trust office at 240 Greenwich Street, New York, New York 10286. The Republic will at all times maintain a paying agent and a transfer agent in the City of New York which will, unless otherwise provided, be the fiscal agent. The Republic may maintain deposit accounts and conduct other banking transactions in the ordinary course of business with the fiscal agent. The fiscal agent will be the agent of the Republic, not a trustee for holders of any global bonds. Accordingly, the fiscal agent will not have the same responsibilities or duties to act for such holders as would a trustee, except that all funds held by the fiscal agent, the London paying agent or the Luxembourg paying and transfer agent, for the payment of principal, and premium, if any, or interest on the global bonds shall be held by the fiscal agent in trust for the holders of the global bonds. None of the fiscal agent, the London paying agent or the Luxembourg paying and transfer agent will have any responsibility or liability in relation to payments of principal and interest.

The fiscal agency agreement and the supplements to the fiscal agency agreement are not required to be qualified under the Trust Indenture Act of 1939 (the “Trust Indenture Act”). Accordingly, the fiscal agency agreement and the supplements to the fiscal agency agreement may not contain all of the provisions which could be beneficial to holders of the global bonds which would be contained in an indenture qualified under the Trust Indenture Act.

Notices

All notices will be mailed to the registered holders of the global bonds.

If a depositary is the registered holder of the global bonds, each beneficial holder must rely on the procedures of the depositary and its participants to receive notice, subject to any statutory or regulatory requirements. Notices may also be published on the website of the Luxembourg Stock Exchange at www.luxse.com.

GLOBAL CLEARANCE AND SETTLEMENT

The Republic has obtained the information in this section from sources it believes to be reliable, including from DTC, Euroclear and Clearstream, Luxembourg, and the Republic takes responsibility for the accurate reproduction of this information. The Republic takes no responsibility, however, for the accuracy of this information. Although DTC, Euroclear and Clearstream, Luxembourg have agreed to the procedures provided below to facilitate transfers of global bonds among participants of DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform such procedures. In addition, such procedures may be modified or discontinued at any time. None of the Republic, the fiscal agent, the London paying agent or the Luxembourg paying and transfer agent will have any responsibility for the performance by DTC, Euroclear or Clearstream, Luxembourg or their respective participants or indirect participants of the respective obligations under the rules and procedures governing their operations.

The Clearing Systems

The Depository Trust Company. DTC is:

•	a limited-purpose trust company organized under the New York Banking Law; a “banking organization” under the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” under the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934 (the “Exchange Act”).

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between its participants. It does this through electronic book-entry settlement in the accounts of its direct participants, eliminating the need for physical movement of securities certificates. DTC is a wholly-owned subsidiary of The Depository Trust and Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by users of its regulated subsidiaries.

DTC can act only on behalf of its direct participants, who in turn act on behalf of indirect participants and certain banks. In addition, unless a global security is exchanged in whole or in part for a definitive security, it may not be physically transferred, except as a whole among DTC, its nominees and their successors. Therefore, your ability to pledge a beneficial interest in the global security to persons that do not participate in the DTC system, and to take other actions, may be limited because you will not possess a physical certificate that represents your interest.

Euroclear and Clearstream, Luxembourg. Like DTC, Euroclear and Clearstream, Luxembourg hold securities for their participants and facilitate the clearance and settlement of securities transactions between their participants through electronic book-entry settlement in their accounts. Euroclear and Clearstream, Luxembourg provide various services to their participants, including the safekeeping, administration, clearance and settlement and lending and borrowing of internationally traded securities. Euroclear and Clearstream, Luxembourg participants are financial institutions such as underwriters, securities brokers and dealers, banks, trust companies and other organizations. Other banks, brokers, dealers and trust companies have indirect access to Euroclear or Clearstream, Luxembourg by clearing through or maintaining a custodial relationship with a Euroclear or Clearstream, Luxembourg participant.

Initial Settlement

If you plan to hold your interests in the securities through DTC, you will follow the settlement practices applicable to global security issues. If you plan to hold your interests in the securities through Euroclear or

Clearstream, Luxembourg, you will follow the settlement procedures applicable to conventional Eurobonds in registered form. If you are an investor on the settlement date, you will pay for the global bonds by wire transfer and the entity through which you hold your interests in the global bonds will credit your securities custody account.

Secondary Market Trading

The purchaser of securities determines the place of delivery in secondary market trading. Therefore, it is important for you to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date (i.e., the date specified by the purchaser and seller on which the price of the securities is fixed).

Settlement among DTC participants. DTC participants will transfer interests in the securities among themselves in the ordinary way according to the rules and operating procedures of DTC governing global security issues. Participants will pay for these transfers by wire transfer.

Settlement among Euroclear and/or Clearstream, Luxembourg participants. Euroclear and Clearstream, Luxembourg participants will transfer interests in the securities among themselves in the ordinary way according to the rules and operating procedures of Euroclear and Clearstream, Luxembourg governing conventional Eurobonds. Participants will pay for these transfers by wire transfer.

Settlement between a DTC seller and a Euroclear or Clearstream, Luxembourg purchaser. When the securities are to be transferred from the account of a DTC participant to the account of a Euroclear or Clearstream, Luxembourg participant, the purchaser must first send instructions to Euroclear or Clearstream, Luxembourg through a participant at least one business day before the settlement date for such securities. Euroclear or Clearstream, Luxembourg will then instruct its depositary to receive the securities and make payment for them. On the settlement date for such securities, the depositary will make payment to the DTC participant’s account and the securities will be credited to the depositary’s account. After settlement has been completed, DTC will credit the securities to Euroclear or Clearstream, Luxembourg, and in turn Euroclear or Clearstream, Luxembourg will credit the securities, in accordance with its usual procedures, to the participant’s account, and the participant will then credit the purchaser’s account. These securities credits will appear the next day (European time) after the settlement date. The cash debit from the account of Euroclear or Clearstream, Luxembourg will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the cash debit will instead be valued at the actual settlement date.

Participants in Euroclear and Clearstream, Luxembourg will need to make funds available to Euroclear or Clearstream, Luxembourg in order to pay for the securities by wire transfer on the value date. The most direct way of doing this is to preposition funds (i.e., have funds in place at Euroclear or Clearstream, Luxembourg before the value date), either from cash on hand or from existing lines of credit. Under this approach, however, participants may take on credit exposure to Euroclear and Clearstream, Luxembourg until the securities are credited to their accounts one day later.

As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to a participant, the participant may decide not to preposition funds, but to allow Euroclear or Clearstream, Luxembourg to draw on the line of credit to finance settlement for the securities. Under this procedure, Euroclear or Clearstream, Luxembourg would charge the participant overdraft charges for one day, assuming that the overdraft would be cleared when the securities were credited to the participant’s account. However, interest on the securities would accrue from the value date. Therefore, in many cases the interest income on securities which the participant earns during that one-day period will substantially reduce or offset the amount of the participant’s overdraft charges. Of course, this result will depend on the cost of funds to (i.e., the interest rate that Euroclear or Clearstream, Luxembourg charges) each participant.

Since the settlement will occur during New York business hours, a DTC participant selling an interest in the securities can use its usual procedures for transferring global securities to the Clearing System Depositaries of Euroclear or Clearstream, Luxembourg for the benefit of Euroclear or Clearstream, Luxembourg participants. The DTC seller will receive the sale proceeds on the settlement date. Thus, to the DTC seller, a cross-market sale will settle no differently than a trade between two DTC participants.

Finally, day traders that use Euroclear or Clearstream, Luxembourg and that purchase global bonds from DTC participants for credit to Euroclear participants or Clearstream, Luxembourg participants should note that these trades will automatically fail on the sale side unless one of the following three steps is taken:

•

borrowing through Euroclear or Clearstream, Luxembourg for one day, until the purchase side of the day trade is reflected in their Euroclear account or Clearstream, Luxembourg account, in accordance with the clearing system’s customary procedures;

•

borrowing the global bonds in the United States from a DTC participant no later than one day prior to settlement, which would give the global bonds sufficient time to be reflected in the borrower’s Euroclear account or Clearstream, Luxembourg account in order to settle the sale side of the trade; or

•

staggering the value dates for the buy and sell sides of the trade so that the value date of the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear participant or Clearstream, Luxembourg participant.

Settlement between a Euroclear or Clearstream, Luxembourg seller and a DTC purchaser. Due to time zone differences in their favor, Euroclear and Clearstream, Luxembourg participants can use their usual procedures to transfer securities through their Clearing System Depositaries to a DTC participant. The seller must first send instructions to Euroclear or Clearstream, Luxembourg through a participant at least one business day before the settlement date. Euroclear or Clearstream, Luxembourg will then instruct its depositary to credit the securities to the DTC participant’s account and receive payment. The payment will be credited in the account of the Euroclear or Clearstream, Luxembourg participant on the following day, but the receipt of the cash proceeds will be back valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the receipt of the cash proceeds will instead be valued at the actual settlement date.

If the Euroclear or Clearstream, Luxembourg participant selling the securities has a line of credit with Euroclear or Clearstream, Luxembourg and elects to be in debit for the securities until it receives the sale proceeds in its account, then the back-valuation may substantially reduce or offset any overdraft charges that the participant incurs over that one-day period.

TAXATION

General

The Republic urges you to consult your own tax advisors to determine your particular tax consequences in respect of participating in the offering, and of owning and selling the global bonds.

Philippine Taxation

The following is a summary of certain Philippine tax consequences that may be relevant to non-Philippine holders of the global bonds in connection with the holding and disposition of the global bonds. The Republic uses the term “non-Philippine holders” to refer to (i) non-residents of the Philippines who are neither citizens of the Philippines nor are engaged in trade or business within the Philippines and (ii) non-Philippine corporations not engaged in trade or business in the Philippines. If you are not a non-Philippine holder, you should consult your tax advisor about the consequences of holding the global bonds.

This summary is based on Philippine laws, rules, and regulations in effect as of the date hereof, all of which are subject to change and may apply retroactively. It is not intended to constitute a complete analysis of the tax consequences under Philippine law regarding the receipt, ownership, or disposition of the global bonds, in each case by non-Philippine holders, nor to describe any of the tax consequences that may be applicable to residents of the Republic.

Effect of Holding Global Bonds. Payments by the Republic of principal of and interest on the global bonds to a non-Philippine holder will not subject such non-Philippine holder to taxation in the Philippines by reason solely of the holding of the global bonds or the receipt of principal or interest in respect thereof.

Taxation of Interest on the Global Bonds. When the Republic makes payments of principal and interest to a non-Philippine holder of the global bonds, no amount will be withheld from such payments for, or on account of, any taxes of any kind imposed, levied, withheld or assessed by the Philippines or any political subdivision or taxing authority thereof or therein.

Taxation of Capital Gains. Non-Philippine holders of the global bonds will not be subject to Philippine income or withholding tax in connection with the sale, exchange, or retirement of a global bond if such sale, exchange, or retirement is made outside the Philippines or if an exemption is available under an applicable tax treaty in force between the Philippines and the country of domicile of the non-Philippine holder.

Documentary Stamp Taxes. No documentary stamp tax is imposed upon the transfer of the global bonds. A documentary stamp tax, at the rate of 75% of 1% of the issue value of the global bonds, is payable upon the issuance of the global bonds and will be for the account of the Republic.

Estate and Donor’s Taxes. The transfer of a global bond by way of succession upon the death of a non-Philippine holder will generally be subject to Philippine estate tax at the rate of 6% based on the value of such net estate.

The transfer of a global bond by gift to an individual, whether or not related to the non-Philippine holder, will generally be subject to a Philippine donor’s tax at the rate of 6% based on the total gifts in excess of ₱250,000 made during the calendar year.

The foregoing applies even if the holder is a non-Philippine holder. However, the Republic will not collect estate and donor’s taxes on the transfer of the global bonds by gift or succession if the deceased at the time of death, or the donor at the time of donation, was a citizen and resident of a foreign country that provides certain reciprocal rights to citizens of the Philippines (a “Reciprocating Jurisdiction”). For these purposes, a Reciprocating Jurisdiction is a foreign country which at the time of death or donation (i) did not impose a transfer tax of any character in respect of intangible personal property of citizens of the Philippines not residing in that foreign country or (ii) allowed a similar exemption from transfer or death taxes of every character or description in respect of intangible personal property owned by citizens of the Philippines not residing in that foreign country.

Certain U.S. Federal Income Tax Considerations

The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of the global bonds by a U.S. Holder (as defined below). This summary deals only with U.S. Holders who acquire the global bonds in the initial offering at the “issue price” (the first price at which a substantial amount of global bonds of the relevant series is sold for money, excluding sales to underwriters, placement agents or wholesalers) and will hold the global bonds as capital assets. The discussion does not cover all aspects of U.S. federal income taxation that may be relevant to, or the actual tax effect that any of the matters described herein will have on, the acquisition, ownership or disposition of the global bonds by particular investors, and does not address state, local, non-U.S. or other (including gift and estate) tax laws. This summary also does not discuss all of the tax considerations that may be relevant to certain types of investors subject to special treatment under the U.S. federal income tax laws (such as financial institutions, insurance companies, investors liable for any alternative minimum taxes or the Medicare tax on net investment income, individual retirement accounts and other tax-deferred accounts, tax-exempt organizations, dealers in securities or currencies, investors that will hold the global bonds as part of straddles, hedging transactions or conversion transactions for U.S. federal income tax purposes, persons that have ceased to be U.S. citizens or lawful permanent residents of the United States, investors holding the global bonds in connection with a trade or business conducted outside the United States, U.S. citizens or lawful permanent residents living abroad or investors whose functional currency is not the U.S. dollar). In addition, this summary does not address tax consequences attributable to the requirement under Section 451(b) of the Internal Revenue Code of 1986, as amended (the “Code”) that accrual method taxpayers recognize certain amounts of income no later than the time such amounts are included in income on applicable financial statements.

As used herein, the term “U.S. Holder” means a beneficial owner of the global bonds that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation created or organized under the laws of the United States or any state thereof (or the District of Columbia), (iii) an estate the income of which is subject to U.S. federal income tax without regard to its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or the trust has validly elected to be treated as a domestic trust for U.S. federal income tax purposes.

The U.S. federal income tax treatment of a partner in an entity or arrangement treated as a partnership for U.S. federal income tax purposes that holds the global bonds will depend on the status of the partner and the activities of the partnership. Prospective purchasers that are entities or arrangements treated as partnerships for U.S. federal income tax purposes should consult their tax advisors concerning the U.S. federal income tax consequences to them and their partners of the acquisition, ownership and disposition of the global bonds by the partnership.

This summary is based on the tax laws of the United States, including the Code, its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, all as of the date hereof and all subject to change at any time, possibly with retroactive effect.

THE SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES SET OUT BELOW IS FOR GENERAL INFORMATION ONLY. ALL PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING, AND DISPOSING THE GLOBAL BONDS, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS AND POSSIBLE CHANGES IN TAX LAW.

Payments of Interest

Interest on a global bond (including any amounts withheld and additional amounts paid with respect thereto) will be taxable to a U.S. Holder as ordinary interest income at the time it is received or accrued, depending on the holder’s method of accounting for U.S. federal income tax purposes. Interest paid by the Republic on the global bonds constitutes income from sources outside the United States for U.S. foreign tax credit purposes. Prospective purchasers should consult their tax advisers concerning the applicability of the foreign tax credit and source of income rules to income attributable to the global bonds.

Sale or Retirement of the Global Bonds

A U.S. Holder will generally recognize gain or loss on the sale or retirement of a global bond equal to the difference between the amount realized on such sale or retirement and the U.S. Holder’s adjusted tax basis in a global bond. A U.S. Holder’s adjusted tax basis in a global bond will generally be its cost. The amount realized does not include the amount attributable to accrued but unpaid interest, which will be taxable as ordinary interest income according to the rules described in “Payments of Interest” to the extent not previously included in income.

Gain or loss recognized by a U.S. Holder on the sale or retirement of a global bond will be capital gain or loss and will be long-term capital gain or loss if the global bond was held by the U.S. Holder for more than one year. The deductibility of capital losses is subject to limitations.

Gain or loss realized by a U.S. Holder on the sale or retirement of a global bond generally will be U.S. source for U.S. foreign tax credit purposes. The rules governing foreign tax credits are complex. Prospective purchasers should consult their tax advisors as to the U.S. federal income tax consequences of any non-U.S. taxes imposed on the sale or retirement of global bonds, including creditability, deductibility and determination of the amount realized in their particular circumstances.

Backup Withholding and Information Reporting

Payments of principal and interest on, and the proceeds of sale or other disposition of global bonds will be reported to the U.S. Internal Revenue Service and to the U.S. Holder as may be required under applicable regulations. Backup withholding may apply to these payments if the U.S. Holder fails to provide an accurate taxpayer identification number or certification of exempt status or otherwise fails to comply with applicable certification requirements. Certain U.S. Holders are not subject to backup withholding. U.S. Holders should consult their tax advisors about these rules and any other reporting obligations that may apply to the ownership or disposition of global bonds, including requirements related to the holding of certain foreign financial assets.

UNDERWRITING

Subject to the terms and conditions contained in an underwriting agreement, which consists of a terms agreement dated   , 2025 and the underwriting agreement standard terms filed as an exhibit to the registration statement, the Republic has agreed to sell to the underwriters, namely, BofA Securities, Inc., Deutsche Bank AG, London Branch, The Hongkong and Shanghai Banking Corporation Limited, J.P. Morgan Securities plc, Morgan Stanley & Co. LLC, Standard Chartered Bank and UBS AG Hong Kong Branch, and the underwriters have agreed to purchase from the Republic, the    global bonds in the principal amount of   , the    global bonds in the principal amount of    and the    global bonds in the principal amount of   . Each of the underwriters, severally and not jointly, has agreed to purchase from the Republic, the principal amounts of the global bonds listed opposite its name below.

Underwriters	Principal Amount global bonds	Principal Amount global bonds	Principal Amount global bonds
BofA Securities, Inc.
One Bryant Park New York, NY 10036 United States
Deutsche Bank AG, London Branch.
21 Moorfields London EC2Y 9DB United Kingdom
The Hongkong and Shanghai Banking Corporation Limited
Level 17, HSBC Main Building 1 Queen’s Road Central Hong Kong
J.P. Morgan Securities plc
25 Bank Street Canary Wharf London E14 5JP United Kingdom
Morgan Stanley & Co. LLC
29th Floor 1585 Broadway New York, New York 10036 United States of America
Standard Chartered Bank
One Basinghall Avenue London EC2V 5DD United Kingdom
UBS AG Hong Kong Branch
Two International Finance Centre 8 Finance Street Hong Kong 518000

Total

The underwriting agreement provides that the underwriters are obligated to purchase all of the global bonds if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitment of the non-defaulting underwriters may be increased or the offering of the global bonds may be terminated. The underwriters may offer and sell the global bonds through certain of their respective affiliates.

Certain of the underwriters are expected to make offers and sales both inside and outside the United States through their respective selling agents. However, certain underwriters are not broker-dealers registered with the SEC. Therefore, the underwriters will not effect any offers or sales of any global bonds in the United States unless it is through one or more registered broker-dealers in compliance with applicable securities laws and regulations and the Financial Industry Regulatory Authority (“FINRA”) rules.

The Republic has agreed to indemnify the underwriters against liabilities under the U.S. Securities Act of 1933 or contribute to payments which the underwriters may be required to make in that respect.

The Republic estimates that its out-of-pocket expenses for this offering will be approximately US$  . The underwriters have agreed to reimburse the Republic for certain of its expenses.

The underwriters have advised the Republic that they propose to offer the global bonds to the public initially at the public offering price that appears on the cover page of this prospectus supplement. After the initial public offering, the underwriters may change the public offering price and any other selling terms.

In connection with this offering of the global bonds, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position for the underwriters. Stabilizing transactions involve bids to purchase the global bonds in the open market for the purpose of pegging, fixing or maintaining the price of the global bonds. Syndicate covering transactions involve purchases of the global bonds in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the global bonds to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time. The Republic has been advised by the underwriters that they intend to make a market in the global bonds, but the underwriters are not obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of or the trading market for the global bonds.

Separate from the purchase of the global bonds made with a view to distribution, the underwriters or certain of their affiliates may also purchase the global bonds and be allocated the global bonds for asset management or proprietary purposes. The underwriters or their respective affiliates may purchase the global bonds for their own account and enter into transactions, including credit derivatives, such as asset swaps, repackaging and credit default swaps relating to the global bonds or other securities of the Republic; these purchases may be made pursuant to the underwriting agreement or in secondary market transactions. These transactions would be carried out as bilateral trades with selected counterparties and separately from any existing sale or resale of the global bonds to which this prospectus supplement relates (notwithstanding that such selected counterparties may also be purchasers of the global bonds).

If a jurisdiction requires that the offering be made by a licensed broker or dealer and the underwriters or any affiliate of the underwriters is a licensed broker or dealer in that jurisdiction, the offering shall be deemed to be made by the underwriter or their affiliates on behalf of the issuer in such jurisdiction.

Settlement and Delivery

The Republic expects that delivery of the global bonds will be made against payment therefor on or about the settlement date specified on the cover page of this prospectus supplement, which will be the fifth business day following the date of pricing of the global bonds. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade global bonds prior to the delivery of the global bonds will be required, by virtue of the fact that the global bonds initially will settle in T+5, to specify alternative settlement arrangements to prevent a failed settlement.

Relationship of Underwriters with the Republic

The underwriters have in the past and may in the future provide investment and commercial banking and other related services to the Republic in the ordinary course of business for which the underwriters and/or their respective affiliates have received or may receive customary fees and reimbursement of out-of-pocket expenses. If any of the underwriters or their affiliates has a lending relationship with the Republic, certain of those underwriters or their affiliates routinely hedge, certain of those underwriters have hedged and are likely in the future to hedge and certain other of those underwriters or their affiliates may hedge, their credit exposure to the Republic consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge their credit exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the global bonds offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the global bonds offered hereby.

Notice to CMIs (including private banks) pursuant to Paragraph 21 of the SFC Code

This notice to CMIs (including private banks) is a summary of certain obligations the SFC Code imposes on CMIs, which require the attention and cooperation of other CMIs (including private banks). Certain CMIs may also be acting as OCs for this offering and are subject to additional requirements under the SFC Code.

Prospective investors who are the directors, employees or major shareholders of the Republic, a CMI or its group companies would be considered under the SFC Code as having an Association with the Republic, the CMI or the relevant group company (as the case may be). CMIs should specifically disclose whether their investor clients have any Association when submitting orders for the global bonds. In addition, private banks should take all reasonable steps to identify whether their investor clients may have any Associations with the Republic or any CMI (including its group companies) and inform the underwriters accordingly.

CMIs are informed that the marketing and investor targeting strategy for this offering includes institutional investors, sovereign wealth funds, pension funds, hedge funds, family offices and high net worth individuals, in each case, subject to the applicable selling restrictions and any MiFID II product governance language or any UK MiFIR product governance language set out in this prospectus supplement.

CMIs should ensure that orders placed are bona fide, are not inflated and do not constitute duplicated orders (i.e. two or more corresponding or identical orders placed via two or more CMIs). CMIs should enquire with their investor clients regarding any orders which appear unusual or irregular. CMIs should disclose the identities of all investors when submitting orders for the global bonds (except for omnibus orders where underlying investor information should be provided to the OCs when submitting orders). Failure to provide underlying investor information for omnibus orders, where required to do so, will result in that order being rejected. CMIs should not place “X-orders” into the order book.

CMIs should segregate and clearly identify their own proprietary orders (and those of their group companies, including private banks as the case may be) in the order book and book messages.

CMIs (including private banks) should not offer any rebates to prospective investors or pass on any rebates provided by the Republic. In addition, CMIs (including private banks) should not enter into arrangements which may result in prospective investors paying different prices for the global bonds.

The SFC Code requires that a CMI disclose complete and accurate information in a timely manner on the status of the order book and other relevant information it receives to targeted investors for them to make an informed decision. In order to do this, those underwriters in control of the order book should consider disclosing order book updates to all CMIs.

When placing an order for the global bonds, private banks should disclose, at the same time, if such order is placed other than on a “principal” basis (whereby it is deploying its own balance sheet for onward selling to investors). Private banks who do not provide such disclosure are hereby deemed to be placing their order on such a “principal” basis. Otherwise, such order may be considered to be an omnibus order pursuant to the SFC Code. Private banks should be aware that placing an order on a “principal” basis may require the relevant affiliated underwriter(s) (if any) to categorize it as a proprietary order and apply the “proprietary orders” requirements of the SFC Code to such order.

In relation to omnibus orders, when submitting such orders, CMIs (including private banks) that are subject to the SFC Code should disclose underlying investor information in respect of each order constituting the relevant omnibus order (failure to provide such information may result in that order being rejected). Underlying investor information in relation to omnibus orders should consist of:

•	the name of each underlying investor;

•	a unique identification number for each investor;

•	whether an underlying investor has any “Associations” (as used in the SFC Code);

•	whether any underlying investor order is a “Proprietary Order” (as used in the SFC Code); and

•	whether any underlying investor order is a duplicate order.

Underlying investor information in relation to omnibus orders should be sent to:

bofa_dcm_syndicate_pb_orders@bofa.com; asiasyn.omnibus@list.db.com;

hk_syndicate_omnibus@hsbc.com.hk;

investor.info.hk.bond.deals @jpmorgan.com; omnibus_debt@morganstanley.com;

SYN.HK@sc.com; ol-dcm_sea@ubs.com

To the extent information being disclosed by CMIs and investors is personal and/or confidential in nature, CMIs (including private banks) agree and warrant: (A) to take appropriate steps to safeguard the transmission of such information to any OCs; and (B) that they have obtained the necessary consents from the underlying investors to disclose such information to any OCs. By submitting an order and providing such information to any OCs, each CMI (including private banks) further warrants that they and the underlying investors have understood and consented to the collection, disclosure, use and transfer of such information by any OCs and/or any other third parties as may be required by the SFC Code, including to the Republic, relevant regulators and/or any other third parties as may be required by the SFC Code, for the purpose of complying with the SFC Code, during the bookbuilding process for this offering. CMIs that receive such underlying investor information are reminded that such information should be used only for submitting orders in this offering. The underwriters may be asked to demonstrate compliance with their obligations under the SFC Code, and may request other CMIs (including private banks) to provide evidence showing compliance with the obligations above (in particular, that the necessary consents have been obtained). In such event, other CMIs (including private banks) are required to provide the underwriters with such evidence within the timeline requested.

By placing an order, prospective investors (including any underlying investors in relation to omnibus orders) are deemed to represent to the underwriters that it is not a Sanctions Restricted Person. A “Sanctions Restricted Person” means an individual or entity (a “Person”): (a) that is, or is directly or indirectly owned or controlled by a Person that is, described or designated in (i) the most current “Specially Designated Nationals and

Blocked Persons” list (which as of the date hereof can be found at: http://www.treasury.gov/ofac/downloads/ sdnlist.pdf) or (ii) the Foreign Sanctions Evaders List (which as of the date hereof can be found at: http://www.treasury.gov/ofac/downloads/fse/fselist.pdf) or (iii) the most current “Consolidated list of persons, groups and entities subject to EU financial sanctions” (which as of the date hereof can be found at: https://eeas.europa.eu/headquarters/headquartershomepage_en/8442/Consolidated%20list%20 of%20sanctions); or (b) that is otherwise the subject of any sanctions administered or enforced by any Sanctions Authority, other than solely by virtue of: (i) their inclusion in the most current “Sectoral Sanctions Identifications” list (which as of the date hereof can be found at: https://www.treasury.gov/ofac/downloads/ssi/ssilist.pdf) (the “SSI List”), (ii) their inclusion in Annexes 3, 4, 5 and 6 of Council Regulation No. 833/2014, as amended by Council Regulation No. 960/2014 (the “EU Annexes”), (iii) their inclusion in any other list maintained by a Sanctions Authority, with similar effect to the SSI List or the EU Annexes, (iv) them being the subject of restrictions imposed by the U.S. Department of Commerce’s Bureau of Industry and Security (“BIS”) under which BIS has restricted exports, re-exports or transfers of certain controlled goods, technology or software to such individuals or entities; (v) them being an entity listed in the Annex to the new Executive Order of 3 June 2021 entitled “Addressing the Threat from Securities Investments that Finance Certain Companies of the People’s Republic of China” (known as the Non-SDN Chinese Military-Industrial Complex Companies List), which amends the Executive Order 13959 of 12 November 2020 entitled “Addressing the threat from Securities Investments that Finance Chinese Military Companies”; or (vi) them being subject to restrictions imposed on the operation of an online service, Internet application or other information or communication services in the United States directed at preventing a foreign government from accessing the data of U.S. persons; or (c) that is located, organized or a resident in a comprehensively sanctioned country or territory, including Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the Donetsk’s People’s Republic or Luhansk People’s Republic. “Sanctions Authority” means: (a) the United States government; (b) the United Nations; (c) the European Union (or any of its member states); (d) the United Kingdom; (e) any other equivalent governmental or regulatory authority, institution or agency which administers economic, financial or trade sanctions; and (f) the respective governmental institutions and agencies of any of the foregoing including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury, the United States Department of State, the United States Department of Commerce and His Majesty’s Treasury.

Selling Restrictions

MiFID II Product Governance / Professional Investors and ECPs Only Target Market

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the global bonds has led to the conclusion that: (i) the target market for the global bonds is eligible counterparties and professional clients only, each as defined in Directive 2014/65/EU (as amended, “MiFID II”); and (ii) all channels for distribution of the global bonds to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the global bonds (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the global bonds (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

UK MiFIR Product Governance/Professional Investors and ECPs Only Target Market

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the global bonds has led to the conclusion that: (i) the target market for the global bonds is only eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook (“COBS”), and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“UK MiFIR”); and (ii) all channels for distribution of the global bonds to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the global bonds (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product

Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the global bonds (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

PRIIPs Regulation/Prospectus Regulation/Prohibition of Sales to European Economic Area Retail Investors

The global bonds are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the global bonds or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”) from the requirement to publish a prospectus for offers of notes. Each of this prospectus supplement and the accompanying prospectus is not a prospectus for the purposes of the Prospectus Regulation.

The above selling restriction is in addition to any other selling restrictions set out in this prospectus supplement and the accompanying prospectus.

Hong Kong

Each underwriter has represented and agreed that:

(a)

it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any global bonds other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”) and any rules made under the SFO; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and

(b)

it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the global bonds, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to global bonds which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Japan

The global bonds have not been and will not be registered under the Financial Instruments and Exchange Law of Japan. Each underwriter has represented, warranted and agreed that it has not directly or indirectly offered or sold and will not offer or sell any global bonds, directly or indirectly, in Japan or to, or for the benefit of, any Japanese person or to others, for re-offering or resale directly or indirectly in Japan or to any Japanese person, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law of Japan and any other applicable laws and regulations of Japan. For purposes of this paragraph, “Japanese person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Korea

Each underwriter has represented and agreed that (i) it has not offered, sold or delivered and will not offer, sell or deliver, directly or indirectly, any global bonds in Korea or to, or for the account or benefit of, any resident of Korea, except as permitted by applicable Korean laws and regulations; and (ii) any securities dealer to whom it sells global bonds will agree that it will not offer any global bonds, directly or indirectly, in Korea or to any resident of Korea, except as permitted by applicable Korean laws and regulations, or to any dealer who does not so represent and agree.

Luxembourg

The global bonds may not be offered or sold to the public in the Grand Duchy of Luxembourg, directly or indirectly, and, neither this prospectus supplement and the accompanying prospectus nor any other circular, prospectus, form of application, advertisement, communication or other material may be distributed, or otherwise made available in, or from or published in, the Grand Duchy of Luxembourg, except for the sole purpose of the admission to trading of the global bonds on the Euro MTF of the Luxembourg Stock Exchange and listing on the official list of the Luxembourg Stock Exchange, and except in circumstances which do not constitute an offer of securities to the public.

People’s Republic of China

The global bonds are not being offered or sold and may not be offered or sold, directly or indirectly, in the People’s Republic of China (for such purposes, not including the Hong Kong and Macau Special Administrative Regions or Taiwan), except as permitted by the securities laws of the People’s Republic of China.

Philippines

The global bonds constitute exempt securities within the meaning of the Philippine Securities Regulation Code and its implementing regulations. As such, the global bonds are not required to be registered under the provisions of the Philippine Securities Regulation Code or its implementing regulations before the global bonds can be sold or offered for sale or distribution in the Philippines. However, the global bonds may be sold or offered for sale in the Philippines only by underwriters, dealers, or brokers duly licensed by the Philippine Securities and Exchange Commission.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the global bonds may not be circulated or distributed, nor may the global bonds be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Switzerland

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the global bonds. The global bonds may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”) and no application has or will be made to admit the global bonds to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. None of this prospectus supplement and the accompanying prospectus or any other offering or marketing material relating to the global bonds constitutes a prospectus pursuant to the FinSA, and none of this prospectus supplement and the accompanying prospectus or any other offering or marketing material relating to the global bonds may be publicly distributed or otherwise made publicly available in Switzerland.

Taiwan

The offer and sale of the global bonds have not been and will not be registered with the Financial Supervisory Commission of Taiwan, China (“Taiwan”) pursuant to relevant securities laws and regulations in Taiwan and may not be sold, issued or offered within Taiwan through a public offering or in a circumstance which constitutes an offer within the meaning of the Taiwan Securities and Exchange Law that requires a registration or approval of the Taiwan Financial Supervisory Commission. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the global bonds in Taiwan.

United Arab Emirates

The global bonds have not been and will not be offered, sold or publicly promoted or advertised by it in the United Arab Emirates (the “UAE”) other than in compliance with any laws applicable in the UAE governing the issue, offering and sale of securities.

United Kingdom/ UK PRIIPs Regulation/ UK Prospectus Regulation/ Prohibition of Sales to UK Retail Investors

The global bonds are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of United Kingdom domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of United Kingdom domestic law by virtue of the EUWA (as amended, the “UK PRIIPs Regulation”) for offering or selling the global bonds or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the global bonds or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the global bonds in the United Kingdom will be made pursuant to an exemption under Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “U.K. Prospectus Regulation”) from a requirement to publish a prospectus for offers of the global bonds. This prospectus supplement and the accompanying prospectus are not a prospectus for the purpose of the U.K. Prospectus Regulation.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the global bonds may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to the Republic.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the global bonds in, from or otherwise involving the United Kingdom.

Canada

The global bonds may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the global bonds must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

If applicable, pursuant to section 3A.4 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the dealers are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with the offering of global bonds under this issuance.

LEGAL MATTERS

The validity of the global bonds will be passed upon on behalf of the Republic as to Philippine law by the Secretary of the Department of Justice of the Republic, and as to U.S. federal and New York State law by Cleary Gottlieb Steen & Hamilton LLP, special United States counsel for the Republic. Certain matters will be passed upon for the underwriters by Linklaters Singapore Pte. Ltd., special United States counsel for the underwriters, as to matters of U.S. federal and New York State law, and by Romulo, Mabanta, Buenaventura, Sayoc & de los Angeles, Philippine counsel for the underwriters, as to matters of Philippine law.

GENERAL INFORMATION

1.  The global bonds have been accepted for clearance through DTC, Euroclear and Clearstream, Luxembourg. With respect to the    global bonds, the International Securities Identification Number is   , the CUSIP number is   , and the Common Code number is   . With respect to the    global bonds, the International Securities Identification Number is   , the CUSIP number is   , and the Common Code number is   . With respect to the    global bonds, the International Securities Identification Number is   , the CUSIP number is   , and the Common Code number is   .The legal entity identifier code of the Republic is 529900RAHBALMYIJ3T08.

2.  The issue and sale of the global bonds was authorized by the Special Authority signed by the President of the Republic on December 26, 2025.

3.  Except as disclosed in this prospectus supplement and the accompanying prospectus, there has been no material adverse change in the fiscal condition or affairs of the Republic which is material in the context of the global bond offering since April 4, 2025.

4.  Application has been made to list the global bonds on the Euro MTF. Copies of the following documents will, so long as any global bonds are listed on the Euro MTF, be available for inspection during usual business hours at the specified office of The Bank of New York Mellon SA/NV, Luxembourg Branch:

•	copies of the registration statement, which includes the fiscal agency agreement and the form of the underwriting agreement as exhibits thereto;

•

the Special Authority signed by the President of the Republic on December 26, 2025, and the approval-in-principle for the offer, issue and sale of the global bonds granted on October 30, 2025 by the Monetary Board of the Bangko Sentral; and

•

In addition, so long as the global bonds are outstanding or listed on the Euro MTF, copies of the Philippines’ economic reports for each year in English (as and when available) will be available at the offices of the listing agent in Luxembourg during normal business hours on any weekday. The underwriting agreement, if any, and the fiscal agency agreement shall also be available free of charge at the office of the listing agent and the Luxembourg paying and transfer agent. In addition, this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein will be available free of charge at the office of the listing agent in Luxembourg and on the Luxembourg Stock Exchange’s web site. Application has been made to admit the global bonds to listing on the Official List of the Luxembourg Stock Exchange and to trading on the Euro MTF.

5.  The Bank of New York Mellon SA/NV, Luxembourg Branch has been appointed as the Luxembourg paying and transfer agent. For so long as the global bonds are listed on the Euro MTF and the rules of the Luxembourg Stock Exchange so require, the Republic will maintain a Luxembourg paying and transfer agent.

WHERE YOU CAN FIND MORE INFORMATION

The Republic has filed registration statement relating to its global bonds, including the global bonds offered by this prospectus supplement, and warrants with the SEC under the U.S. Securities Act of 1933, as amended. Neither this prospectus supplement nor the accompanying prospectus contains all of the information described in the registration statement. For further information, you should refer to the registration statement, including the documents incorporated by reference in the registration statement.

You can request copies of the registration statement, including its various exhibits, upon payment of a duplicating fee, by writing to the SEC. You may also read and copy these documents at the SEC’s public reference room in Washington D.C.:

SEC Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information. These documents are also available to the public for free from the SEC’s web site at http://www.sec.gov.

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

The authorized agent of the Republic in the United States is Senen T. Mangalile, Consul General, the Philippine Consulate General, 556 Fifth Avenue, New York, New York 10036-5095.

Republic of the Philippines

Debt Securities and/or Warrants

The Republic of the Philippines (the “Republic”) may from time to time offer and sell its debt securities and warrants in amounts, at prices and on terms to be determined at the time of sale and provided in one or more supplements to this prospectus. The Republic may also offer debt securities in exchange for other debt securities or that are convertible into new debt securities. The Republic may offer securities with an aggregate principal amount of up to US$5,405,000,000 (or the equivalent in other currencies) in the United States. The Republic will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer or sell securities unless accompanied by a supplement. The Republic may sell the securities directly, through agents designated from time to time or through underwriters. The names of any agents or underwriters will be provided in the applicable prospectus supplement.

You should not assume that information in this prospectus, any prospectus supplement or any document incorporated by reference in them is accurate as of any date other than its date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated April 4, 2025.

ABOUT THIS PROSPECTUS

This prospectus provides you with a general description of the securities the Republic may offer under the shelf registration statement it has filed with the Securities and Exchange Commission (the “SEC”). Each time the Republic sells securities covered by this prospectus, it will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If the information in this prospectus differs from any prospectus supplement, you should rely on the information contained in the prospectus supplement. You should read both this prospectus and the accompanying prospectus supplement, together with additional information described below under the heading “Further Information.”

FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus under “Republic of the Philippines” are forward looking. They include statements concerning, among others:

•	the Republic’s economic, business and political conditions and prospects;

•	the Republic’s financial stability;

•	the depreciation or appreciation of the peso;

•	changes in interest rates; and

•	governmental, statutory, regulatory or administrative initiatives.

Actual results may differ materially from those suggested by the forward-looking statements due to various factors. These factors include, but are not limited to:

•

adverse external factors, such as high international interest rates and recession or low growth in the economies of the Republic’s trading partners. High international interest rates could increase the Republic’s current account deficit and budgetary expenditures. Recession or low growth in the economies of the Republic’s trading partners could lead to fewer exports from the Republic and, indirectly, lower growth in the Republic;

•

instability or volatility in the international financial markets. This could lead to domestic volatility, making it more difficult for the Government to achieve its macroeconomic goals. This could also lead to declines in foreign direct and portfolio investment inflows;

•

adverse domestic factors, such as a decline in domestic savings and investment, increases in domestic inflation, high domestic interest rates and exchange rate volatility. Each of these factors could lead to lower growth or lower international reserves; and

•

other adverse factors, such as climatic or seismic events, the outbreak of diseases such as COVID-19, African swine flu, severe acute respiratory syndrome, middle east respiratory syndrome and avian influenza and political uncertainty.

DATA DISSEMINATION

The Republic is a subscriber to the IMF’s Special Data Dissemination Standard (“SDDS”), which is designed to improve the timeliness and quality of information of subscribing member countries. The SDDS requires subscribing member countries to provide schedules indicating, in advance, the date on which data will be released or the so-called “Advance Release Calendar.” For the Republic, precise dates or “no-later-than dates” for the release of data under the SDDS are disseminated three months in advance through the Advance Release Calendar, which is published on the Internet under the IMF’s Dissemination Standards Bulletin Board. Summary methodologies of all metadata to enhance transparency of statistical compilation are also provided on the Internet under the Dissemination Standards Bulletin Board. The Internet website for the Republic’s Advance Release Calendar and metadata is located at http://dsbb.imf.org/Pages/SDDS/CtyCtgList.aspx?ctycode=PHL.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, the net proceeds from sales of securities will be used for the general purposes of the Republic, including for budget support and to repay a portion of the Government’s borrowings.

RATINGS

Ratings included herein are not a recommendation to purchase, hold or sell securities and may be changed, suspended or withdrawn at any time. The Republic’s current credit ratings and rating outlooks are dependent upon economic conditions and other factors affecting credit risk that are outside the control of the Republic. Each rating should be evaluated independently of the others. Detailed explanations of the ratings may be obtained from the rating agencies. The Republic discloses these ratings because, though the Republic has no control over ratings, they are important to the Republic’s ability to obtain the financing that it needs on terms that are favorable to it. A decision by a rating agency to downgrade the Republic’s credit rating may have an adverse impact on its ability to access funding and may increase its borrowing costs, while an upgrade in its rating may improve its access to funding and reduce its borrowing costs.

DESCRIPTION OF THE SECURITIES

Description of the Debt Securities

The Republic may issue debt securities in separate series at various times. Each series of the debt securities will be issued pursuant to a fiscal agency agreement (each, as applicable to a series of debt securities, the “Fiscal Agency Agreement”). The description below summarizes the material provisions of the debt securities that are common to all series and the Fiscal Agency Agreement. Since it is only a summary, the description may not contain all of the information that is important to you as a potential investor in the debt securities. Therefore, the Republic urges you to read the form of the Fiscal Agency Agreement and the form of the global bond before deciding whether to invest in the debt securities. The Republic has filed a copy of these documents with the Securities and Exchange Commission as exhibits to the registration statement of which this prospectus is a part. You should refer to such exhibits for more complete information.

The financial terms and other specific terms of your debt securities are described in the prospectus supplement relating to your debt securities. The description in the prospectus supplement will supplement this description or, to the extent inconsistent with this description, replace it.

You can find the definitions of certain capitalized terms in the subsection titled “Glossary of Certain Defined Terms” located at the end of this section.

General Terms of the Bonds

The prospectus supplement that relates to your debt securities will specify the following terms:

•	the aggregate principal amount and the designation;

•	the currency or currencies or composite currencies of denomination and payment;

•	any limitation on principal amount and authorized denominations;

•	the percentage of their principal amount at which the debt securities will be issued;

•	the maturity date or dates;

•	the interest rate or rates, if any, for the debt securities and, if variable, the method by which the interest rate or rates will be calculated;

•	whether any amount payable in respect of the debt securities will be determined based on an index or formula, and how any such amount will be determined;

•	the dates from which interest, if any, will accrue for payment of interest and the record dates for any such interest payments;

•	where and how the Republic will pay principal and interest;

•	whether and in what circumstances the debt securities may be redeemed before maturity;

•	any sinking fund or similar provision;

•	whether any part or all of the debt securities will be in the form of a global security and the circumstances in which a global security is exchangeable for certificated securities;

•

if issued in certificated form, whether the debt securities will be in bearer form with interest coupons, if any, or in registered form without interest coupons, or both forms, and any restrictions on exchanges from one form to the other; and

•	whether the debt securities will be designated “Collective Action Securities” (as described below under “Collective Action Securities”).

If the Republic issues debt securities in bearer form, the prospectus supplement relating to the debt securities will also describe applicable U.S. federal income tax and other considerations additional to the disclosure in this prospectus.

Payments of Principal, Premium and Interest

On every payment date specified in the relevant prospectus supplement, the Republic will pay the principal, premium and/or interest due on that date to the registered holder of the relevant debt security at the close of business on the related record date. The record date will be specified in the applicable prospectus supplement. The Republic will make all payments at the place and in the currency set out in the prospectus supplement. Unless otherwise specified in the relevant prospectus supplement or the debt securities, the Republic will make payments in U.S. dollars at the New York office of the fiscal agent or, outside the United States, at the office of any paying agent. Unless otherwise specified in the applicable prospectus supplement, the Republic will pay interest by check, payable to the registered holder.

If the relevant debt security has joint holders, the check will be payable to all of them or to the person designated by the joint holders at least three business days before payment. The Republic will mail the check to the address of the registered holder in the bond register and, in the case of joint holders, to the address of the joint holder named first in the bond register.

The Republic will make any payment on debt securities in bearer form at the designated offices or agencies of the fiscal agent, or any other paying agent, outside of the United States. At the option of the holder of debt securities, the Republic will pay by check or by transfer to an account maintained by the payee with a bank located outside of the United States. The Republic will not make payments on bearer securities at the corporate trust office of the fiscal agent in the United States or at any other paying agency in the United States. In addition, the Republic will not make any payment by mail to an address in the United States or by transfer to an account with a bank in the United States. Nevertheless, the Republic will make payments on a bearer security denominated and payable in U.S. dollars at an office or agency in the United States if:

•	payment outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions; and

•	the payment is then permitted under United States law, without material adverse consequences to the Republic.

If the Republic issues bearer securities, it will designate the offices of at least one paying agent outside the United States as the location for payment.

Repayment of Funds; Prescription

If no one claims money paid by the Republic to the fiscal agent for the payment of principal or interest for two years after the payment was due and payable, the fiscal agent or paying agent will repay the money to the Republic. After such repayment, the fiscal agent or paying agent will not be liable with respect to the amounts so repaid. However, the Republic’s obligations to pay the principal of, and interest on, the debt securities as they become due will not be affected by such repayment.

You will not be permitted to submit a claim to the Republic for payment of principal or interest on any series of debt securities unless made within 10 years, in the case of principal, and five years, in the case of interest, from the date on which payment was due.

Global Securities

The prospectus supplement relating to a series of debt securities will indicate whether any of that series of debt securities will be represented by a global security. The prospectus supplement will also describe any unique specific terms of the depositary arrangement with respect to that series. Unless otherwise specified in the prospectus supplement, the Republic anticipates that the following provisions will apply to depositary arrangements.

Registered Ownership of the Global Security

The global security will be registered in the name of a depositary identified in the prospectus supplement, or its nominee, and will be deposited with the depositary, its nominee or a custodian. The depositary, or its nominee, will therefore be considered the sole owner or holder of debt securities represented by the global security for all purposes under the Fiscal Agency Agreement. Except as specified below or in the applicable prospectus supplement, beneficial owners:

•	will not be entitled to have any of the debt securities represented by the global security registered in their names;

•	will not receive physical delivery of any debt securities in definitive form;

•	will not be considered the owners or holders of the debt securities;

•

must rely on the procedures of the depositary and, if applicable, any participants (institutions that have accounts with the depositary or a nominee of the depositary, such as securities brokers and dealers) to exercise any rights of a holder of the debt securities; and

•	will receive payments of principal and interest from the depositary or its participants rather than directly from the Republic.

The Republic understands that, under existing industry practice, the depositary and participants will allow beneficial owners to take all actions required of, and exercise all rights granted to, the registered holders of the debt securities.

The Republic will issue certificated securities and register debt securities in the name of a person other than the depositary or its nominee only if:

•

the depositary for a series of debt securities is unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934 and the Republic does not appoint a successor depositary within 90 days;

•	the Republic determines, in its sole discretion, not to have a series of debt securities represented by a global security; or

•	a default occurs that entitles the holders of the debt securities to accelerate the maturity date and such default has not been cured.

In these circumstances, an owner of a beneficial interest in a global security will be entitled to registration of a principal amount of debt securities equal to its beneficial interest in its name and to physical delivery of the debt securities in definitive form. Definitive debt securities in bearer form will not be issued in respect of a global security in registered form.

Beneficial Interests in and Payments on a Global Security

Only participants, and persons that may hold beneficial interests through participants, can own a beneficial interest in the global security. The depositary keeps records of the ownership and transfer of beneficial interests in the global security by its participants. In turn, participants keep records of the ownership and transfer of beneficial interests in the global security by other persons (such as their customers). No other records of the ownership and transfer of beneficial interests in the global security will be kept.

All payments on a global security will be made to the depositary or its nominee. When the depositary receives payment of principal or interest on the global security, the Republic expects the depositary to credit its participants’ accounts with amounts that correspond to their respective beneficial interests in the global security.

The Republic also expects that, after the participants’ accounts are credited, the participants will credit the accounts of the owners of beneficial interests in the global security with amounts that correspond to the owners’ respective beneficial interests in the global security.

The depositary and its participants establish policies and procedures governing payments, transfers, exchanges and other important matters that affect owners of beneficial interests in a global security. The depositary and its participants may change these policies and procedures from time to time. The Republic has no responsibility or liability for the records of ownership of beneficial interests in the global security, or for payments made or not made to owners of such beneficial interests. The Republic also has no responsibility or liability for any aspect of the relationship between the depositary and its participants or for any aspect of the relationship between participants and owners of beneficial interests in the global security.

Bearer Securities

The Republic may issue debt securities of a series in the form of one or more bearer global debt securities deposited with a common depositary for the Euroclear System and Clearstream Banking, S.A., or with a nominee identified in the applicable prospectus supplement. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by a bearer global security will be described in the applicable prospectus supplement.

Additional Amounts

Payments made by, or on behalf of the Republic, on the debt securities will be made without withholding or deducting any present or future taxes imposed by the Republic or any of its political subdivisions, unless required by law. If Philippine law requires taxes to be deducted or withheld, except as discussed below, holders of the debt securities will be paid such additional amounts as are necessary to ensure that they receive the same amount as they would have received without such withholding or deduction.

However, any additional amounts will not be paid if the liability for Philippine tax arises because:

•	the holder or beneficial owner of the debt securities is connected with the Republic other than by merely owning the debt security or receiving income or payments on the bond;

•

the holder or beneficial owner of the debt securities failed to comply with any reasonable certification, identification or other reporting requirement concerning the holder’s nationality, residence, identity or connection with the Republic, if compliance with such requirement is required by any statute or regulation of the Republic as a precondition to exemption from withholding or deduction of taxes; or

•

the holder of the debt securities failed to present its debt security for payment within 30 days of when the payment is due or when the Republic makes available to the holder of the debt securities or the relevant fiscal or paying agent a payment of principal or interest, whichever is later. Nevertheless, the Republic will pay additional amounts to the extent the holder would have been entitled to such amounts had it presented its debt security for payment on the last day of the 30 day period.

Status of Bonds

While outstanding, the debt securities will:

•	constitute direct, unconditional and unsecured obligations of the Republic;

•

rank without any preference among themselves and at least equally in right of payment with all of the Republic’s other unsecured and unsubordinated External Indebtedness, except as described below; and

•	continue to be backed by the full faith and credit of the Republic.

It is understood that this provision shall not be construed so as to require the Republic to make payments under the debt securities ratably with payments being made under any debt securities or other indebtedness of the Republic.

Under Philippine law, unsecured debt (including guarantees of debt) of a borrower in insolvency or liquidation that is documented by a public instrument, as provided in Article 2244(14) of the Civil Code of the Republic, ranks ahead of unsecured debt that is not so documented. Debt is treated as documented by a public instrument if it is acknowledged before a notary or any person authorized to administer oaths in the Republic. The Government maintains that debt of the Republic is not subject to the preferences granted under Article 2244(14) or cannot be documented by a public instrument without acknowledgment of the Republic as debtor. The Philippine courts have never addressed this matter, however, and it is uncertain whether a document evidencing the Republic’s Peso or non-Peso denominated debt (including External Indebtedness), notarized without the Republic’s participation, would be considered documented by a public instrument. If such debt were considered documented by a public instrument, it would rank ahead of the debt securities if the Republic could not meet its debt obligations.

The Republic has represented that it has not prepared, executed or filed any public instrument, as provided in Article 2244(14) of the Civil Code of the Philippines, relating to any External Indebtedness. It also has not consented or assisted in the preparation or filing of any such public instrument. The Republic also agreed that it will not create any preference or priority in respect of any External Public Indebtedness pursuant to Article 2244(14) of the Civil Code of the Philippines unless its grants equal and ratable preference or priority to amounts payable under the debt securities.

Negative Pledge Covenant

If any debt securities are outstanding, the Republic will not create or permit any Liens on its assets or revenues as security for any of its External Public Indebtedness, unless the Lien also secures the Republic’s obligations under the debt securities. In addition, the Republic will not create any preference or priority for any of its External Public Indebtedness pursuant to Article 2244(14) of the Civil Code of the Philippines, or any successor law, unless it grants equal and ratable preference or priority to amounts due under the debt securities.

The Republic may create or permit a Lien:

•

on any property or asset (or any interest in such property or asset) incurred when the property or asset was purchased, improved, constructed, developed or redeveloped to secure payment of the cost of the activity;

•

arising out of the extension, renewal or replacement of any External Public Indebtedness that is permitted to be subject to a Lien pursuant to either of the previous bullet point, as long as the principal amount of the External Public Indebtedness so secured is not increased;

•	arising in the ordinary course of banking transactions to secure External Public Indebtedness with a maturity not exceeding one year;

•

existing on any property or asset at the time it was purchased, or arising after the acquisition under a contract entered into before and not in contemplation of the acquisition, and any extension and renewal of that Lien which is limited to the original property or asset and secures any extension or renewal of the original secured financing;

that:

(A)	arises pursuant to any legal process in connection with court proceedings so long as the enforcement of the Lien is stayed and the Republic is contesting the claims secured in good faith; or

(B)	secures the reimbursement obligation under any surety given in connection with the release of any Lien referred to in (A) above; if it is released or discharged within one year of imposition; or

•	arising by operation of law, provided that any such Lien is not created or permitted to be created by the Republic for the purpose of securing any External Public Indebtedness.

The international reserves of Bangko Sentral represent substantially all of the official gross international reserves of the Republic. Because Bangko Sentral is an independent entity, the Republic and Bangko Sentral believe that the debt securities’ negative pledge covenant does not apply to Bangko Sentral’s international reserves. Bangko Sentral could therefore incur External Indebtedness secured by international reserves without securing amounts payable under the debt securities.

Events of Default

The following description does not apply to any series of debt securities that has been designated Collective Action Securities. See “Collective Action Securities—Events of Default” below for a description of the corresponding terms of Collective Action Securities.

Each of the following constitutes an event of default with respect to any series of debt securities:

(1)	Non-Payment

the Republic does not pay principal or interest on any debt securities of such series when due and such failure continues for 30 days;

(2)	Breach of Other Obligations

the Republic fails to observe or perform any of the covenants in the series of debt securities (other than non-payment) for 60 days after written notice of the default is delivered by any holder of debt securities to the Republic at the corporate trust office of the fiscal agent in New York City;

(3)	Cross Default and Cross Acceleration

(a)

the Republic fails to make a payment of principal, premium, prepayment charge or interest when due on any External Public Indebtedness with a principal amount equal to or greater than $25,000,000 or its equivalent, and this failure continues beyond the applicable grace period; or

(b)

any External Public Indebtedness of the Republic or the central monetary authority in principal amount equal to or greater than $25,000,000 or its equivalent is accelerated, other than by optional or mandatory prepayment or redemption.

For the purposes of this event of default, the U.S. dollar equivalent for non-U.S. dollar debt will be computed using the middle spot rate for the relevant currency against the U.S. dollar as quoted by The Bank of New York Mellon (or its successor in interest) on the date of determination;

(4)	Moratorium

the Republic declares a general moratorium on the payment of its or the central monetary authority’s External Indebtedness;

(5)	Validity

(a)

the Republic, or any governmental body with the legal power and authority to declare such series of debt securities and the related Fiscal Agency Agreement invalid or unenforceable, challenges the validity of such series of debt securities or the related Fiscal Agency Agreement;

(b)	the Republic denies any of its obligations under such series of debt securities or the related Fiscal Agency Agreement; or

(c)

any legislative, executive or constitutional measure or final judicial decision renders any material provision of such series of debt securities or the related Fiscal Agency Agreement invalid or unenforceable or prevents or delays the performance of the Republic’s obligations under such series of debt securities or the related Fiscal Agency Agreement;

(6)	Failure of Authorizations

any legislative, executive or constitutional authorisation necessary for the Republic to perform its material obligations under the series of debt securities or the related Fiscal Agency Agreement ceases to be in full force and effect or is modified in a manner materially prejudicial to the holders of the debt securities;

(7)	Control of Assets

the Republic or the central monetary authority does not at all times exercise full control over the Republic’s International Monetary Assets; or

(8)	IMF Membership

the Republic ceases to be a member of the IMF or loses its eligibility to use the general resources of the IMF.

The events described in paragraphs 2, 4, 5 and 6 will be events of default only if they materially prejudice the interests of holders of the debt securities.

If any of the above events of default occurs and is continuing, holders of the debt securities representing at least 25 per cent. in principal amount of the debt securities of that series then outstanding may declare all of the debt securities of the series to be due and payable immediately by written notice to the Republic and the fiscal agent. In the case of an event of default described in paragraphs 1 or 4 above, any holder of the debt securities may declare the principal amount of debt securities that it holds to be immediately due and payable by written notice to the Republic and the fiscal agent.

Investors should note that:

•

despite the procedure described above, no debt securities may be declared due and payable if the Republic cures the applicable event of default before it receives the written notice from the holder of the debt securities;

•	the Republic is not required to provide periodic evidence of the absence of defaults; and

•

the Fiscal Agency Agreement does not require the Republic to notify holders of the debt securities of an event of default or grant any holder of the debt securities a right to examine the bond register.

Modifications and Amendments; Bondholders’ Meetings

The following description does not apply to any series of debt securities that has been designated Collective Action Securities. See “Collective Action Securities—Modifications and Amendments; Bondholders’ Meetings” for a description of the corresponding terms of Collective Action Securities.

Each holder of a series of debt securities must consent to any amendment or modification of the terms of that series of debt securities or the Fiscal Agency Agreement that would:

•	change the stated maturity of the principal of the debt securities or any instalment of interest;

•	reduce the principal amount of such series of debt securities or the portion of the principal amount payable upon acceleration of such debt securities;

•	change the debt securities’ interest rate;

•	change the currency of payment of principal or interest;

•	change the obligation of the Republic to pay additional amounts on account of withholding taxes or deductions; or

•	reduce the percentage of the outstanding principal amount needed to modify or amend the related Fiscal Agency Agreement or the terms of such series of debt securities.

With respect to other types of amendment or modification, the Republic may, with the consent of the holders of at least a majority in principal amount of the debt securities of a series that are outstanding, modify and amend that series of debt securities or, to the extent the modification or amendment affects that series of debt securities, the Fiscal Agency Agreement.

The Republic may at any time call a meeting of the holders of a series of debt securities to seek the holders’ approval of the modification, or amendment, or obtain a waiver, of any provision of that series of debt securities. The meeting will be held at the time and place in the Borough of Manhattan in New York City as determined by the Republic. The notice calling the meeting must be given at least 30 days and not more than 60 days prior to the meeting.

While an event of default with respect to a series of debt securities is continuing, holders of at least 10 per cent. of the aggregate principal amount of that series of debt securities may compel the fiscal agent to call a meeting of all holders of debt securities of that series.

The persons entitled to vote a majority in principal amount of the debt securities of the series that are outstanding at the time will constitute a quorum at a meeting of the holders of the debt securities. To vote at a meeting, a person must either hold outstanding debt securities of the relevant series or be duly appointed as a proxy for a holder of the debt securities. The fiscal agent will make all rules governing the conduct of any meeting.

The Fiscal Agency Agreement and a series of debt securities may be modified or amended, without the consent of the holders of the debt securities, to:

•	add covenants of the Republic that benefit holders of the debt securities;

•	surrender any right or power given to the Republic;

•	secure the debt securities; or

•

cure any ambiguity or correct or supplement any defective provision in the Fiscal Agency Agreement or the debt securities, without materially and adversely affecting the interests of the holders of the debt securities.

Replacement of Debt Securities

If a debt security becomes mutilated, defaced, destroyed, lost or stolen, the Republic may issue, and the fiscal agent will authenticate and deliver, a substitute debt security. The Republic and the fiscal agent will require proof of any claim that a debt security was destroyed, lost or stolen.

The applicant for a substitute debt security must indemnify the Republic, the fiscal agent and any other agent for any losses they may suffer relating to the debt security that was destroyed, lost or stolen. The applicant will be required to pay all expenses and reasonable charges associated with the replacement of the mutilated, defaced, destroyed, lost or stolen debt security.

Fiscal Agent

The Republic will appoint a fiscal agent or agents in connection with each series of the debt securities whose duties will be governed by the related Fiscal Agency Agreement. Different fiscal agents may be appointed for different series of debt securities. The Republic may maintain bank accounts and a banking relationship with each fiscal agent. Each fiscal agent is the agent of the Republic and does not act as a trustee for the holders of the debt securities.

Notices

All notices will be mailed to the registered holders of a series of debt securities. If a depositary is the registered holder of global securities, each beneficial holder must rely on the procedures of the depositary and its participants to receive notices, subject to any statutory or regulatory requirements.

If the Republic lists a series of debt securities on the Luxembourg Stock Exchange, and the rules of that exchange so require, all notices to holders of that series of debt securities will be published in a daily newspaper of general circulation in Luxembourg. The Republic expects that the Luxemburger Wort will be the newspaper. If notice cannot be published in an appropriate newspaper, notice will be considered validly given if made pursuant to the rules of the Luxembourg Stock Exchange.

Governing Law

The Fiscal Agency Agreement and the debt securities will be governed by the laws of the State of New York without regard to any principles of New York law requiring the application of the laws of another jurisdiction. Nevertheless, all matters governing the authorisation, execution and delivery of the debt securities and the Fiscal Agency Agreement by the Republic will be governed by the laws of the Republic.

Further Issues of Debt Securities

The following description does not apply to any series of debt securities that has been designated Collective Action Securities. See “Collective Action Securities—Further Issues of Debt Securities” for a description of the corresponding terms of Collective Action Securities.

The Republic may, without the consent of the holders of the debt securities, create and issue additional debt securities with the same terms and conditions as any series of bonds (or that are the same in all respects except for the amount of the first interest payment and for the interest paid on the series of debt securities prior to the issuance of the additional debt securities). The Republic may consolidate such additional debt securities with the outstanding debt securities to form a single series. Any further debt securities forming a single series with the outstanding debt securities of any series constituted by a Fiscal Agency Agreement shall be constituted by an agreement supplemental to such relevant Fiscal Agency Agreement.

Jurisdiction and Enforceability

The Republic is a foreign sovereign government and your ability to collect on judgments of U.S. courts against the Republic may be limited.

The Republic will irrevocably appoint the Philippine Consul General in New York, New York as its authorized agent to receive service of process in any suit based on any series of debt securities which any holder of the debt securities may bring in any state or federal court in New York City. The Republic submits to the jurisdiction of any state or federal court in New York City or any competent court in the Republic in such action. The Republic waives, to the extent permitted by law, any objection to proceedings in such courts. The Republic also waives irrevocably any immunity from jurisdiction to which it might otherwise be entitled in any suit based on any series of debt securities.

Because of its waiver of immunity, the Republic would be subject to suit in competent courts in the Republic. A judgment against the Republic in state or federal court in New York City would be recognized and enforced by the courts of the Republic in any enforcement action without re-examining the issues if:

•	such judgment was not obtained by collusion or fraud;

•	the foreign court rendering such judgment had jurisdiction over the case;

•	the Republic had proper notice of the proceedings before the foreign court; and

•	such judgment was not based upon a clear mistake of law or fact.

Notwithstanding any of the above, the Philippine Consul General is not the agent for receipt of service for suits under the U.S. federal or state securities laws, and the Republic’s waiver of immunity does not extend to those actions. In addition, the Republic does not waive immunity relating to its:

•	properties and assets used by a diplomatic or consular mission;

•	properties and assets under the control of its military authority or defense agency; and

•	properties and assets located in the Republic and dedicated to public or governmental use.

If you bring a suit against the Republic under U.S. federal or state securities laws, unless the Republic waives immunity, you would be able to obtain a United States judgment against the Republic only if a court determined that the Republic is not entitled to sovereign immunity under the United States Foreign Sovereign Immunities Act. Even if you obtained a United States judgment in any such suit, you may not be able to enforce the judgment in the Republic. Moreover, you may not be able to enforce a judgment obtained under the Foreign Sovereign Immunities Act against the Republic’s property located in the United States except under the limited circumstances specified in the act.

Glossary of Certain Defined Terms

Certain definitions used in the Fiscal Agency Agreement are set forth below. For a full explanation of all of these terms or any capitalized terms used in this section you should refer to the Fiscal Agency Agreement.

“External Indebtedness” means Indebtedness denominated or payable by its terms, or at the option of the holder, in a currency or currencies other than that of the Republic;

“External Public Indebtedness” means any External Indebtedness in the form of bonds, debentures, notes or other similar instruments or other securities which is, or is eligible to be, quoted, listed or ordinarily purchased and sold on any stock exchange, automated trading system or over-the-counter or other securities market;

“Foreign Exchange”, “Reserve Positions in the Fund” and “Special Drawing Rights,” have, as to the type of assets included, the meanings given to them in the IMF’s publication entitled “International Financial Statistics” or any other meaning formally adopted by the IMF from time to time.

“Indebtedness” means any indebtedness for money borrowed or any guarantee of indebtedness for money borrowed;

“International Monetary Assets” means all (i) gold, (ii) Special Drawing Rights, (iii) Reserve Positions in the Fund and (iv) Foreign Exchange; and

“Lien” means any mortgage, deed of trust, charge, pledge, lien or other encumbrance or preferential arrangement which has the practical effect of constituting a security interest;

Description of the Warrants

Each series of warrants will be issued under a warrant agreement (each, as applicable to a series of warrants, the “Warrant Agreement”) to be entered into between the Republic and a bank or trust company as warrant agent. The description below summarises some of the provisions of warrants for the purchase of bonds that the Republic may issue from time to time and of the Warrant Agreement. Copies of the forms of warrants and the Warrant Agreement are or will be filed as exhibits to the registration statement of which this prospectus is a part. Since it is only a summary, the description may not contain all of the information that is important to you as a potential investor in the warrants.

The description of the warrants that will be contained in the prospectus supplement will supplement this description and, to the extent inconsistent with this description, replace it.

General Terms of the Warrants

The prospectus supplement relating to the series of warrants will set forth:

•	the terms of the bonds purchasable upon exercise of the warrants, as described above under “Description of the Debt Securities—General Terms of the Bonds”;

•	the principal amount of bonds purchasable upon exercise of one warrant and the exercise price;

•	the procedures and conditions for the exercise of the warrants;

•	the dates on which the right to exercise the warrants begins and expires;

•	whether and under what conditions the warrants and any bonds issued with the warrants will be separately transferable;

•	whether the warrants will be issued in certificated or global form and, if in global form, information with respect to applicable depositary arrangements;

•

if issued in certificated form, whether the warrants will be issued in registered or bearer form, whether they will be exchangeable between such forms, and, if issued in registered form, where they may be transferred and registered;

•	a description of the tax consequences of an investment in warrants; and

•	other specific provisions.

The warrants will be subject to the provisions set forth under “ —Description of the Debt Securities.”

Limitations on Issuance of Bearer Debt Securities

Bearer securities will not be offered, sold or delivered in the United States or its possessions or to a United States person, except in certain circumstances permitted by U.S. Treasury Regulations. Bearer securities will initially be represented by temporary global securities (without interest coupons) deposited with a common depositary in London for the Euroclear System for credit to designated accounts. Unless otherwise indicated in the applicable prospectus supplement:

•

each temporary global security will be exchangeable for definitive bearer securities on or after the date that is 40 days after issuance only upon receipt of certification of non-United States beneficial ownership of the temporary global security as provided in United States tax regulations, provided that no bearer security will be mailed or otherwise delivered to any location in the United States in connection with the exchange; and

•

any interest payable on any portion of a temporary global security with respect to any interest payment date occurring prior to the issuance of definitive bearer securities will be paid only upon receipt of certification of non-United States beneficial ownership of the temporary global security as provided in United States tax regulations.

Bearer securities (other than temporary global debt securities) and any related coupons will bear the following legend: “Any United States person who holds this obligation will be subject to limitations under the United States federal income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code.” The sections referred to in the legend provide that, with certain exceptions, a United States person who holds a bearer security or coupon will not be allowed to deduct any loss realized on the disposition of the bearer security, and any gain (which might otherwise be characterized as capital gain) recognized on the disposition will be treated as ordinary income.

For the purposes of this section, “United States person” means:

•	an individual citizen or resident of the United States;

•	a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof;

•	an estate, the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if a United States court is able to exercise primary supervision over the trust’s administration and one or more United States persons have the authority to control all of the trust’s substantial decisions.

For the purposes of this section, “United States” means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

COLLECTIVE ACTION SECURITIES

The Republic may designate a particular series of debt securities to be “Collective Action Securities,” the specific terms of which will be described in the prospectus supplement relating to such series of debt securities. Collective Action Securities will have the same terms and conditions as the securities described under the heading “Description of the Debt Securities” above, except that such Collective Action Securities shall contain different provisions relating to certain aspects of default, acceleration, voting on amendments, modifications, changes or waivers and further issues of debt securities as follows:

Events of Default

Each of the following constitutes an event of default with respect to any series of debt securities:

(1)	Non-Payment

the Republic does not pay principal or interest on any debt securities of such series when due and such failure continues for 30 days;

(2)	Breach of Other Obligations

the Republic fails to observe or perform any of the covenants in the series of debt securities (other than non-payment) for 60 days after written notice of the default is delivered by any holder of debt securities to the Republic at the corporate trust office of the fiscal agent in New York City;

(3)	Cross Default and Cross Acceleration

(a)

the Republic fails to make a payment of principal, premium, prepayment charge or interest when due on any External Public Indebtedness with a principal amount equal to or greater than $25,000,000 or its equivalent, and this failure continues beyond the applicable grace period; or

(b)

any External Public Indebtedness of the Republic or the central bank of the Republic in principal amount equal to or greater than $25,000,000 or its equivalent is accelerated, other than by optional or mandatory prepayment or redemption.

For the purposes of this event of default, the U.S. dollar equivalent for non-U.S. dollar debt will be computed using the middle spot rate for the relevant currency against the U.S. dollar as quoted by The Bank of New York Mellon (or its successor in interest) on the date of determination;

(4)	Moratorium

the Republic declares a general moratorium on the payment of its or the central monetary authority’s External Indebtedness;

(5)	Validity

(a)

the Republic, or any governmental body with the legal power and authority to declare such series of debt securities and the related Fiscal Agency Agreement invalid or unenforceable, challenges the validity of such series of debt securities or the related Fiscal Agency Agreement;

(b)	the Republic denies any of its obligations under such series of debt securities or the related Fiscal Agency Agreement; or

(c)

any legislative, executive or constitutional measure or final judicial decision renders any material provision of such series of debt securities or the related Fiscal Agency Agreement invalid or unenforceable or prevents or delays the performance of the Republic’s obligations under such series of debt securities or the related Fiscal Agency Agreement;

(6)	Failure of Authorizations

any legislative, executive or constitutional authorisation necessary for the Republic to perform its material obligations under the series of debt securities or the related Fiscal Agency Agreement ceases to be in full force and effect or is modified in a manner materially prejudicial to the holders of the debt securities;

(7)	Control of Assets

the Republic or the central bank of the Republic does not at all times exercise full control over the Republic’s International Monetary Assets; or

(8)	IMF Membership

the Republic ceases to be a member of the IMF or loses its eligibility to use the general resources of the IMF.

The events described in paragraphs 2, 4, 5 and 6 will be events of default only if they materially prejudice the interests of holders of the debt securities.

If any of the above events of default occurs and is continuing, holders of the debt securities representing at least 25 per cent. in principal amount of the debt securities of that series then outstanding may declare all of the debt securities of the series to be due and payable immediately by written notice to the Republic and the fiscal agent. The holders of more than 50 per cent. of the aggregate principal amount of the outstanding debt securities of the affected series may rescind a declaration of acceleration if the event or events of default giving rise to the declaration have been cured or waived.

Investors should note that:

•

despite the procedure described above, no debt securities may be declared due and payable if the Republic cures the applicable event of default before it receives the written notice from the holders of the debt securities;

•	the Republic is not required to provide periodic evidence of the absence of defaults; and

•

the Fiscal Agency Agreement does not require the Republic to notify holders of the debt securities of an event of default or grant any holder of the debt securities a right to examine the bond register.

Modifications and Amendments; Bondholders’ Meetings

The Republic may call a meeting of holders of debt securities of any series at any time. The Republic will determine the time and place of the meeting and will notify the holders of the time, place and purpose of the meeting not less than 30 and not more than 60 days before the meeting.

In addition, the Republic or the fiscal agent will call a meeting of holders of debt securities of any series if the holders of at least 10 per cent. in principal amount of all debt securities of the series then outstanding have delivered a written request to the Republic or the fiscal agent (with a copy to the Republic) setting out the purpose of the meeting. Within 10 days of receipt of such written request or copy thereof, the Republic will notify the fiscal agent and the fiscal agent will notify the holders of the time, place and purpose of the meeting, to take place not less than 30 and not more than 60 days after the date on which such notification is given.

Only holders of debt securities of the relevant series and their proxies are entitled to vote at a meeting. The Republic will set the procedures governing the conduct of the meeting and if additional procedures are required, the Republic will establish such procedures as are customary in the market.

Modifications may also be approved by holders of debt securities pursuant to written action with the consent of the requisite percentage of debt securities of the relevant series. The fiscal agent will solicit the consent of the relevant holders to the modification not less than 10 and not more than 30 days before the expiration date for the receipt of such consents as specified by the fiscal agent.

The holders of a series of debt securities may generally approve any proposal by the Republic to modify or take action with respect to the Fiscal Agency Agreement or the terms of the debt securities of that series with the affirmative vote (if approved at a meeting of the holders) or consent (if approved by written action) of holders of more than 50 per cent. of the outstanding principal amount of the debt securities of that series.

Holders of any series of debt securities issued under the Fiscal Agency Agreement may approve, by vote or consent through one of three modification methods described below, any modification, amendment, supplement or waiver proposed by the Republic that would do any of the following (such subjects referred to as “reserve matters”) with respect to such series of debt securities:

•	change the date on which any amount is payable;

•	reduce the principal amount (other than in accordance with the express terms of the debt securities and the Fiscal Agency Agreement);

•	reduce the interest rate;

•	change the method used to calculate any amount payable (other than in accordance with the express terms of the debt securities and the Fiscal Agency Agreement);

•	change the currency or place of payment of any amount payable;

•	modify the Republic’s obligation to make any other payments (including any redemption price therefor);

•	change the identity of the obligor;

•	change the definition of “outstanding” or the percentage of affirmative votes or written consents, as the case may be, required to make a reserve matter modification;

•	change the definition of “Uniformly Applicable,” “reserve matter” or “reserve matter modification;”

•

authorise the fiscal agent, on behalf of all holders of the debt securities, to exchange or substitute all the debt securities for, or convert all the debt securities into, other obligations or securities of the Republic or any other person; or

•	change the legal ranking, governing law, submission to jurisdiction or waiver of immunities provisions of the terms of such debt securities.

A change to a reserve matter, including the payment terms of the debt securities of any series, can be made without the holder’s consent, as long as the change is approved, pursuant to one of the three following modification methods, by vote or consent by:

•	in the case of a proposed modification to a single series of debt securities, the holders of more than 75 per cent. of the aggregate principal amount of the outstanding debt securities of that series;

•

where such proposed modification would affect the outstanding debt securities of any two or more series issued under the Fiscal Agency Agreement, the holders of more than 75 per cent. of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate, if certain Uniformly Applicable requirements are met; or

•

where such proposed modification would affect the outstanding debt securities of any two or more series issued under the Fiscal Agency Agreement, whether or not the Uniformly Applicable requirements are met, the holders of more than 66 2⁄3 per cent. of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate, and the holders of more than 50 per cent. of the aggregate principal amount of the outstanding debt securities of each series affected by the modification, taken individually.

Any modification consented to or approved by the holders of debt securities pursuant to the above provisions will be conclusive and binding on all holders of the relevant series of debt securities or all holders of all series of debt securities affected by a cross-series modification, as the case may be, whether or not they have given such consent or approval, and on all future holders of those debt securities whether or not notation of such modification is made upon the debt securities. Any instrument given by or on behalf of any holder of a debt security in connection with any consent to or approval of any such modification will be conclusive and binding on all subsequent holders of that debt security.

For so long as any series of Existing Securities are outstanding, if the Republic certifies to the fiscal agent and to the fiscal agent under the Existing Fiscal Agency Agreement that a cross-series modification is being sought simultaneously with an Existing Fiscal Agency Agreement Reserve Matter Modification, the Existing Securities affected by such Existing Fiscal Agency Agreement Reserve Matter Modification shall be treated as “series affected by that proposed modification” as that phrase is used in the Fiscal Agency Agreement with respect to both cross-series modifications with single aggregated voting and cross-series modifications with two-tier voting; provided, that if the Republic seeks a cross-series modification with single aggregated voting, in determining whether such modification will be considered Uniformly Applicable, the holders of any series of Existing Securities affected by the Existing Fiscal Agency Agreement Reserve Matter Modification shall be deemed “holders of securities of all series affected by that modification,” for the purpose of the Uniformly Applicable definition. It is the intention that in the circumstances described in respect of any cross-series modification, the votes of the holders of the affected Existing Securities be counted for purposes of the voting thresholds specified in the Fiscal Agency Agreement for the applicable cross-series modification as though those Existing Securities had been affected by that cross-series modification although the effectiveness of any modification, as it relates to the Existing Securities, shall be governed exclusively by the terms and conditions of those Existing Securities and by the Existing Fiscal Agency Agreement; provided, however, that no such modification as to the affected Existing Securities will be effective unless such modification shall have also been adopted by the holders of the Existing Securities pursuant to the amendment and modification provisions of such Existing Securities.

The Republic may select, in its discretion, any modification method for a reserve matter modification in accordance with the Fiscal Agency Agreement and to designate which series of debt securities will be included for approval in the aggregate of modifications affecting two or more series of debt securities. Any selection of a modification method or designation of series to be included will be final for the purpose of that vote or consent solicitation.

“Uniformly Applicable” as referred to above, means a modification by which holders of debt securities of any series affected by that modification are invited to exchange, convert or substitute their debt securities on the same terms for (x) the same new instruments or other consideration or (y) new instruments or other consideration from an identical menu of instruments or other consideration. It is understood that a modification will not be considered to be uniformly applicable if each exchanging, converting or substituting holder of debt securities of any series affected by that modification is not offered the same amount of consideration per amount of principal, the same amount of consideration per amount of interest accrued but unpaid and the same amount of consideration per amount of past due interest, respectively, as that offered to each other exchanging, converting or substituting holder of debt securities of any series affected by that modification (or, where a menu of instruments or other consideration is offered, each exchanging, converting or substituting holder of debt securities of any series affected by that modification is not offered the same amount of consideration per amount of principal, the same amount of consideration per amount of interest accrued but unpaid and the same amount of consideration per amount of past due interest, respectively, as that offered to each other exchanging, converting or substituting holder of debt securities of any series affected by that modification electing the same option under such menu of instruments).

As used in the preceding paragraphs:

“Existing Securities” means any of the 1999 Securities, 2004 Securities and 2006 Securities, as applicable;

“Existing Fiscal Agency Agreement” means any of the 1999 Fiscal Agency Agreement, 2004 Fiscal Agency Agreement and 2006 Fiscal Agency Agreement, as applicable;

“Existing Fiscal Agency Agreement Reserve Matter Modification” means any modification to the terms and conditions of one or more series of the Existing Securities pursuant to Section 12 of the 1999 Fiscal Agency Agreement, Section 19 of the 2004 Fiscal Agency Agreement or Section 19 of the 2006 Fiscal Agency Agreement, as applicable;

“1999 Securities” means Securities authenticated and delivered under the 1999 Fiscal Agency Agreement;

“2004 Securities” means Securities authenticated and delivered under the 2004 Fiscal Agency Agreement;

“2006 Securities” means Securities authenticated and delivered under the 2006 Fiscal Agency Agreement;

“1999 Fiscal Agency Agreement” means the Fiscal Agency Agreement dated as of October 4, 1999 between the Republic of the Philippines, as issuer, and the fiscal agent named therein;

“2004 Fiscal Agency Agreement” means the Fiscal Agency Agreement dated as of October 4, 1999 between the Republic of the Philippines, as issuer, and the fiscal agent named therein, as amended by Supplement No. 1 to the Fiscal Agency Agreement dated as of February 26, 2004;

“2006 Fiscal Agency Agreement” means the Fiscal Agency Agreement dated as of October 4, 1999 between the Republic of the Philippines, as issuer, and the fiscal agent named therein, as amended by Supplement No. 1 to the Fiscal Agency Agreement dated as of February 26, 2004 and Supplement No. 2 to the Fiscal Agency Agreement dated as of January 11, 2006;

Before soliciting any consent or vote of any holder of debt securities for any change to a reserve matter, the Republic will provide the following information to the fiscal agent for distribution to the holders of debt securities of any series that would be affected by the proposed modification:

•

a description of the Republic’s economic and financial circumstances that are in the Republic’s opinion, relevant to the request for the proposed modification, a description of the Republic’s existing debts and a description of its broad policy reform program and provisional macroeconomic outlook;

•

if the Republic shall at the time have entered into an arrangement for financial assistance with multilateral and/or other major creditors or creditor groups and/or an agreement with any such creditors regarding debt relief, (x) a description of any such arrangement or agreement and (y) where permitted under the information disclosure policies of the multilateral or other creditors, as applicable, a copy of the arrangement or agreement;

•

a description of the Republic’s proposed treatment of external debt instruments that are not affected by the proposed modification and its intentions with respect to any other major creditor groups; and

•	if the Republic is then seeking any reserve matter modification affecting any other series of debt securities, a description of that proposed modification.

Other Amendments

The Republic and the fiscal agent may, without the vote or consent of any holder of debt securities of any series, amend the Fiscal Agency Agreement (as it refers to such series) or such debt securities for the purpose of:

•	adding to the Republic’s covenants for the benefit of the holders of the debt securities of that series;

•	surrendering any of the Republic’s rights or powers with respect to the debt securities of that series;

•	securing the debt securities of that series;

•	curing any ambiguity or curing, correcting or supplementing any defective provision in the debt securities of that series or the Fiscal Agency Agreement;

•

amending the debt securities of that series or the Fiscal Agency Agreement in any manner that the Republic may determine and that does not materially adversely affect the interests of any holders of the debt securities of that series; or

•	correcting in the opinion of the Republic, a manifest error of a formal, minor or technical nature.

For purposes of determining whether the required percentage of holders of the debt securities of a series has approved any amendment, modification or change to, or waiver of, the debt securities or the Fiscal Agency Agreement, or whether the required percentage of holders has delivered a notice of acceleration of the debt securities of that series, debt securities owned, directly or indirectly, by the Republic or any public sector instrumentality of the Republic will be disregarded and deemed not to be outstanding. As used in this paragraph, “public sector instrumentality” means Bangko Sentral, any department, ministry or agency of the Republic or any corporation, trust, financial institution or other entity owned or controlled by the Republic or any of the foregoing, and “control” means the power, directly or indirectly, through the ownership of voting securities or other ownership interests or otherwise, to direct the management of or elect or appoint a majority of the board of directors or other persons performing similar functions in lieu of, or in addition to, the board of directors of a corporation, trust, financial institution or other entity.

Further Issues of Debt Securities

The Republic may, without the consent of the holders of the debt securities, create and issue additional debt securities with the same terms and conditions as any series of bonds (or that are the same in all respects except for the amount of the first interest payment and for the interest paid on the series of debt securities prior to the issuance of the additional debt securities) provided, however, that unless such additional debt securities are issued under a separate CUSIP, ISIN or other identification number, such additional debt securities are issued either (i) pursuant to a “qualified reopening” for U.S. federal income tax purposes of the original series of debt securities, (ii) with less than a de minimis amount of original issue discount or (iii) otherwise as part of the same “issue” for U.S. federal income tax purposes as the original series of debt securities. The Republic may consolidate such additional debt securities with the outstanding debt securities to form a single series. Any further debt securities forming a single series with the outstanding debt securities of any series constituted by a Fiscal Agency Agreement shall be constituted by a supplement to such relevant Fiscal Agency Agreement.

TAXATION

The following discussion summarises certain Philippine and U.S. federal income tax considerations that may be relevant to you if you invest in debt securities of the Republic. This summary is based on laws, regulations, rulings and decisions now in effect, all of which may change. Any change could apply retroactively and could affect the continued validity of this summary.

This summary does not describe all of the tax considerations that may be relevant to you or your situation, particularly if you are subject to special tax rules. You should consult your tax advisor about the tax consequences of holding debt securities, including the relevance to your particular situation of the considerations discussed below, as well as of state, local or other tax laws.

Philippine Taxation

The following is a summary of certain Philippine tax consequences that may be relevant to non-Philippine holders of the debt securities in connection with the holding and disposition of the debt securities. The Republic uses the term “non-Philippine holders” to refer to (i) non-residents of the Philippines who are neither citizens of the Philippines nor are engaged in trade or business within the Philippines or (ii) non-Philippine corporations not engaged in trade or business in the Philippines.

This summary is based on Philippine laws, rules, and regulations in effect as of the date of this prospectus, all of which are subject to change and may apply retroactively. It is not intended to constitute a complete analysis of the tax consequences under Philippine law of the receipt, ownership, or disposition of the debt securities, in each case by non-Philippine holders, nor to describe any of the tax consequences that may be applicable to citizens or residents of the Republic.

If you are not a non-Philippine holder, you should consult your tax advisor about the consequences of holding these debt securities.

Effect of Holding Global Bonds

Payments by the Republic of principal of and interest on the debt securities to a non-Philippine holder will not subject such non-Philippine holder to taxation in the Philippines by reason solely of the holding of the debt securities or the receipt of principal or interest in respect thereof.

Taxation of Interest on the Global Bonds

When the Republic makes payments of principal and interest to you, as a non-Philippine holder of the debt securities, no amount will be withheld from such payments for, or on account of, any taxes of any kind imposed, levied, withheld or assessed by the Philippines or any political subdivision or taxing authority thereof or therein.

Taxation of Capital Gains

Non-Philippine holders of the debt security will not be subject to Philippine income or withholding tax in connection with the sale, exchange, or retirement of a debt security if such sale, exchange or retirement is made outside the Philippines or an exemption is available under an applicable tax treaty in force between the Philippines and the country of domicile of the non-Philippine holder. If the debt securities have a maturity of more than five years from the date of issuance, any gains realized by a holder of the debt security will not, under the Philippine Tax Code, be subject to Philippine income tax.

Documentary Stamp Taxes

No documentary stamp tax is imposed upon the transfer of the debt securities. A documentary stamp tax at the rate of P1.50 for every P200.00 of the issue value of the debt securities is payable upon the issuance of the debt securities and will be for the account of the Republic.

Estate and Donor’s Taxes

The transfer of a debt security by way of succession upon the death of a non-Philippine holder will be subject to Philippine estate tax at a fixed rate of 6 per cent. based on the value of the net estate.

The transfer of a debt security by gift to an individual who is related or unrelated to the non-Philippine holder will generally be subject to a Philippine donor’s tax at a fixed rate of 6 per cent. based on the total gifts in excess of P250,000 during the relevant calendar year.

The foregoing apply even if the holder is a non-Philippine holder. However, the Republic will not collect estate and donor’s taxes on the transfer of the debt securities by gift or succession if the deceased at the time of death, or the donor at the time of donation, was a citizen and resident of a foreign country that provides certain reciprocal rights to citizens of the Philippines (a “Reciprocating Jurisdiction”). For these purposes, a Reciprocating Jurisdiction is a foreign country which at the time of death or donation (i) did not impose a transfer tax of any character in respect of intangible personal property of citizens of the Philippines not residing in that foreign country or (ii) allowed a similar exemption from transfer or death taxes of every character or description in respect of intangible personal property owned by citizens of the Philippines not residing in that foreign country.

United States Tax Considerations

The following discussion summarises material U.S. federal income tax consequences that may be relevant to you if you invest in debt securities in an offering. This discussion is subject in its entirety to any additional discussion included in any applicable prospectus supplement. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Treasury Regulations, published rulings, administrative pronouncements, and court decisions, all as of the date of this prospectus and all subject to change, possibly with retroactive effect. Any such change could affect the tax consequences described below. This summary deals only with beneficial owners of debt securities that will hold debt securities as capital assets. The discussion does not cover all aspects of U.S. federal income taxation that may be relevant to, or the actual tax effect that any of the matters described herein will have on, the acquisition, ownership or disposition of debt securities by particular investors (including consequences under the alternative minimum tax or net investment income tax), and does not address state, local, U.S. estate and gift, non-U.S. or other tax laws. It also does not address considerations that may be relevant to you if you are an investor that is subject to special tax rules (such as a financial institution, real estate investment trust, regulated investment company, insurance company, dealer in securities or currencies, trader in securities or commodities that elects mark to market treatment, a person that will hold debt securities in an individual retirement account or other tax deferred account, as a hedge against currency risk or as a position in a “straddle” or conversion transaction, a tax exempt organisation, a U.S. holder (as defined below) that is required to take certain amounts into income no later than the time such amounts are reflected on an applicable financial statement, a person that has ceased to be a U.S. citizen or lawful permanent resident of the United States, an investor holding the debt securities in connection with a trade or business conducted outside of the United States, a U.S. citizen or lawful permanent resident living abroad or a U.S. holder whose “functional currency” is not the U.S. dollar).

You will be a U.S. holder if you are, for U.S. income tax purposes: (i) an individual who is a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States or any state thereof (including the District of Columbia), (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust if a court within the United States is able to execute primary supervision over its administration and one or more U.S. persons have the authority to control all the substantial decisions of such trust. Notwithstanding the preceding sentence, to the extent provided in U.S. Treasury Regulations, certain trusts in existence on August 20, 1996, treated as United States persons prior to such date, and that have a valid election in effect to be treated as a United States person, shall also be considered U.S. holders.

A “non-U.S. holder” is any person (other than an entity treated as a partnership, or as a disregarded entity that is owned by a U.S. person, in each case for U.S. federal income tax purposes) that is not a U.S. holder.

If you are a partner in an entity or arrangement treated as a partnership for U.S. federal income tax purposes that holds debt securities, the tax consequences of an investment in debt securities will generally depend on the status of the partners and the activities of the partnership. Prospective purchasers that are entities or arrangements treated as partnerships for U.S. federal income tax purposes should consult their tax advisors concerning the U.S. federal income tax consequences to them and their partners of the acquisition, ownership and disposition of debt securities by the partnership.

You should consult your own tax advisor concerning the particular U.S. federal income tax consequences to you of ownership and disposition of debt securities, as well as the consequences to you arising under state and local tax laws, U.S. estate and gift tax laws, and the laws of any other taxing jurisdiction, and possible changes in tax law.

Bearer debt securities are not being offered to U.S. holders. A U.S. holder who owns a bearer debt security will be subject to limitations under U.S. federal income tax laws, including the limitations provided in sections 1650) and 1287(a) of the Code.

United States Holders

Payments or Accruals of Interest

Payments or accruals of “qualified stated interest” (as defined below) and additional amounts on a debt security will be taxable to you as ordinary interest income at the time that you receive or accrue such amounts (in accordance with your regular method of tax accounting). If you use the cash method of tax accounting and you receive payments of interest pursuant to the terms of a debt security in a currency other than U.S. dollars (a “foreign currency”), the amount of interest income you will realise will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date you receive the payment regardless of whether you convert the payment into U.S. dollars. If you are an accrual basis U.S. holder, the amount of interest income you will realise will be based on the average exchange rate in effect during the interest accrual period (or with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within each taxable year). Alternatively, an accrual basis U.S. holder may elect to translate all interest income on foreign currency denominated debt securities at the spot rate of exchange on the last day of the accrual period (or the last day of the accrual period in each taxable year, in the case of an accrual period that spans more than one taxable year), or on the date that you receive the interest payment if that date is within five business days of the end of the accrual period. If you make this election, you must apply it consistently to all debt instruments from year to year and you cannot change the election without the consent of the Internal Revenue Service (the “IRS”). If you use the accrual method of accounting for tax purposes, you will recognise foreign currency gain or loss on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income regardless of whether the payment is in fact converted into U.S. dollars. This foreign currency gain or loss will be treated as U.S. source ordinary income or loss but generally will not be treated as an adjustment to interest income received on the debt security.

Payments of interest on the debt securities and original issue discount (as defined below), if any, accrued with respect to the debt securities will be treated as non-U.S. source income for the purposes of calculating a U.S. holder’s foreign tax credit limitation. The limitation on non-U.S. taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. The rules relating to foreign tax credits and the timing thereof are very complex, and the creditability of any non-U.S. taxes is subject to significant, complex and evolving limitations. You should consult your own tax advisors regarding the availability of a foreign tax credit (or alternatively, deduction) under your particular situation

Sale, Exchange or Retirement of Debt Securities

You will generally recognize gain or loss on the sale, exchange or retirement of debt securities equal to the difference between the amount realized on the sale, exchange or retirement (less any accrued but unpaid interest not previously included in income, which will be subject to tax in the manner described above under “Payments or Accruals of Interest”) and the adjusted tax basis of the debt securities. Your adjusted tax basis in a debt security generally will equal the cost of the debt security to you increased by any amounts that you are required to include in income under the rules governing original issue discount and market discount and will decrease by the amount of any amortized premium and any payments other than qualified stated interest made on the debt security. The rules for determining these amounts are discussed below. If you purchase a debt security that is denominated in a foreign currency, the cost to you (and therefore, generally, your initial tax basis) will be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at (i) the exchange rate in effect on the date of purchase or (ii) if the foreign currency debt security is traded on an established securities market and you are a cash basis taxpayer, or if you are an accrual basis taxpayer that so elects, the spot rate of exchange on the settlement date of your purchase. The amount of any subsequent adjustments to your tax basis in a debt security in respect of foreign currency denominated original issue discount, market discount and premium will be determined in the manner described below. If you convert U.S. dollars into a foreign currency and then immediately use that foreign currency to purchase a debt security, you generally will not have any taxable gain or loss as a result of the conversion or purchase.

If you sell or exchange a debt security for a foreign currency, or receive foreign currency on the retirement of a debt security, the amount you will realise for U.S. federal income tax purposes generally will be the U.S. dollar value of the foreign currency that you receive calculated at (i) the exchange rate in effect on the date the foreign currency debt security is disposed of or retired or (ii) if you dispose of a foreign currency debt security that is traded on an established securities market and you are a cash basis U.S. holder, or if you are an accrual basis holder that so elects, the spot rate of exchange on the settlement date of the sale, exchange or retirement.

The election available to accrual basis taxpayers in respect of the purchase and sale of foreign currency debt securities traded on an established securities market, which is discussed in the two preceding paragraphs, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the IRS.

Except as discussed below with respect to market discount, short-term debt securities and foreign currency gain or loss, the gain or loss that you recognise on the sale, exchange or retirement of a debt security generally will be capital gain or loss, and will be long-term capital gain or loss if you have held the debt security for more than one year. The Code provides preferential treatment under certain circumstances for net long-term capital gains recognized by non-corporate investors. The ability of U.S. holders to offset capital losses against income is limited. Capital gain or loss, if any, recognized by a U.S. holder generally will be treated as U.S. source income or loss for U.S. foreign tax credit purposes. The rules governing foreign tax credits are complex. Prospective purchasers should consult their tax advisors as to the U.S. federal income tax consequences of any non-U.S. taxes imposed on the sale or retirement of debt securities, including creditability, deductibility and determination of the amount realized in their particular circumstances.

Despite the foregoing, the gain or loss that you recognise on the sale, exchange or retirement of a foreign currency debt security generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which you held the debt security. This foreign currency gain or loss will not be treated as an adjustment to interest income that you receive on the debt security. Any such foreign currency gain or loss on disposition (including any foreign currency gain or loss with respect to the receipt of accrued but unpaid interest and OID) will be realized only to the extent of total gain or loss realized on the sale or retirement.

Original Issue Discount

If the Republic issues debt securities at a discount from their stated redemption price at maturity, and the discount is equal to or more than the product of one-fourth of one per cent (0.25 per cent.) of the stated redemption price at maturity of the debt securities multiplied by the number of full years to their maturity, the debt securities will be “OID debt securities.” The difference between the issue price and the stated redemption price at maturity of OID debt securities is the “original issue discount” or “OID” on OID debt securities. The “issue price” of the debt securities will be the first price at which a substantial amount of the debt securities is sold to the public (i.e., excluding sales of debt securities to underwriters, placement agents, wholesalers or similar persons). The “stated redemption price at maturity” will include all payments under the debt securities other than payments of qualified stated interest. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments issued by the Republic) at least annually during the entire term of a debt security at a single fixed interest rate or, subject to certain conditions, based on one or more variable rates. A debt security that provides for the payment of amounts other than qualified stated interest before maturity (an “instalment obligation”) will be treated as an OID debt security if the excess of its stated redemption price at maturity over its issue price is equal to or greater than 0.25 per cent. of its stated redemption price at maturity multiplied by the weighted average maturity of the debt security. The weighted average maturity is the sum of the following amounts determined for each payment on a debt security (other than a payment of qualified stated interest): (i) the number of complete years from the issue date until the payment is made multiplied by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the debt security’s stated redemption price at maturity.

If you invest in OID debt securities you generally will be subject to the special tax accounting rules for OID obligations provided by the Code and U.S. Treasury Regulations promulgated thereunder. You should be aware that, as described in greater detail below, if you invest in an OID debt security you generally will be required to include OID in your gross income as ordinary income for U.S. federal income tax purposes as it accrues, although you may not yet have received the cash attributable to that income.

In general, and regardless of whether you use the cash or the accrual method of tax accounting, if you are the holder of an OID debt security with a maturity greater than one year, you will be required to include in your gross income the sum of the “daily portions” of OID on that debt security for all days during the taxable year that you own the debt security. The daily portions of OLD on an OID debt security are determined by allocating to each day in any accrual period a ratable portion of the OID allocable to that period. Accrual periods may be any length and may vary in length over the term of an OID debt security, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first or last day of an accrual period. If you are the initial holder of the debt security, the amount of OLD on an OID debt security allocable to each accrual period is determined by:

(i)

multiplying the “adjusted issue price” (as defined below) of the debt security at the beginning of the accrual period by a fraction, the numerator of which is the annual yield to maturity of the debt security and the denominator of which is the number of accrual periods in a year; and

(ii)	subtracting from that product the amount (if any) of qualified stated interest payments allocable to that accrual period.

An OID debt security that is a floating rate debt security will be subject to special rules. Generally, if a floating rate debt security qualifies as a “variable rate debt instrument” (as defined in applicable U.S. Treasury Regulations), then (i) all stated interest with respect to such floating rate debt security will be qualified stated interest and hence included in a U.S. holder’s income in accordance with such U.S. holder’s normal method of accounting for U.S. federal income tax purposes, and (ii) the amount of OID, if any, will be determined under the general OLD rules (as described above) by assuming that the variable rate is a fixed rate equal, in general, to the value of the floating rate as of the issue date.

If a floating rate debt security does not qualify as a “variable rate debt instrument,” such floating rate debt security will be classified as a contingent payment debt instrument and will be subject to special rules for calculating the accrual of stated interest and original issue discount.

Any special considerations with respect to the tax consequences of holding a floating rate debt security will be provided in the applicable prospectus supplement.

The “adjusted issue price” of an OLD debt security at the beginning of any accrual period will generally be the sum of the debt security’s issue price and the amount of OID previously includable in the gross income of the holder, reduced by the amount of all payments other than any qualified stated interest payments on the debt security in all prior accrual periods. All payments on an OID debt security, other than qualified stated interest, generally will be viewed first as payments of previously accrued OID (to the extent of the previously accrued discount), with payments considered made from the earliest accrual periods first, and then as a payment of principal. The “annual yield to maturity” of a debt security is the discount rate (appropriately adjusted to reflect the length of accrual periods) that causes the present value on the issue date of all payments on the debt security to equal the issue price. As a result of this “constant yield” method of including O11) income, you will generally be required to include in your gross income increasingly greater amounts of OID over the life of an OID debt security.

You generally may make an irrevocable election to include in income your entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security, including payments of qualified stated interest, over the amount you paid for the debt security) under the constant yield method described above. This election will generally apply only to the debt security with respect to which it is made and may not be revoked without the consent of the IRS. For debt securities purchased at a premium or bearing market discount in your hands, if you make this election you will also be deemed to have made the election (discussed below under the caption “Premium and Market Discount”) to amortize premium or to accrue market discount in income currently on a constant yield basis and such election would apply to all debt instruments with market discount acquired by the electing U.S. holder on or after the first day of the first taxable year to which the election applies. U.S. holders should consult their tax advisors concerning the propriety and consequences of this election.

In the case of an OID debt security that is also a foreign currency debt security, you should determine the U.S. dollar amount includable as OID for each accrual period by (i) calculating the amount of OID allocable to each accrual period in the foreign currency using the constant yield method, and (ii) translating the foreign currency amount so determined at the average exchange rate in effect during that accrual period (or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within each taxable year). Alternatively, you may translate the foreign currency amount so determined at the spot rate of exchange on the last day of the accrual period (or the last day of the accrual period in each taxable year, in the case of an accrual period that spans more than one taxable year) or at the spot rate of exchange on the date of receipt of an amount attributable to OID previously accrued during the accrual period, if that date is within five business days of the last day of the accrual period, provided that you have made the election described under the caption “Payments or Accruals of Interest” above. Because exchange rates may fluctuate, if you are the holder of an OID debt security that is also a foreign currency debt security you may recognise a different amount of OID income in each accrual period than would be the case if you were the holder of an otherwise similar OID debt security denominated in U.S. dollars. Upon the receipt of an amount attributable to OID (whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the OID debt security), you may recognise ordinary income or loss measured by the difference between the amount received, translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the OID debt security, as the case may be, and the amount accrued, using the exchange rate applicable to such previous accrual.

If you purchase an OID debt security outside of the initial offering at a cost less than its “remaining redemption amount” or if you purchase an OID debt security in the initial offering at a price other than the debt security’s issue price, you will also generally be required to include in gross income the daily portions of OID, calculated as described above. However, if you acquire an OID debt security at a price (i) less than or equal to the remaining redemption amount but (ii) greater than its adjusted issue price, you will be entitled to reduce your periodic inclusions to reflect the premium paid over the adjusted issue price. (As discussed under “Premium and Market Discount” below, if you purchase an OID debt security at a price greater than its remaining redemption amount, the OID rules described in this section will not apply.) The “remaining redemption amount” for an OID debt security is the total of all future payments to be made on the debt security other than qualified stated interest.

Certain of the OID debt securities may be redeemed prior to maturity, either at the option of the Republic or at the option of the holder, or may have special repayment or interest rate reset features as indicated in the pricing supplement. OID debt securities containing these features may be subject to rules that differ from the general rules discussed above. If you purchase OID debt securities with these features, you should carefully examine the pricing supplement and consult your tax advisor about their treatment since the tax consequences of OID will depend, in part, on the particular terms and features of the debt securities.

OID accrued with respect to an OID debt security will be treated as non-U.S. source income for the purposes of calculating a U.S. holder’s foreign tax credit limitation. The limitation on non-U.S. taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. The rules relating to foreign tax credits and the timing thereof are complex. You should consult your own tax advisor regarding the availability of a foreign tax credit under your particular situation.

Short-Term Debt Securities

Special rules may apply to a debt security with a maturity of one year or less (“a short-term debt security”). If you are an accrual basis holder, you will be required to accrue OID on the short-term debt security on either a straight-line basis or, at the election of the holder, under a constant yield method (based on daily compounding). No interest payments on a short-term debt security will be qualified stated interest. Consequently, such interest payments are included in the short-term debt security’s stated redemption price at maturity. Since the amount of OID is calculated in the same manner as described above under “Original Issue Discount,” such interest payments may give rise to OID (or acquisition discount, as defined below) even if the short-term debt securities are not actually issued at a discount. If you are a cash basis holder and do not elect to include OID in income as it accrues, you will not be required to include OID in income until you actually receive payments on the debt security. However, you will be required to treat any gain upon the sale, exchange or retirement of the debt security as ordinary income to the extent of the accrued OID on the debt security that you have not yet taken into income at the time of the sale. Also, if you borrow money (or do not repay outstanding debt) to acquire or hold the debt security, you may not be allowed to deduct interest on the borrowing that corresponds to accrued OID on the debt security until you include the OID in your income.

Alternatively, regardless of whether you are a cash basis or accrual basis holder, you can elect to accrue any “acquisition discount” with respect to the short-term debt security on a current basis. Acquisition discount is the excess of the stated redemption price at maturity of the debt security over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the holder, under a constant yield method (based on daily compounding). If you elect to accrue acquisition discount, the OID rules will not apply. U.S. holders should consult their own tax advisors as to the application of these rules.

As described above, certain of the debt securities may be subject to special redemption features. These features may affect the determination of whether a debt security has a maturity of one year or less and thus is a short-term debt security. If you purchase a debt security, you should carefully examine the pricing supplement and consult your tax advisor about these features.

Premium and Market Discount

If you purchase a debt security at a cost greater than the debt security’s remaining redemption amount, you will be considered to have purchased the debt security at a premium, and you may elect to amortize the premium as an offset to interest income, using a constant yield method, over the remaining term of the debt security. If you make this election, it generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the IRS. If you elect to amortize the premium you will be required to reduce your tax basis in the debt security by the amount of the premium amortized during your holding period. In the case of premium on a foreign currency debt security, you should calculate the amortization of the premium in the foreign currency. Amortization deductions attributable to a period reduce interest payments (or OID) in respect of that period, and therefore are translated into U.S. dollars at the rate that you use for those interest payments (or O1D). Exchange gain or loss will be realized with respect to amortized premium on a foreign currency debt security based on the difference between the exchange rate computed on the date or dates the premium is amortized against interest payments (or OID) on the debt security and the exchange rate on the date when the holder acquired the debt security. For a U.S. holder that does not elect to amortize premium, the amount of premium will be included in your tax basis when the debt security matures or is disposed of. Therefore, if you do not elect to amortize premium and you hold the debt security to maturity, you generally will be required to treat the premium as capital loss when the debt security matures. Special rules may limit the amount of premium that can be amortized during certain accrual periods in the case of Notes that are subject to optional redemption.

A debt security other than a short-term debt security will be treated as purchased at a market discount (a “market discount debt security”) if the debt security’s stated redemption price at maturity or, in the case of an OID debt security, the debt security’s “revised issue price,” exceeds the amount for which the U.S. holder purchased the debt security by at least one-fourth of one per cent (0.25 per cent.) of such debt security’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years from the date acquired by the U.S. holder to the debt security’s maturity. For these purposes, the “revised issue price” of a debt security generally equals its issue price, increased by the amount of any OID that has accrued on the debt security and reduced by the amount of any payments previously made that were not qualified stated interest.

Any gain recognised on the sale or retirement of a market discount debt security will be treated as ordinary income to the extent of the accrued market discount on such debt security. Alternatively, a U.S. holder of a market discount debt security may avoid such treatment by electing to include market discount in income currently over the life of the debt security. Such an election shall apply to all debt instruments with market discount acquired by the electing U.S. holder on or after the first day of the first taxable year to which the election applies. This election may not be revoked without the consent of the IRS.

Market discount on a market discount debt security will accrue on a straight-line basis unless the U.S. holder elects to accrue such market discount on a constant yield method. Such an election shall apply only to the debt security with respect to which it is made and may not be revoked. A U.S. holder of a market discount debt security that does not elect to include market discount in income currently may be required to defer deductions for interest on borrowings incurred to purchase or carry a market discount debt security. Such interest is deductible when paid or incurred to the extent of income from the debt security for the year. If the interest expense exceeds such income, such excess is currently deductible only to the extent that such excess exceeds the portion of the market discount allocable to the days during the taxable year on which such debt security was held by the U.S. Holder. Any accrued market discount on a foreign currency debt security that is currently includable in income will generally be translated into U.S. dollars at the average rate for the accrual period (or portion thereof within the holder’s taxable year). Upon the receipt of an amount attributable to accrued market discount, the U.S. Holder may recognise U.S. source exchange gain or loss (which will be taxable as ordinary income or loss) determined in the same manner as for accrued interest or OM. A U.S. Holder that does not elect to include market discount in income currently will recognise, upon the sale or retirement of the debt securities, the U.S. dollar value of the amount accrued, calculated at the spot rate on that date, and no part of this accrued market discount will be treated as exchange gain or loss.

Disposition of Foreign Currency

Foreign currency received as interest on a debt security or on the sale or retirement of a debt security will have a tax basis equal to its U.S. dollar value at the time the foreign currency is received. Foreign currency that is purchased will generally have a tax basis equal to the U.S. dollar value of the foreign currency on the date of purchase. Any gain or loss recognized on a sale or other disposition of a foreign currency (including its use to purchase debt securities or upon exchange for U.S. dollars) will be U.S. source ordinary income or loss.

Indexed Debt Securities and Other Debt Securities Providing for Contingent Payments

Special rules govern the tax treatment of debt obligations that provide for contingent payments (“contingent debt obligations”). These rules generally require accrual of interest income on a constant yield basis in respect of contingent debt obligations at a yield determined at the time of issuance of the obligation, and may require adjustments to these accruals when any contingent payments are made. In addition, special rules may apply to floating rate debt securities if the interest payable on the debt securities is based on more than one interest rate index. We will provide a detailed description of the tax considerations relevant to U.S. holders of any debt securities that are subject to the special rules discussed in this paragraph in the relevant prospectus supplement.

Non-U.S. Holders

The following summary applies to you if you are a non-U.S. holder, as defined above.

Subject to the discussion below under the caption “Information Reporting and Backup Withholding,” the interest income that you derive in respect of the debt securities generally will be exempt from U.S. federal income taxes, including U.S. withholding tax on payments of interest (including OID) unless such income is effectively connected with the conduct of a trade or business within the United States. Further, any gain you realise on a sale or exchange of debt securities generally will be exempt from U.S. federal income tax, including U.S. withholding tax, unless:

•	your gain is effectively connected with the conduct of a trade or business within the United States; or

•

you are an individual holder and are present in the United States for 183 days or more in the taxable year of the sale, and either (i) your gain is attributable to an office or other fixed place of business that you maintain in the United States or (ii) you have a tax home in the United States.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to certain payments of principal, interest and accruals of OID made within the United States or by U.S. or U.S.-connected intermediaries on a debt security. “Backup withholding” may apply to such payments or proceeds if the beneficial owner fails to provide a correct taxpayer identification number or fails to otherwise comply with the applicable backup withholding rules. Certain persons (including, among others, corporations) and non-U.S. holders which provide an appropriate certification or otherwise qualify for exemption are not subject to the backup withholding and information reporting requirements.

Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules from a payment made to a U.S. holder generally may be claimed as a credit against such holder’s U.S. federal income tax liability provided the appropriate information is furnished to the IRS.

U.S. holders should consult their tax advisors about these rules and any other reporting obligations that may apply to the ownership or disposition of debt securities, including requirements related to the holding of certain foreign financial assets.

Reportable Transactions

A U.S. taxpayer that participates in a “reportable transaction” will be required to disclose its participation to the IRS. Under the relevant rules, if the debt securities are denominated in a foreign currency, a U.S. holder may be required to treat a foreign currency exchange loss from the debt securities as a reportable transaction if this loss exceeds the relevant threshold in the regulations ($50,000 in a single taxable year, if the U.S. holder is an individual or trust, or higher amounts for other non-individual U.S. holders), and to disclose its investment by filing Form 8886 with the IRS. A penalty in the amount of $10,000 in the case of a natural person and $50,000 in all other cases is generally imposed on any taxpayer that fails to timely file an information return with the IRS with respect to a transaction resulting in a loss that is treated as a reportable transaction. Prospective purchasers are urged to consult their tax advisors regarding the application of these rules.

PLAN OF DISTRIBUTION

The Republic may sell the debt securities or warrants in any of three ways:

•	through underwriters or dealers;

•	directly to one or more purchasers; or

•	through agents.

The prospectus supplement relating to a particular series of debt securities or warrants will set out:

•	the names of any underwriters or agents;

•	the purchase price of the securities;

•	the proceeds to the Republic from the sale;

•	any underwriting discounts and other compensation;

•	the initial public offering price;

•	any discounts or concessions allowed, reallowed or paid to dealers; and

•	any securities exchanges on which the securities will be listed.

Any underwriter involved in the sale of securities will acquire the securities for its own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale. The securities may be offered to the public either by underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless the prospectus supplement states otherwise, the underwriters will benefit from certain conditions that must be satisfied before they are obligated to purchase such securities and they will be obligated to purchase all of the securities if any are purchased. The underwriters may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The underwriters or certain of their affiliates may purchase securities and be allocated securities for asset management and/or proprietary purposes but not with a view to distribution.

If the Republic sells debt securities or warrants through agents, the prospectus supplement will identify the agent and indicate any commissions payable by the Republic. Unless the prospectus supplement states otherwise, all agents will act on a best efforts basis.

The Republic may authorize agents, underwriters or dealers to solicit offers by certain specified entities to purchase the securities from the Republic at the public offering price set forth in a prospectus supplement pursuant to delayed delivery contracts. The prospectus supplement will set out the conditions of the delayed delivery contracts and the commission receivable by the agents, underwriters or dealers for soliciting the contracts.

The Republic may offer securities as full, partial or alternative consideration for the purchase of other securities of the Republic, either in connection with a publicly announced tender, exchange or other offer for such securities or in privately negotiated transactions. The offer may be in addition to or in lieu of sales of securities directly or through underwriters or agents.

Agents and underwriters may be entitled to indemnification by the Republic against certain liabilities, including liabilities under the Securities Act of 1933, or to contribution from the Republic with respect to certain payments which the agents or underwriters may be required to make. Agents and underwriters may be customers of, engage in transactions with, or perform services (including commercial and investment banking services) for, the Republic in the ordinary course of business.

In compliance with Financial Industry Regulatory Authority guidelines, the maximum compensation to any underwriters or agents in connection with the sale of any securities pursuant to the prospectus and applicable prospectus supplements will not exceed 8 per cent. of the aggregate total offering price to the public of such securities as set forth on the cover page of the applicable prospectus supplement; however, it is anticipated that the maximum compensation paid will be significantly less than 8 per cent.

Unless otherwise specified in the applicable prospectus supplement, if the Republic offers and sells securities outside the United States, each underwriter or dealer will acknowledge that:

•	the securities offered have not been and will not be registered under the Securities Act of 1933; and

•

the securities may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933. Each participating underwriter or dealer will agree that it has not offered or sold, and will not offer or sell, any debt securities constituting part of its allotment in the United States except in accordance with Rule 903 of Regulation S under the Securities Act of 1933. Accordingly, each underwriter or dealer will agree that neither the underwriter nor dealer nor its affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts with respect to the securities.

VALIDITY OF THE SECURITIES

The Secretary of the Department of Justice of the Republic will provide an opinion on behalf of the Republic as to the validity of the securities under Philippine law. Linklaters Singapore Pte. Ltd., United States counsel for the Republic, will provide an opinion on behalf of the Republic as to the validity of the securities under U.S. and New York State law. U.S. and Philippine counsel named in the applicable prospectus supplement will provide an opinion as to certain legal matters on behalf of the underwriters named in the applicable prospectus supplement.

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

The authorized agent of the Republic in the United States is Senen T. Mangalile, Consul General, Philippine Consulate General, 556 Fifth Avenue, New York, New York 10036-5095.

EXPERTS; OFFICIAL STATEMENTS AND DOCUMENTS

Information contained herein that is identified as being derived from a publication of the Republic or one of its agencies or instrumentalities is included herein on the authority of such publication as an official public document of the Republic. All other information contained herein is included as an official public statement made on the authority of Sharon P. Almanza, the Treasurer of the Philippines.

FURTHER INFORMATION

The Republic has filed a registration statement for the securities with the SEC under the Securities Act of 1933. This prospectus does not contain all of the information described in the registration statement. For further information, you should refer to the registration statement.

The Republic is not subject to the informational requirements of the Securities Exchange Act of 1934. The Republic commenced filing annual reports on Form 18-K with the SEC on a voluntary basis beginning with its fiscal year ended December 31, 2016. These reports include certain financial, statistical and other information concerning the Republic. The Republic may also file amendments on Form 18-K/A to its annual reports for the purpose of filing with the SEC exhibits which have not been included in the registration statement to which this prospectus and any prospectus supplements relate. When filed, these exhibits will be incorporated by reference into this registration statement.

You can request copies of the registration statement, including its various exhibits, upon payment of a duplicating fee, by writing to the SEC. You may also read and copy these documents at the SEC’s public reference room in Washington, D.C. or over the Internet at www.sec.gov.

SEC Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information.

The SEC allows the Republic to incorporate by reference some information that the Republic files with the SEC. Incorporated documents are considered part of this prospectus. The Republic can disclose important information to you by referring you to those documents. The following documents, which the Republic has filed or will file with the SEC, are considered part of and incorporated by reference in this prospectus, any accompanying prospectus supplement and any accompanying pricing supplement:

•	the Republic’s annual report on Form 18-K for the year ended December 31, 2024 filed with the SEC on April 4, 2025 (the “2024 Annual Report”); and

•	each subsequent annual report on Form 18-K and any amendment on Form 18-K/A filed on or after the date of this prospectus and before all of the debt securities and warrants are sold.

Later information that the Republic files with the SEC will update and supersede earlier information that it has filed.

ISSUER

Republic of the Philippines

Department of Finance, Office of the Secretary

Department of Finance Building

BSP Complex

Manila

Republic of the Philippines

LEGAL ADVISORS TO THE REPUBLIC OF THE PHILIPPINES

As to U.S. federal and New York State law: Cleary Gottlieb Steen & Hamilton LLP c/o 37th Floor, Hysan Place 500 Hennessy Road, Causeway Bay Hong Kong	As to Philippine law: Department of Justice Padre Faura Street Malate Manila Republic of the Philippines

LEGAL ADVISORS TO THE UNDERWRITERS

As to U.S. federal and New York State law: Linklaters Singapore Pte. Ltd. 2 Central Boulevard #28-01 West Tower IOI Central Boulevard Towers Singapore 018916	As to Philippine law: Romulo Mabanta Buenaventura Sayoc & de los Angeles Corporate Banking & Finance 21st Floor, AIA Tower 8767 Paseo de Roxas Makati City Republic of the Philippines

FISCAL AGENT, REGISTRAR, TRANSFER AGENT AND PRINCIPAL PAYING AGENT	LUXEMBOURG LISTING AGENT

The Bank of New York Mellon 240 Greenwich Street New York, New York 10286 United States of America	Linklaters LLP, Luxembourg 35 Avenue John F. Kennedy L-1855 Luxembourg

LUXEMBOURG PAYING AND TRANSFER AGENT

The Bank of New York Mellon SA/NV, Luxembourg Branch

Vertigo Building—Polaris

2-4 rue Eugène Ruppert

L-2453 Luxembourg